UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 5, 2025

DEEP FISSION, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	000-56407	87-4265302
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2831 Garber Street Berkeley, California 94705	94705
(Address of Principal Executive Offices)	(Zip Code)

(707) 400-0778
(Registrant’s telephone number, including area code)

Surfside Acquisition Inc.,
55 NE 5th Ave., Suite 401, Boca Raton, Florida 33432
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

INTRODUCTORY NOTE

This Current Report on Form 8-K (this “Current Report”) is being filed to report matters under the following Items:

Item 1.01	Entry into a Material Definitive Agreement.

Item 2.01	Completion of Acquisition or Disposition of Assets.

Item 3.02	Unregistered Sales of Equity Securities.

Item 3.03	Material Modification to Rights of Security Holders.

Item 4.01	Changes in Registrant’s Certifying Accountant.

Item 5.01	Changes in Control of Registrant.

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Item 5.06	Change in Shell Company Status.

Item 9.01	Financial Statements and Exhibits.

We were incorporated as Surfside Acquisition Inc. (“Surfside”) in the State of Delaware on December 10, 2021. Prior to the Merger (as defined below), we were a “shell company” (as defined in Rule 12b-2 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”)). As a result of the Merger, we have ceased to be a “shell company.” The information included in this Current Report constitutes the current “Form 10 information” necessary to satisfy the conditions contained in Rule 144(i)(2) of the rules and regulations promulgated under the Securities Act of 1933, as amended (the “Securities Act”).

As used in this Current Report, unless otherwise stated or the context clearly indicates otherwise, the terms the “Company,” “Deep Fission,” the “Registrant,” “we,” “us” and “our” refer to Deep Fission, Inc., a Delaware corporation, and its subsidiaries after giving effect to the Merger and the company name change described below.

This Current Report contains summaries of the material terms of various agreements executed in connection with the transactions described herein. The summaries of these agreements are subject to, and are qualified in their entirety by, reference to these agreements, which are filed as exhibits hereto and incorporated herein by reference.

Overview of the Transactions

The Merger

On September 5, 2025 (the “Closing Date”), Deep Fission, Inc., a private Delaware corporation (“Legacy Deep Fission”), Surfside and Deep Fission Acquisition Co., a Delaware corporation and wholly owned subsidiary of Deep Fission (“Acquisition Sub”) consummated the closing of the transactions contemplated by the Agreement and Plan of Merger and Reorganization, dated September 5, 2025, by and among Legacy Deep Fission, Surfside and Acquisition Sub (the “Merger Agreement”). The Merger Agreement and the consummation of the transactions contemplated thereby, including the merger (the “Merger”), were approved by all the stockholders of Surfside and the holders of a majority of the outstanding shares of common stock of Legacy Deep Fission (the “Legacy Deep Fission Common Stock”).

Pursuant to the Merger, the following actions were taken:

●	we changed our name from Surfside Acquisition Inc. to “Deep Fission, Inc.” (“Deep Fission” or the “Company”);

●	Legacy Deep Fission changed its name to Deep Fission Nuclear, Inc.

●	we amended and restated our certificate of incorporation, dated December 10, 2021 (the “certificate of incorporation”) and amended and restated our bylaws (the “bylaws”);

●	all of the outstanding shares of common stock and convertible securities of Legacy Deep Fission were exchanged for, or became exercisable, for shares of Deep Fission common stock, par value $0.0001 per share (“Deep Fission Common Stock”).

As a result of the Merger, we acquired the business of Legacy Deep Fission and will continue the existing business operations of Legacy Deep Fission as a public reporting company under the name Deep Fission, Inc., and Legacy Deep Fission (now renamed Deep Fission Nuclear, Inc.) became our wholly owned subsidiary.

Additional information concerning (i) our amended and restated certificate of incorporation and bylaws is presented below under Item 2.01, “Completion of Acquisition or Disposition of Assets–Description of Capital Stock–Amended and Restated Certificate of Incorporation and Restated Bylaw Provisions” and Item 5.03, “Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year” and (ii) the private placement is presented below under Item 2.01, “Completion of Acquisition or Disposition of Assets–The Private Placement” and under Item 3.02, “Unregistered Sales of Equity Securities.”

In addition, in connection with the Merger, the Board appointed new directors and executive officers. Information concerning the new Board members and their terms and the new executive officers is presented below under Item 5.02, “Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.”

In accordance with “reverse merger” or “reverse acquisition” accounting treatment, our historical financial statements prior to the Merger will be replaced with the historical financial statements of Legacy Deep Fission prior to the Merger, in all future filings with the U.S. Securities and Exchange Commission (the “SEC”).

Private Placement

Immediately following the Effective Time of the Merger, we issued and sold 10,000,000 shares of common stock in a private placement pursuant to a subscription agreement by and between us and certain accredited and institutional investors (collectively, the “Subscription Agreements”) at a purchase price of $3.00 per share, for aggregate gross proceeds of approximately $30.0 million. The private placement is referred to herein as the “Private Placement” and the Merger and the Private Placement together are referred to herein as the “Transactions.” See Item 2.01, “Completion of Acquisition or Disposition of Assets–The Private Placement” and Item 3.02, “Unregistered Sales of Equity Securities” for additional information. The foregoing description of the Subscription Agreement is a summary only and is qualified in its entirety by the full text of the form of Subscription Agreement, a copy of which is attached hereto as Exhibit 10.3 and incorporated herein by reference.

Item 1.01 Entry Into a Material Definitive Agreement.

The information contained in Item 2.01 below relating to the Merger Agreement, the Subscription Agreements, the Registration Rights Agreements and the Post-Merger Indemnification Agreements is hereby incorporated herein by reference. All descriptions of the foregoing agreements are qualified in their entirety by reference to the form of the relevant agreement that is filed as an exhibit to this Current Report and incorporated herein by reference.

In connection with the Merger, the officers and directors of Legacy Deep Fission, and certain holders of shares of Deep Fission Common Stock issued in exchange for the equity securities of Legacy Deep Fission entered into a lock-up agreement (the “Lock-Up Agreement”) restricting, among other things and subject to customary exceptions, the transfer of such shares of Deep Fission Common Stock immediately following the listing of the Company’s common stock on a national securities exchange. The foregoing description of the Lock-Up Agreement is a summary only and is qualified in its entirety by the full text of the form of Lock-Up Agreement, a copy of which is attached hereto as Exhibit 10.11 and incorporated herein by reference.

Item 2.01 Completion of Acquisition or Disposition of Assets.

The disclosure set forth in the “Introductory Note” above is incorporated by reference into this Item 2.01 of this Current Report.

Merger Agreement

On the Closing Date, Surfside, Acquisition Sub and Legacy Deep Fission entered into the Merger Agreement. Pursuant to the terms of the Merger Agreement, on the Closing Date, Acquisition Sub merged with and into Legacy Deep Fission, with Legacy Deep Fission (renamed Deep Fission Nuclear, Inc.) continuing as the surviving corporation and as our wholly owned subsidiary.

As a result of the Merger, we acquired the business of Legacy Deep Fission, which is pioneering a new approach to delivering clean, secure, low-cost electricity by placing scalable 15 MWe small modular pressurized water nuclear reactors into boreholes one mile underground. See “Description of Business” below. At the time the certificate of merger effectuating the Merger was filed with the Secretary of State of Delaware (the “Effective Time”), each share of Legacy Deep Fission Common Stock issued and outstanding immediately prior to the Effective Time was exchanged for the right to receive 17.32141 shares of our common stock (the “Conversion Ratio”), rounded to the nearest whole share. The issuance of shares of common stock to Legacy Deep Fission’s former security holders is collectively referred to as the “Share Exchange.”

The Merger Agreement contained customary representations and warranties and pre- and post-closing covenants of each party and customary closing conditions.

Immediately prior to the Effective Time, an aggregate of 2,833,333 shares (out of the 5,000,000 shares then issued and outstanding) of our common stock owned by our stockholders prior to the Merger were forfeited and cancelled (the “Stock Forfeiture”), and 2,166,667 shares of common stock were then held by such stockholders immediately after the Merger (the “Retained Pre-Merger Shares”).

On the Closing Date, we also issued 85,000 shares of common stock (the “Advisor Shares”) to an accredited investor in consideration for services rendered pursuant to an advisory agreement (the “Advisor Agreement”).

Pursuant to the Merger Agreement, we and our stockholders approved and adopted:

●	the 2025 Equity Incentive Plan (the “2025 EIP”) and reserved 9,500,882 shares of common stock (representing 15% of the fully-diluted capitalization of the Company immediately following the closing of the Merger and the Private Placement) for future issuance of equity awards at the discretion of our Board to officers, employees, consultants and directors; and

●	the 2025 Employee Stock Purchase Plan (the “2025 ESPP”) and reserved 1,000,000 shares of common stock for future purchase by employees.

For a description of the 2025 EIP and the 2025 ESPP, see “Executive Compensation–2025 Equity Incentive Plan” and “Executive Compensation–2025 Employee Stock Purchase Plan,” respectively.

The Merger was treated as a recapitalization and reverse acquisition for financial reporting purposes. Legacy Deep Fission was considered the acquirer for accounting purposes, and our historical financial statements before the Merger have been replaced with the historical financial statements of Legacy Deep Fission before the Merger in future filings with the SEC. The Merger is intended to be treated as a tax-free reorganization under Section 368(a) of the Internal Revenue Code of 1986, as amended (the “Code”).

The shares of common stock issued pursuant to the Merger Agreement and the Advisor Agreement were not registered under the Securities Act, and were sold and issued in reliance upon the exemption from registration provided by Section 4(a)(2) of the Securities Act, which exempts transactions by an issuer not involving any public offering, and Rule 506(b) of Regulation D promulgated by the SEC thereunder. These shares of common stock may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirement and are subject to further contractual restrictions on transfer as described below under “Shares Eligible for Future Sales.”

Indemnification Agreements

On the Closing Date, we entered into indemnification agreements with our former executive officers and directors (the “Pre-Merger Indemnification Agreements”), pursuant to which we agreed to indemnify such former executive officers and directors for certain actions for certain actions to the fullest extent permitted by the General Corporation Law of the State of Delaware (the “DGCL”) and the certificate of incorporation and bylaws of the Company or Acquisition Sub in effect on the date thereof or as such law or constitutive document may from time to time be amended in accordance with the Pre-Merger Indemnification Agreements.

On the Closing Date, we also entered into indemnification agreements with each of our current directors and executive officers (the “Post-Merger Indemnification Agreements”). These indemnification agreements require us to indemnify our directors and executive officers for certain expenses, including attorneys’ fees, judgments, fines and settlement amounts incurred by a director or executive officer in any action or proceeding arising out of their services as one of our directors or executive officers or any other company or enterprise to which the person provides services at the Company’s request.

The foregoing description of the Pre-Merger Indemnification Agreements and the Post-Merger Indemnification Agreements is a summary only and is qualified in its entirety by the full text of the forms of such agreements, copies of which are attached hereto as Exhibit 10.1 and 10.2, respectively, and incorporated herein by reference.

The Private Placement

Immediately following the Effective Time of the Merger, we sold 10,000,000 shares of our common stock in a private placement pursuant to Subscription Agreements by and between us and certain accredited and institutional investors at a purchase price of $3.00 per share.

The aggregate gross proceeds from the Private Placement were $30.0 million, before deducting Placement Agent fees and expenses payable by us of approximately $4.0 million).

The shares issued in the Private Placement were exempt from registration under Section 4(a)(2) of the Securities Act and Rule 506(b) of Regulation D promulgated by the SEC thereunder and were sold to “accredited investors,” as defined in Regulation D. The Private Placement was conducted by Seaport Global Securities LLC (“Seaport”), The Benchmark Company, LLC (“Benchmark”), Dinosaur Financial Group, LLC (“Dinosaur”), Network 1 Financial Securities, Inc. (“Network 1”) and PHX Financial, Inc. d/b/a Phoenix Financial Services (“Phoenix,” and together with Seaport, Benchmark, Dinosaur and Network 1, the “Placement Agents”), each a U.S. registered broker-dealer, on a “reasonable best efforts” basis.

We paid the Placement Agents an aggregate cash fee of $2.1 million and issued the Placement Agents warrants to purchase an aggregate of 586,666 shares of common stock (the “Placement Agent Warrants”). The Placement Agent Warrants expire on the earlier of (i) five years after the Closing Date and (ii) three years after our shares of common stock are listed on a national securities exchange, and have an exercise price of $3.00 per share. We also reimbursed the Placement Agents $100,000 of their expenses incurred in connection with the Private Placement.

Subject to certain customary exceptions, we have agreed to indemnify the Placement Agents to the fullest extent permitted by law against certain liabilities that may be incurred in connection with the Private Placement, including certain civil liabilities under the Securities Act, and, where such indemnification is not available, to contribute to the payments the Placement Agents and their sub-agents may be required to make in respect of such liabilities.

We currently intend to use the net proceeds from the Private Placement for general working capital and corporate purposes, including towards the engineering, research and development of our first pilot nuclear reactor and related technologies. A portion of the net proceeds will also be used to cover management, overhead, legal and accounting fees and expenses relating to the Transactions, and could include potential acquisitions of complementary businesses or assets (though none is currently contemplated).

The foregoing description of the Subscription Agreement is a summary only and is qualified in its entirety by the full text of the form of Subscription Agreement, a copy of which is attached hereto as Exhibit 10.3 and incorporated herein by reference.

Additionally, in connection with the Transactions and subject to the closing of the Transactions, we agreed to reimburse Mr. Mark Tompkins, former director of Surfside, for certain fees and expenses of Surfside advanced by Mr. Tompkins in connection with the Transactions and up to $100,000 as evidenced by a promissory note, dated December 10, 2021, by and between Surfside and Mr. Tompkins, as amended from time to time (as amended, the “Promissory Note”) at the closing of the Private Placement from the proceeds thereof. The Promissory Note was issued by Surfside to Mr. Tompkins in connection with advances made in connection with costs incurred by Surfside. Upon the closing of the Private Placement, we repaid $100,000 of the principal amount of such Promissory Note; the remaining principal amount of $94,525 was forfeited and the Promissory Note was cancelled.

Registration Rights Agreement

In connection with the Merger and the Private Placement, we entered into a registration rights agreement (the “Registration Rights Agreement”) pursuant to which we have agreed that promptly, but no later than 45 calendar days after the date of filing of this Current Report, to file, subject to customary exceptions, a registration statement with the SEC (the “Registration Statement”), covering the sale, transfer or disposition of:

●	the shares of common stock issued in the Share Exchange to the former stockholders of Legacy Deep Fission;

●	the shares of common stock issued in the Private Placement;

●	the shares of common stock issuable upon exercise of the Placement Agent Warrants;

●	the Retained Pre-Merger Shares; and

●	the Advisor Shares.

Collectively, the above shares of common stock are the “Registrable Shares”. The holders of the Registrable Shares are required to provide us certain information to be included in the Registration Statement under applicable SEC rules and regulations. We will use our commercially reasonable efforts to ensure that such Registration Statement is declared effective within 120 calendar days after the date of the filing of this Current Report (as such period may be extended by the obligation under applicable rules and regulations of the SEC under the Securities Act to include updated financial statements before it can be declared effective).

The holders of Registrable Shares have “piggyback” registration rights for any Registrable Shares not registered as provided above with respect to any registration statement filed by us following the effectiveness of the aforementioned

Registration Statement that would permit the inclusion of such underlying shares, subject, in an underwritten offering, to customary cut-back on a pro rata basis among the holders of Registrable Shares if the either the underwriter or we determine that marketing factors require a limitation on the number of shares of stock or other securities to be underwritten.

We will pay all expenses in connection with the registration obligations provided in the Registration Rights Agreement, including, without limitation, all registration, filing, and stock exchange fees, printing expenses, all fees and expenses of complying with applicable securities laws, the fees and disbursements of our counsel and of our independent public accountants, and the reasonable fees and disbursements of a single counsel to the holders of the Registrable Shares, not to exceed $35,000 per Registration Statement. Each holder will be responsible for its own sales commissions, if any, transfer taxes and the expenses of any other attorney or advisor such holder decides to employ.

OTC Quotation

Our common stock is currently not listed on a national securities exchange or any other exchange, and is not quoted on an over-the-counter market. We intend to have our common stock to be quoted on the OTC Markets QB tier (the “OTCQB”) as soon as practicable following the effectiveness of the Registration Statement. However, we cannot assure you that we will be able to do so and, even if we do so, there can be no assurance that our common stock will continue to be quoted on the OTC Markets or quoted or listed on any other market or exchange, or that an active trading market for our common stock will develop or continue. See “Risk Factors–There is currently no market for our common stock and there can be no assurance that any market will ever develop. You may therefore be unable to re-sell shares of our common stock at times and prices that you believe are appropriate.”

2025 Equity Incentive Plan

Pursuant to the Merger Agreement, our Board and our stockholders approved the 2025 EIP, which provides for the issuance of equity awards consisting of stock options, restricted stock awards, restricted stock units, stock appreciation rights, performance awards, cash awards and stock bonus awards. We have initially reserved 9,500,882 shares of common stock (representing 15% of the fully-diluted capitalization of Deep Fission immediately following the closing of the Merger and the Private Placement) for future issuances of awards under the 2025 EIP at the discretion of our Board to officers, employees, consultants and directors. The number of shares reserved for issuance under our 2025 EIP will increase automatically on January 1 of each calendar year for a period of up to nine years, beginning on January 1, 2027 and continuing through and including January 1, 2035, in an amount equal to the lesser of (i) 5% of the shares of Common Stock outstanding on the last day of the immediately preceding calendar year, and (ii) such lesser amount as determined by the Board in its discretion. Future awards under the 2025 EIP following the closing shall dilute all our stockholders on a pro rata basis. See “Executive Compensation–2025 Equity Incentive Plan” below for more information about the 2025 EIP.

2025 Employee Stock Purchase Plan

Pursuant to the Merger Agreement, our Board and our stockholders approved the 2025 ESPP, and reserved 1,000,000 shares of common stock for future purchase by employees. The number of shares reserved for issuance under the 2025 ESPP will increase automatically January 1 of each calendar year for a period of up to nine years, beginning on January 1, 2027, in an amount equal to the lesser of (i) 1% of the shares of common stock outstanding on the last day of the immediately preceding calendar year, (ii) 2,000,000 shares and (iii) such lesser amount as determined by the Board in its discretion, commencing on January 1, 2027. See “Executive Compensation - 2025 Employee Stock Purchase Plan” below for more information about the 2025 ESPP.

Departure and Appointment of Directors and Officers

Pursuant to our amended and restated bylaws, the authorized number of directors will be fixed by the Board from time to time and currently consists of two members. At the Effective Time, Mark Tompkins and Ian Jacobs resigned from the Board, and Elizabeth Muller and Richard Muller were appointed to the Board. The Board has determined that neither Ms. Elizabeth Muller nor Dr. Richard Muller qualify as independent directors within the meaning of the Nasdaq Listing Rules and the Exchange Act.

Also, as of the Effective Time, Ian Jacobs resigned from all officer positions with us, and Elizabeth Muller was appointed as our President and Chief Executive Officer, William (Mark) Schmitz was appointed as our Chief Financial Officer and Richard Muller was appointed as our Chief Technology Officer.

See “Management” below for information about our new directors and executive officers.

Pro Forma Ownership

Immediately after giving effect to the Merger (including the issuance of an aggregate of 38,538,922 shares of our common stock in the Merger), the Stock Forfeiture, the closing of the Private Placement, and the issuance of the Advisor Shares, there were 50,790,589 shares of common stock issued and outstanding, as follows:

●	the stockholders of Legacy Deep Fission hold 38,538,922 shares of common stock, excluding any shares purchased by them in the Private Placement;

●	investors in the Private Placement hold 10,000,000 shares of common stock, excluding any shares issued to them in connection with the Merger as a result of being a holder of Deep Fission stock prior to the Merger;

●	the 2,166,667 Retained Pre-Merger Shares are held by persons who purchased such shares from, or received such shares for, services rendered to Surfside prior to the Merger; and

●	85,000 Advisor Shares are held by an accredited investor.

In addition, as of the Closing Date, the following shares were reserved for future issuance:

●	586,666 shares of common stock issuable upon exercise of the Placement Agent Warrants;

●	9,500,882 shares of common stock were reserved for issuance under the 2025 EIP (representing 15% of the fully-diluted capitalization of the Company immediately following the closing of the Merger and the Private Placement);

●	1,000,000 shares of common stock were reserved for issuance under the 2025 ESPP; and

●	1,461,078 shares of common stock were reserved for issuance upon the exercise of outstanding stock options with an exercise price of $51.20 per share under the 2025 Equity Incentive Plan (pre-Merger).

Except as set forth above, no other securities convertible into or exercisable or exchangeable for common stock are outstanding as of the date of this Current Report.

Accounting Treatment; Change of Control

The Merger is being accounted for as a “reverse merger” or “reverse acquisition,” as a result of which Legacy Deep Fission is deemed to be the acquirer in the reverse merger. Consequently, the assets and liabilities and the historical operations that will be reflected in our financial statements relating to periods prior to the Merger will be those of Legacy Deep Fission, and will be recorded at the historical cost basis of Legacy Deep Fission, and the consolidated financial statements after completion of the Merger will include the consolidated assets and liabilities of Legacy Deep Fission, historical consolidated operations of Legacy Deep Fission, and operations of the Company and its subsidiaries from the Closing Date. As a result of the issuance of the shares of our common stock pursuant to the Merger, a change in control of the Company occurred as of the date of consummation of the Merger.

Except as described in this Current Report, no arrangements or understandings exist among present or former controlling stockholders with respect to the election of members of our board of directors and, to our knowledge, no other arrangements exist that might result in a change of control of the Company.

FORM 10 INFORMATION

Item 2.01(f) of this Current Report states that if the predecessor registrant was a shell company, as Surfside was immediately before the Merger, then the registrant must disclose the information that would be required if the registrant were filing a general form for registration of securities on Form 10. Accordingly, Deep Fission, as the successor registrant to Surfside, is providing the information below that would be included in a Form 10 if it were to file a Form 10. Please note that the information provided below relates to the combined company after the closing of the Merger unless otherwise specifically indicated or the context otherwise requires. As a result of the Merger, we have ceased to be a “shell company” (as such term is defined in Rule 12b-2 under the Exchange Act).

FORWARD-LOOKING STATEMENTS

This Current Report, including the sections titled “Risk Factors,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Description of Business,” includes forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. Forward-looking statements relate to, among others, our plans, objectives and expectations for our business, operations and financial performance and condition, and can be identified by terminology such as “may,” “should,” “expect,” “intend,” “plan,” “anticipate,” “believe,” “estimate,” “predict,” “will,” “could,” “project,” “target,” “potential,” “continue” and similar expressions that do not relate solely to historical matters or actual results. Forward-looking statements are based on management’s belief and assumptions and on information currently available to management. Although we believe that the expectations reflected in forward-looking statements are reasonable, such statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by forward-looking statements.

Forward-looking statements include, but are not limited to, statements about:

●	the impact of current and future laws and regulations, especially those related to nuclear energy;

●	our ability to achieve profitability and continue as a going concern;

●	changes in domestic and foreign business, market, financial, political and legal conditions;

●	our pursuit of an emerging, highly regulated market, with no commercial project operating as of the date of this Current Report;

●	our ability to protect and enforce our intellectual property rights and the scope and duration of such rights;

●	our reliance on third-parties, including suppliers, licensing partners, government entities and strategic partners, and our ability to maintain our relationships with such parties and enter into additional strategic partnerships in the future;

●	our ability to commercialize our products and services on a large scale and grow effectively;

●	our management team’s ability to successfully achieve our business objectives;

●	our ability to raise additional capital to continue to maintain sufficient liquidity, develop our technology and scale our operations;

●	changes to applicable policies, regulations, mandates and funding levels of the government entities that regulate our business or with whom we do business;

●	the impact on us and our potential customers from changes in interest rates, inflation, tariffs, trade policies and rising costs, including commodity and labor costs;

●	developments and projections relating to our business and our industry;

●	our ability to adequately control the costs associated with our operations;

●	the impact of increased global power demand and the need for increased power grid reliability and energy security, as well as the role of nuclear energy in the energy transition landscape;

●	risks relating to the negative public or political perception of us or the nuclear energy industry in general;

●	the outcome of any potential litigation, government and regulatory proceedings, investigations and inquiries that may be instituted against us in the future;

●	potential cybersecurity risks to our operational systems and infrastructure;

●	the development of an active trading market for our common stock;

●	the impact of global events, disruptions, pandemics and geo-political tensions on our business, including our supply chain, and our customers;

●	our intended use of proceeds from the Private Placement; and

●	other risks and uncertainties, including those discussed in the section titled “Risk Factors.”

We have based these forward-looking statements largely on our current expectations and projections about future events and trends that we believe may affect our financial condition, operating results, business strategy, short-term and long-term business operations and objectives, and financial needs. These forward-looking statements are subject to a number of risks, uncertainties, and assumptions, including those described in the section below titled “Risk Factors.” Moreover, we operate in a highly regulated environment. New risks emerge from time to time. It is not possible for our management to predict all risks, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements we may make. In light of these risks, uncertainties, and assumptions, the future events and trends discussed in this Current Report may not occur and actual results could differ materially and adversely from those anticipated or implied in the forward-looking statements.

You should not rely upon forward-looking statements as predictions of future events. The events and circumstances reflected in the forward-looking statements may not be achieved or occur. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, performance, or achievements. We undertake no obligation to update any of these forward-looking statements for any reason after the date of this Current Report or to conform these statements to actual results or revised expectations, except as required by law.

You should read this Current Report and the documents that we reference in this Current Report as exhibits with the understanding that our actual future results, performance, and events and circumstances may be materially different from what we expect.

In addition, statements that “we believe” and similar statements reflect our beliefs and opinions on the relevant subject. These statements are based upon information available to us as of the date of this Current Report, and while we believe such information forms a reasonable basis for such statements, such information may be limited or incomplete, and our statements should not be read to indicate that we have conducted an exhaustive inquiry into, or review of, all potentially available relevant information. These statements are inherently uncertain and investors are cautioned not to unduly rely upon these statements.

DESCRIPTION OF BUSINESS

Formation History

Incorporated in the State of Delaware in July 2023, Deep Fission, Inc. was co-founded by Richard Muller and Elizabeth Muller. The Mullers have also previously founded Deep Isolation Nuclear, Inc. (“Deep Isolation”), a nuclear waste storage solution company and Berkeley Earth, a nonprofit focusing on nonpartisan climate research. In founding Deep Fission, the Mullers recognized that existing approaches to developing and disseminating clean nuclear power were too often over-budget and were too slow to meet the urgent energy needs in the United States due to the proliferation of artificial intelligence (“AI”), expansion of hyperscale datacenters, and the energy demand in heavy industry. In Deep Fission, the founders envision a radically simplified source for clean energy: a compact, underground nuclear reactor that leverages the Earth itself for safety, security, and scale.

The Company’s mission is to build a reactor that can be deployed faster than its peers in the traditional and advanced reactor industry that unlocks new markets for carbon-free baseload energy with excellent economics. This vision is supported by 1 allowed and 24 pending patent applications and validated modeling work, designed to ensure technical viability and compliance with safety standards as promulgated by the relevant U.S. agencies, like the Nuclear Regulatory Commission (“NRC”).

Company Overview

Deep Fission’s pioneering design combines proven pressurized water reactor (“PWR”) technology with novel emplacement - 1-mile below the Earth’s surface. Our reactor, the “Deep Fission Reactor” uses the Earth’s deep subsurface as a natural containment system—eliminating the need for expensive surface shielding. The natural pressure from the column of water above the reactor provides the pressure required, reducing the need for complex and expensive pressure systems. The borehole water can also serve as a source of cooling for the reactor. These features of the Deep Fission Reactor significantly reduce plant costs compared to other light water reactor (“LWR”) designs. Unlike traditional builds that require massive amounts of concrete and steel, Deep Fission Reactors leverage natural gravity and geology to provide containment and safety.

The Deep Fission Reactor system is designed to scale modularly: individual units produce 15 MWe, and by clustering boreholes, we can deliver power installations of 1.5 GW or more for hyperscale data centers and other customers. This makes the platform uniquely suited to meet the explosive demand for power from AI workloads, energy-intense manufacturing, and energy-constrained regions. With site flexibility and no above-ground reactor visibility, Deep Fission Reactors overcome many of the siting and public acceptance challenges facing traditional nuclear power solutions. This innovation is expected to enable grid-scale nuclear deployments in just six months, turning what was once a multi-year construction process into a repeatable infrastructure product.

Market Validation & Regulatory Pathway

In August 2025, we were selected by the U.S. Department of Energy (“DOE”) as one of 11 companies in its new nuclear Reactor Pilot Program—an initiative giving novel advanced reactor companies an opportunity to build a test reactor on federal or private land under DOE supervision. The goal of the program is for participants to show that their reactors can achieve criticality, are technically viable, and meet the safety standards set out by the relevant government agencies, including the NRC. Successful demonstration with DOE will result in being granted a DOE Authorization, which will permit us to then apply for an expedited NRC license to commercially deploy its reactors. Being accepted into the DOE nuclear Reactor Pilot Program is significant because it meaningfully reduces the timeline to commercial deployment, giving us a potential first-mover advantage over our competitors who have not been accepted into the program. We believe the DOE selection reflects growing confidence in our ability to deliver a safer, faster, and low-cost alternative to conventional nuclear energy.

Commercial Strategy

We are already engaged in discussions with hyper-scalers, large data center operators, industrial sites, and utilities – and have signed multiple letters of intent relating to potential commercial agreements and strategic partnerships. We leverage proven, industry-accepted PWR technology within our Deep Fission Reactor’s novel deployment model—reducing adoption risk for customers and investors.

Our business model balances capital efficiency with scalability: by clustering modular units, we can serve both distributed and grid-scale markets, from industrial facilities to national utilities.

Vision

Deep Fission is building a platform to transform how energy is produced and deployed—combining the capital efficiency of modular infrastructure with the unmatched reliability of nuclear baseload power. With strong early traction, ongoing negotiations to establish strategic partnerships in the data and industrial sectors, a growing team of experts, and recognition from the DOE, we believe the Company is positioned to lead a new class of energy solutions designed for the scale and speed of the 21st century.

Traditional sources of energy cannot meet the growing demand for electricity today. Renewable energy sources, such as wind and solar power, are inherently intermittent and variable in nature, which can lead to imbalances between energy supply and demand that can cause or exacerbate grid instability. Increased power outages and spikes in power prices have highlighted the need for a more resilient grid. Recent geopolitical events, including Russia’s invasion of Ukraine and escalating tensions between the United States and China have sharpened focus on the global energy supply chain and the importance of energy autonomy. These trends and the discussions surrounding them have led to widespread recognition of nuclear energy as a critical part of the energy transition solution going forward.

Nuclear power has several key attributes that make it a uniquely attractive source of power. First, nuclear power can be used as a reliable baseload energy supply. Nuclear power plants can be run continuously without the inherent variability of other renewable power sources. Weather-related events historically have caused less than a 0.1% average loss of capacity factor at nuclear plants, making nuclear power a viable source of grid reliability and resilience. Further, nuclear power generation is clean, efficient and sustainable. Its generation produces zero carbon emissions, has the smallest footprint-to-energy output ratio for both fuel and land, and reactors are built to last up to 100 years, decades longer than any other power generation source.

Problem and Available Approaches

Industry Overview

The global energy system is undergoing a structural transformation. Surging demand for electricity—driven by data center growth, transportation and industrial electrification, and decarbonization mandates—is placing new pressure on grids already operating at their limits. In parallel, there is growing recognition that renewables alone cannot meet the challenge of clean, reliable, scalable power without firm, carbon-free baseload resources to complement them.

In this context, nuclear energy has re-emerged as a critical pillar for energy security and the clean energy transition. Advanced reactors offer always-on, zero-emission generation with high-capacity factors and minimal land use—attributes uniquely suited to the needs of a growing economy. Policymakers, utilities, and energy-intensive industries increasingly see nuclear as essential to net-zero goals. This momentum is being reinforced by clear policy signals: bipartisan legislation such as the Inflation Reduction Act of 2022 includes tax credits for nuclear generation, and recent U.S. executive orders have prioritized advanced reactor deployment across both civilian and national security applications.

Despite this policy tailwind, conventional nuclear remains economically and logistically challenged. Gigawatt-scale projects suffer from multi-decade timelines, complex regulatory and infrastructure demands, and escalating costs. At the same time, many Gen IV reactor startups require novel fuel types or unproven core designs, introducing supply chain, licensing, and technical risks that are unlikely to be resolved at commercial scale this decade.

Several new approaches have emerged in recent years, each with significant trade-offs:

1. Large-Scale Nuclear Reactors

Conventional gigawatt-scale LWRs remain the foundation of the global nuclear fleet, but their economics are challenging in today’s environment. These plants typically require $10+ billion in upfront capital, over a decade to complete, and a large-scale workforce for construction and operation. They are difficult to site, highly bespoke, and often financially dependent on government support or utility rate structures. Their long timelines and cost unpredictability have limited their appeal to private capital.

2. Small Modular and Advanced Reactors (“SMRs”)

SMRs seek to improve deployment timelines and economics of nuclear power through modular design, factory fabrication, and reduced footprints. Advanced reactors include fast reactors, molten salt, or gas-cooled systems that promise safety and efficiency benefits but introduce new fuel requirements, regulatory pathways, and manufacturing challenges. None of these advanced reactors have received full NRC licensing, and most are still in pre-commercial development. Other SMR developers take a more conventional approach, scaling down existing LWR designs that use standard low-enriched uranium (“LEU”) fuel. While this reduces fuel supply and regulatory risk, these designs still require costly containment buildings and complex infrastructure, resulting in high capital costs per megawatt and limited siting flexibility. Despite the smaller nameplate capacity, these designs often resemble large reactors in form and function, limiting their ability to fully solve the cost and deployment challenges that have historically constrained nuclear energy growth.

3. Renewables + Storage

Wind and solar energy have achieved significant cost reductions and dominate new generation capacity in many markets. However, their intermittent nature creates reliability and grid integration challenges, particularly for data centers and industrial customers with high uptime requirements. Energy storage technologies, while advancing, are expensive at multi-day or seasonal scales and are not yet a substitute for firm baseload generation.

Deep Fission Takes a Different Approach

Deep Fission offers a fundamentally new model for nuclear deployment: small, passively safe, proven LWR technology installed in deep boreholes. This design leverages natural geology to eliminate many of the most complex and expensive components of traditional nuclear plants—such as massive containment domes, large pressure vessels, and forced cooling systems. The Deep Fission reactor is a combination of standard PWR technology, demonstrated drilling techniques, and geothermal technology to bring the heat to the surface.

By housing the reactor one mile underground, we avoid the need for traditional pressure systems and above-ground containment. This not only reduces cost and complexity but also simplifies licensing and accelerates deployment. Using commercially available fuel avoids the delays of custom fuel qualification and enables near-term procurement from existing suppliers.

We believe this approach unlocks a viable path to near-term deployment at much lower capital cost and execution risk—while delivering on the promise of next-gen nuclear: compact, dispatchable, clean power for energy-intensive sectors like data centers and critical infrastructure.

In summary, we believe we are positioned to deliver clean, reliable nuclear energy in a fraction of the time and cost of legacy approaches, removing the core barriers that have historically held the industry back.

Deep Fission’s Business Solution

Deep Fission intends to build the first reactor under the DOE authorization program for pilot reactors. and then expand to ten commercial reactors at that location under NRC licensing rules. The initial commercial facility is intended to demonstrate that Deep Fission can deliver a first of a kind commercial facility that is profitable. If successful, we plan to expand across the United States and, eventually, internationally to countries that have signed nuclear partnership agreements with the United States for the export of U.S. nuclear technology.

Key Features of the Solution

Cost-Effective Borehole Drilling

Our Deep Fission Reactor is enabled by advances in borehole drilling technologies pioneered in the oil, gas, and geothermal industries. These methods allow for precision drilling to depths of several kilometers in stable geological formations, enabling secure underground placement of the reactor module. By adapting this proven industrial supply chain, we avoid the need for billion-dollar civil works and extensive containment structures, dramatically reducing capital costs. Our strategy harnesses the reliability of comparable boreholes drilled across the United States, ensuring that siting and emplacement risks are minimized while maintaining competitive economics.

Proven and Adaptable Technologies

At its core, the Deep Fission Reactor design is based on PWR technology, the most widely deployed and well-understood nuclear system in the world, accounting for the majority of operating reactors worldwide. By relying on low-enriched uranium oxide (UO₂) fuel assemblies, the Deep Fission Reactor aligns with existing fuel fabrication, transport, and regulatory infrastructure. This is a significant advantage over designs requiring unproven fuels, as the Deep Fission Reactor can integrate directly into today’s nuclear fuel supply chain. In addition, the Deep Fission Reactor is modular, with prefabricated components designed for factory construction, shipment by standard transportation methods, and rapid emplacement on-site. Together, these features ensure both technical robustness and commercial scalability.

Inherent Safety

The Deep Fission Reactor is designed to capitalize on the natural safety features of both LWR technology and deep underground emplacement. Decades of operating experience with PWRs provide a strong foundation for safety case development, fuel performance, and licensing pathways. By situating the reactor core in a deep borehole, the system gains additional passive protection against external threats, including earthquakes, floods, wildfires, and security concerns. Surrounding geologic formations provide natural shielding and containment, while the underground environment enhances passive heat rejection and decay heat management. This dual layer of proven reactor safety and geological protection substantially reduces both technical and public perception risks.

Rapid Deployment

Our Deep Fission Reactor is designed for deployment in approximately 6 months. By using drilling rather than above ground construction, we avoid the decade-long construction timelines that have historically hindered nuclear power projects. The ability to deploy reactors incrementally, matched to demand growth, creates flexibility for utilities, industrial operators, and defense customers. With minimal surface infrastructure requirements, the Deep Fission Reactor can be connected to the grid or a microgrid quickly after installation, enabling clean energy delivery on timelines comparable to renewable projects but with nuclear’s unmatched reliability.

Minimal Surface Impact

The surface footprint of a Deep Fission Reactor installation is dramatically smaller than that of a conventional nuclear facility. Aboveground requirements are limited to monitoring, control, and power-handling infrastructure. No large containment domes or exclusion zones are required. This makes the Deep Fission Reactor especially attractive for sites where land availability, security, or public acceptance would preclude a traditional plant. In addition, the underground design minimizes environmental and visual impact, facilitating siting in defense installations, industrial facilities, and remote communities.

Fuel Supply Confidence

The Deep Fission Reactor’s reliance on traditional LEU fuel provides a critical advantage. LEU is already commercially produced in significant quantities, is supported by a mature global supply chain, and benefits from decades of regulatory familiarity. This ensures that Deep Fission Reactor deployments will not be delayed by the need for new fuel qualification processes or infrastructure. Using PWR fuel also allows us to integrate seamlessly with existing enrichment, fabrication, and disposal pathways, avoiding the uncertainties associated with unproven or experimental fuels.

Deployment Approach

Our deployment model emphasizes scalability and flexibility. Each Deep Fission Reactor can be deployed as a standalone installation or as part of a multi-reactor cluster to meet growing demand. Initial candidate sites have been selected for their favorable geology and alignment with U.S. energy transition priorities. The modularity of the Deep Fission Reactor allows customers to scale capacity over time, while the underground placement ensures safety and security without the need for costly aboveground infrastructure. Early deployments are expected to support defense applications, remote communities, and critical industrial loads, with subsequent expansion into utility and commercial markets.

Regulatory Compliance

Our regulatory pathway builds on the advantage of using proven LWR technology and LEU fuel. By adhering to the established safety basis of PWRs, the Deep Fission Reactor is well-positioned for regulatory acceptance under both DOE authorization for initial pilot projects and NRC advanced reactor licensing frameworks. We are in the process of developing regulatory policies, programs and procedures governing quality assurance, nuclear safety, and environmental permitting to support DOE authorization under the Reactor Pilot Program and subsequent commercial licensing by the NRC. Early modeling has demonstrated strong safety margins under both normal and off-normal conditions. Accident scenarios modeled to date show that passive features, combined with underground emplacement, keep radiation exposure well below regulatory thresholds, even under extreme events.

Manufacturing and Supply Chain

The Deep Fission Reactor is engineered for manufacturability within today’s industrial base. Major reactor components are suitable for fabrication in existing facilities within the United States and allied countries, reducing lead times and supply chain risks. Prefabricated modules can be shipped using standard transportation infrastructure and assembled on-site with minimal specialized labor. This streamlined approach supports cost control, scalability, and replicability across diverse geographies. The Deep Fission Reactor’s compatibility with existing PWR fuel supply chains further enhances manufacturability and reduces project execution risks.

Economic and Market Benefits

Deep Fission’s technology unlocks new markets for nuclear power by offering a small, distributed, and resilient reactor system that integrates into environments where traditional nuclear plants are not viable. Target customers include:

●	Industrial operators such as data centers, mining, and heavy manufacturing, which require clean, reliable baseload power.

●	Regional utilities seeking dispatchable carbon-free energy to complement intermittent renewables.

●	Remote communities, where diesel dependency results in high energy costs.

●	Defense installations, where energy resilience is a mission-critical priority.

Deploying Deep Fission reactors near the point of demand reduces transmission losses and improves grid reliability, while modular scalability enables incremental investment. By relying on proven PWR technology and LEU fuel, we ensure a lower risk profile for customers and investors, positioning the Deep Fission Reactor as a commercially viable, strategically important solution for the global energy transition.

Total Addressable Market

According to the Bank of America Global Energy Institute, total U.S. electricity demand is projected to grow to approximately 1,600 GW by 2035, representing a compound annual growth rate (CAGR) of roughly 2.5%. Meeting this demand will require an estimated 30 to 40 GW of new generation capacity to be added annually.

Data centers, including but not limited to those supporting AI-driven workloads, currently account for roughly 4% of total U.S. electricity demand. According to a Deloitte study, total data center power demand could grow fivefold by 2035, implying a double-digit annual growth rate. This surge reflects more than just AI adoption — it is driven by hyperscale deployments, cloud computing expansion, and growing digital infrastructure requirements across nearly every sector of the economy. As this growth accelerates, data centers are rapidly emerging as one of the most significant drivers of new U.S. electricity demand.

At the same time, the U.S. power grid faces tightening supply from the retirement of aging thermal assets. S&P Global Research estimates that coal-fired power plants are expected to retire approximately 7 GW of capacity annually over the next decade, creating additional pressure on generation capacity. These retirements, combined with rising demand, imply that annual new-build requirements could increase roughly 30% above the current 30–40 GW baseline, further heightening the urgency for rapid deployment of new, clean, and dispatchable capacity.

In addition, recent U.S. administration goals call for tripling or even quadrupling national nuclear capacity by 2050, expanding from roughly 100 GW today to between 300 and 400 GW. To achieve these targets, the nuclear sector will need to accelerate sharply, adding at least 10 GW of new nuclear capacity annually starting in the near term. This pace is far above historical norms and underscores the strategic importance of advanced nuclear technologies in meeting future U.S. power needs.

This represents a compelling opportunity. Based on our internal estimates, we currently expect to commission at least 100 reactors per year by the mid-2030s, translating to roughly 1.5 GW of new capacity annually. Even at this rate, our deployments would represent only a small fraction of total U.S. generation needs — highlighting both the magnitude of the opportunity and the scalability potential for our technology.

Our cost model forecasts a 70–80% overnight installed cost advantage compared to conventional nuclear technologies, achieving an estimated levelized cost of electricity (“LCOE”) of 5–7 cents per kWh. Combined with a six-month deployment schedule, our solution is uniquely positioned to address urgent and growing capacity requirements, including rapidly expanding data center demand, the replacement of retiring thermal assets, and organic load growth driven by electrification and domestic manufacturing.

Through our strategic partnership with Endeavour Energy, LLC (“Endeavour”), a sustainable energy infrastructure company that specializes in structuring power agreements for technology-sector customers, we expect to establish an early leadership position in the data center power segment. Even under conservative assumptions—such as 6% annual growth in data center demand, resulting in a doubling of consumption by 2035—capturing just a percentage of incremental demand would represent a significant growth driver. Given that independent forecasts project significantly higher growth rates, we believe there is substantial upside potential beyond our base case.

In summary, we view total U.S. electricity demand growth as our total addressable market and the nuclear generation segment as our serviceable addressable market. With the convergence of rapid data center growth, accelerated retirements of legacy assets, and a national mandate to scale nuclear capacity at unprecedented levels, we believe we are positioned to capture a meaningful share of one of the fastest-growing and most critical markets in the U.S. energy sector.

Stakeholder Outreach

We recognize that the successful deployment of the Deep Fission Reactor depends on meaningful engagement with all stakeholders, from federal and state agencies and industry partners to local communities where projects may be sited. Our approach is grounded in transparency, proactive communication, and shared economic benefit, ensuring that the Deep Fission Reactor is embraced not only as a technical solution but as a community asset.

Deep Fission has already begun local stakeholder and community outreach at multiple potential sites in the United States.

Engagement with Regulators and Policymakers

We work closely with the DOE and the NRC to align the Deep Fission Reactor with regulatory expectations for safety, licensing, and siting. Selection into the DOE nuclear Reactor Pilot Program underscores this alignment and highlights Deep Fission as a leader in the next wave of nuclear deployment. Engagement with policymakers through technical workshops, joint studies, and regulatory planning sessions ensures that Deep Fission Reactor commercialization advances in step with national energy goals.

Community Engagement for Pilot Sites

As part of our participation in the DOE nuclear Reactor Pilot Program, we are advancing multiple candidate sites for Deep Fission Reactor deployment. For each of these sites, community engagement is a central focus. Local stakeholders are being engaged early in the process through town hall meetings, environmental and economic studies, and open forums that allow residents to provide input and raise questions.

Feedback to date indicates strong interest in the Deep Fission Reactor’s small surface footprint, underground safety features, and potential to create high-quality local jobs. Community members also value the opportunity to participate in shaping project benefits, including workforce training programs and infrastructure investment tied to deployment. By addressing these concerns openly and constructively, we are laying the foundation for broad-based support of pilot projects.

Ongoing Commitment

Stakeholder engagement is an ongoing priority for us. By combining community-first outreach with strong regulatory, industry, and international relationships, we are building a stakeholder ecosystem that will support both near-term demonstration projects and long-term global adoption of the Deep Fission Reactor.

Strategic Partnerships

We recognize the importance of partnering with companies and organizations in the utilities, industrials and datacenter space to enhance our capabilities and expand our ultimate reach.

We have partnered with Endeavour through a Strategic Partnership pursuant to a term sheet dated November 26, 2024, with the intent to collaborate on deploying Deep Fission Reactors in conjunction with Endeavour’s data centers. Under the terms of that agreement, both parties are working towards the commercialization of the Deep Fission Reactor technology and other ancillary systems associated with the Deep Fission Reactor in an effort to deliver lost-cost nuclear power for hyperscale data centers, with a targeted delivered cost of 5–7 cents per kWh.

We continue to engage in productive dialogue with major public and investor-owned utilities across the country who have developed nuclear and are interested in the Deep Fission Reactor technology. We are also continuing to push towards co-location with industrials such as steel and chemicals for the purpose of using Deep Fission Reactors as onsite power for those high energy consumers.

We have established a network of strategic supply chain partnerships to support the development and commercialization of Deep Fission’s advanced nuclear technologies. Each of these partners offer a range of critical capabilities—from borehole drilling and well completion, to drilling support and data analysis. Some partners contribute specialized engineering and program management expertise, while another partner provides nuclear-qualified components and systems that are essential to reactor reliability and performance.

In addition to these existing partnerships, we are actively engaging with manufacturers and instrumentation and control component suppliers to secure access to critical technologies, manufacturing capacity, and long-lead materials. These relationships are designed to strengthen supply chain resilience, ensure compliance with applicable regulatory standards, and reduce execution risk as Deep Fission advances toward deployment. Deep Fission believes that the establishment and maintenance of these partnerships are important to its ability to meet program objectives.

Business Plan and Growth Strategy

We are seeking to redefine how nuclear energy is delivered and scaled. Our strategy combines a capital-light, partnership-driven business model with a differentiated advanced nuclear technology designed to meet the rapidly growing demand for carbon-free, reliable, and secure power. By focusing on our core technology, licensing, and services we aim to scale rapidly while minimizing balance sheet exposure and maximizing long-term recurring revenues.

Simplified Design and Streamlined Licensing

Deep Fission’s simplified underground design leverages natural geologic pressure to eliminate the need for large, complex pressure vessels and other safety-critical components required by traditional reactors. This allows us to simplify safety systems, accelerate licensing, and reduce construction and operational risks.

Capital-Light, Partnership-Oriented Business Model

Our growth strategy in the near term focuses on being a technology provider and strategic partner, enabling our customers and development partners to lead project financing, permitting, and construction. This approach allows us to scale quickly without tying up significant capital in project ownership.

We intend to generate revenue from the below main categories:

1.	Upfront / One-Time Revenue

a.	Reactor Delivery & Integration: Providing modular SMR units for deployment through third-party manufacturers, with Deep Fission managing engineering, integration, and delivery.

b.	EPC Support: Offering site-specific engineering, integration, and commissioning support where customers rely on our expertise.

2.	Recurring / Long-Term Revenue

a.	Intellectual Property Licensing: Ongoing licensing fees per reactor for the use of Deep Fission’s proprietary technology.

b.	Operations & Maintenance Services: Recurring revenues from specialized activities such as refueling, monitoring, and regulatory compliance.

This blended model captures both upfront value and predictable, long-term revenue streams, while leaving capital-intensive project ownership and financing to our partners.

Looking ahead, we retain the option to expand into project development in select cases. This could include co-developing projects, arranging project financing, and contracting directly with customers under power purchase agreements. This optionality positions us to scale rapidly today while leaving room to capture greater project-level value as our partnerships and capabilities grow.

Target Markets

Our initial focus is on data center developers and operators, where rapidly growing AI and cloud workloads are driving demand for reliable, carbon-free baseload power. Our compact underground SMRs are designed to deliver on-site or near-site energy ideally suited to this market, as reflected in our announced LOI with Endeavour.

As deployments scale, we expect that our technology will also appeal to utilities, industrial operators, and energy developers seeking to decarbonize portfolios and replace retiring fossil assets. In the longer term, we see significant global opportunities in regions with rising power demand and ambitious clean energy targets.

While data centers are our initial beachhead, our scalable, modular design positions us for broad cross-sector adoption across both U.S. and international markets.

Competition

The nuclear energy industry is undergoing a generational shift. Governments, utilities, and private enterprises are investing heavily in new technologies to expand clean, carbon-free baseload power and improve energy resilience.

The field has attracted both legacy players and innovative startups, resulting in an increasingly dynamic competitive environment. We monitor this landscape closely but believe that no other market participant is currently developing a reactor solution comparable to the Deep Fission Reactor, which combines proven PWR technology with underground emplacement in deep boreholes.

Advanced Reactor Developers

A number of companies are pursuing new forms of nuclear generation. Developers such as TerraPower, X-energy, NuScale Power, Last Energy, Oklo, and Kairos Power are advancing SMRs, microreactors, or alternative fuel cycles. These efforts span a range of approaches, including sodium-cooled fast reactors, high-temperature gas reactors, and molten salt designs. Many of these companies have secured significant venture investment or federal support, and several are engaged in pre-application discussions with the NRC.

While these developers are actively shaping the nuclear innovation landscape, their designs rely on traditional above-ground siting models that require civil works, significant construction, and extensive security infrastructure. By contrast, our Deep Fission Reactor leverages deep borehole emplacement to dramatically reduce construction, enabling faster deployment, reduced surface impact, and enhanced inherent safety. In this way, although these firms are competitors in the broader advanced reactor space, their solutions are not directly comparable to our differentiated underground model.

Conventional Nuclear and Utilities

Major incumbent reactor vendors, including Westinghouse, Framatome, and GE-Hitachi, remain dominant in the global nuclear market. These firms continue to develop traditional large-scale LWRs and, more recently, SMRs based on scaled-down versions of established reactor designs. Their advantages include decades of operating experience, existing customer bases, and well-developed manufacturing capabilities.

However, their solutions require centralized nuclear plants with billion-dollar capital expenditures, decade-long development cycles, and complex siting and permitting processes. These constraints limit their ability to address fast moving data center developments. We therefore view these companies as competitors for utility-scale projects but not for the distributed and rapid-deployment applications where Deep Fission Reactor has a notable advantage.

Research Organizations

Government laboratories, including INL, Oak Ridge National Laboratory, and Los Alamos National Laboratory play a leading role in advancing nuclear science. Their programs often focus on fuel development, thermal-hydraulic modeling, and safety case research. While these institutions explore similar technical domains, they are primarily research collaborators rather than market competitors.

Our ongoing collaboration with INL through a GAIN voucher (NE-25-36439) to model Deep Fission Reactor’s thermal hydraulics demonstrates the value of such partnerships. These relationships help validate Deep Fission Reactor’s performance and safety margins under normal and off-normal conditions while reinforcing our differentiation from private competitors.

Deep Fission’s Competitive Edge

Competitive Edge

While several companies are advancing innovative nuclear technologies, we believe Deep Fission maintains a unique competitive edge in the global market. This edge arises from the combination of proven nuclear technology, differentiated siting, rapid deployment, and integration into existing fuel supply chains.

Unique Application of Proven Technology

The Deep Fission Reactor is based on the pressurized water reactor platform, which accounts for the majority of nuclear reactors operating worldwide. By adapting this proven design to a borehole configuration, we offer a de-risked technology path compared to competitors pursuing novel fuels or untested cooling systems. Additionally, Deep Fission is able to leverage existing deep borehole drilling technology, as well as geothermal technology for bringing hot water from the bottom of a borehole to the surface. Investors and regulators alike benefit from the familiarity of LEU fuel, which is supported by a mature global supply chain.

Inherent Safety through Underground Emplacement

Unlike above-ground SMRs, the Deep Fission Reactor is emplaced in deep geological formations one mile beneath the surface. This provides multiple natural safety barriers against external security threats. This safety profile not only enhances regulatory acceptance but also builds public confidence in nuclear deployment near population centers or critical infrastructure.

Rapid and Scalable Deployment

The Deep Fission Reactor’s modular design allows reactors to be manufactured in factory settings, shipped by conventional transport, and lowered into pre-drilled boreholes. This shortens deployment timelines from years to months, making nuclear competitive with renewable energy build-outs while delivering the reliability of carbon-free baseload power. Customers—whether utilities, industrial operators, or defense installations—can scale capacity incrementally by adding borehole reactors over time, reducing upfront capital burdens.

Minimal Surface Impact

The Deep Fission Reactor requires only a small surface footprint, limited to monitoring, control, and interconnection facilities. This contrasts sharply with large nuclear plants that require extensive exclusion zones and above-ground containment structures. The minimal surface impact enables siting in environments where conventional nuclear projects would face insurmountable permitting or community acceptance challenges.

Alignment with Existing Fuel Supply Chain

By using traditional LEU fuel assemblies, the Deep Fission Reactor avoids the need for entirely new enrichment, fabrication, and waste management systems. This stands in contrast to competitors pursuing TRi-structural ISOtropic particle fuel (TRISO) or other advanced fuels, which face uncertain regulatory pathways and limited industrial production capacity. Our alignment with the existing LWR fuel cycle provides certainty in procurement, licensing, and long-term planning.

Intellectual Property and First-Mover Advantage

We have developed a proprietary conceptual design and intellectual property portfolio surrounding borehole siting, reactor module design, and underground deployment methods. We believe this creates a formidable barrier to entry for potential competitors and positions the Company as the first mover in a new category of distributed nuclear energy. While there can be no assurance that competitors will not emerge, we believe that our head start provides strategic advantages in customer relationships, regulatory engagement, and supply chain development.

Regulatory Matters

We are subject to extensive U.S. federal, state, and local laws and regulations, as well as international obligations, governing the design, construction, operation, export, and decommissioning of nuclear reactors and the use of nuclear materials. Our ability to develop and deploy our reactors depends on compliance with these regulatory frameworks, which may evolve over time.

United States Regulations

Atomic Energy Act of 1954 (AEA)

The Atomic Energy Act (“AEA”) is the foundation of nuclear regulation in the United States. The AEA establishes the framework for civilian nuclear energy, including the development, licensing, and regulation of nuclear facilities and materials. The AEA vests regulatory authority over commercial nuclear reactors in the NRC.

Department of Energy (DOE) Authority

Under the AEA, DOE retains authority over research, development, and demonstration of reactors where DOE maintains ownership or sufficient control. Pursuant to Executive Order 14301 (May 23, 2025), DOE established the Reactor Pilot Program to authorize “qualified test reactors” (defined in Section 2 of Executive Order 14301) outside of national laboratories. Deep Fission was selected by DOE on August 12, 2025, as one of 11 projects eligible for authorization under the Reactor Pilot Program. DOE’s authorization pathway is intended to accelerate reactor testing and demonstration. Importantly, DOE’s authority does not extend to licensing reactors for commercial operation.

Nuclear Regulatory Commission Licensing

The NRC has exclusive authority over commercial “utilization facilities.” Current NRC regulations govern reactor design certification, combined construction and operating licenses, operating requirements, quality assurance, emergency planning, security, decommissioning, and financial assurance. The NRC also regulates the packaging and transportation of nuclear material under Part 71 and storage of spent fuel under Part 72. Any transition from DOE-authorized test reactors to commercial deployment requires licensing by the NRC as a “utilization facility” under 10 C.F.R. Parts 50 and 52, and potentially under other advanced reactor frameworks pursuant to congressional and executive direction. NRC licensing under 10 C.F.R. Part 50 involves a two-step process to obtain a construction permit and, separately, a license to operate. Alternatively, licensing under 10 C.F.R. Part 52 is a one-step process to obtain both under a combined license.

Existing licensing pathways were developed decades ago for large LWRs. To meet growing demand for energy and protect national security interests, the NRC is under increasing pressure to modernize its regulatory frameworks to accommodate advanced reactor designs like our Deep Fission Reactor.

●	The Nuclear Energy Innovation and Modernization Act of 2019 (“NEIMA”) imposes regulatory reform via a modern licensing pathway and schedule discipline in providing a wide range of licensing services. Specifically, this legislation mandates a technology-inclusive, risk-informed, performance-based licensing framework. In response to NEIMA, the NRC initiated the 10 CFR Part 53 rulemaking. After extensive stakeholder engagement, the NRC staff issued the proposed draft Part 53 rule on October 31, 2024, for public comment. The public comment period closed February 28, 2025, and the staff is working to disposition and incorporate comments into the final rule, which must be issued by 2027 in accordance with NEIMA. NEIMA also imposes accountability measures and requires the NRC to maintain and report milestones and schedules for certain regulatory activities, including new reactor applications (construction permits, early site permits and combined licenses), operating reactor applications (license amendments, power uprates, and license renewals), advanced reactor pre-application interactions, and spent fuel storage facility applications to improve timeliness and transparency of these regulatory services. Those milestones are now posted on NRC’s Deep Fission site located at https://www.nrc.gov/reactors/new-reactors/advanced/who-were-working-with/pre-application-activities/deep-fission.html.

●	The Accelerating Deployment of Versatile, Advanced Nuclear for Clean Energy Act of 2024 (“ADVANCE Act”) targets microreactor strategies and process efficiencies. The ADVANCE Act directs the NRC to develop risk-informed, performance-based strategies and guidance for microreactors across eight topical areas: staffing/operations; inspections/oversight; security; emergency preparedness; risk methods; decommissioning funding assurance; transport of fueled units; and siting. NRC has published a dedicated implementation page and NRC direction aligning staff work to Section 208. Of particular note, the ADVANCE Act includes a provision directing the NRC to update its mission statement to enable the safe deployment of nuclear technologies. Specifically, while emphasizing the importance of NRC’s core safety and security mission, Congress demanded explicit recognition by NRC that part of its role is to enable the benefits of nuclear energy for the public—including contributions to climate, energy security, and national interest goals. These legislative mandates are designed to change an entrenched leadership and organizational culture at the NRC and remove associated regulatory barriers to deployment of advanced reactors like the Deep Fission Deep Fission Reactor.

●	Executive Order 14300 was among several nuclear energy orders signed by President Trump on May 23, 2025. Among other things, the executive order demands reforms to improve efficiency, transparency, and scientific coherence in nuclear oversight. In response to the executive order, the NRC initiated public comment-gathering meetings, including sessions focused on Section 5(a) (licensing timelines) and Section 5(b) (reconsideration of the NRC’s reliance on the linear no-threshold (“LNT”) model and the “as low as reasonably achievable” (“ALARA”) standard for radiation exposure.

Completed and Active Rulemakings and Guidance

Regulatory Guide 1.242 (the “Regulatory Guide”) supports a final rule making that establishes performance-based requirements for emergency preparedness (“EP”) and applies to SMRs and non-LWRs. The Regulatory Guide establishes an alternative, performance-based nuclear EP framework with scalable EP zones, available for applicants using Part 50 and Part 52 today. Part 50 and Part 52 are existing rules under Title 10 of the Code of Federal Regulations. In the current NRC regulatory framework 10 CFR Part 50 and 10 CFR Part 52 are the only two licensing frameworks for nuclear power reactors in the United States, developed for licensing and regulating large LWRs. Pending the Part 53 rulemaking (in response to the NEIMA) and other rulemakings responsive to Executive Order 14300, they represent different (albeit outdated and largely inapplicable to the Deep Fission Reactor) approaches to how the NRC authorizes the siting, construction, and operation of nuclear plants. The NRC also is pursuing performance-based revisions to 10 CFR Part 73 security requirements that are tailored to advanced reactor consequence profiles and intended to reduce reliance on exemptions.

Impact of these Regulations on Deep Fission

We are optimistic that regulatory reforms will reduce historic barriers to deployment of advanced reactors like the Deep Fission Deep Fission Reactor. For commercial deployment, we anticipate proceeding under Part 50 and Part 52 of the Regulatory Guide, leveraging the EP final rule and (as finalized) risk-informed security alternatives appropriate to our LEU-fueled, underground PWR. We are tracking Part 53 of the Regulatory Guide regarding timing and associated guidance for potential benefits to licensing scope and review efficiency. We also participate in EO 14300 public sessions to inform NRC’s implementation (e.g., licensing timelines; LNT/ALARA reconsideration) and to ensure any adjustments to policy foundations are reflected in our safety case and application content.

Environmental Laws

Our projects are subject to the National Environmental Policy Act of 1969 (“NEPA”). DOE authorization decisions under the Reactor Pilot Program constitute “major federal actions” and therefore may require preparation of an Environmental Assessment (“EA”) or Environmental Impact Statement (“EIS”). Although Executive Order 14301 (2025) directs DOE to streamline NEPA reviews consistent with law, the scope, timing, and outcome of any required environmental review remains uncertain and may affect project schedules.

In certain cases, DOE may apply a Categorical Exclusion (“CX”) under the NEPA to demonstration activities. One potentially applicable CX is B3.6 – Small-scale research and development, laboratory operations, and pilot projects, which covers siting, construction, modification, operation, and decommissioning of pilot projects that are consistent with existing industrial, experimental, or commercial practices and do not involve significant hazards. If DOE determines that our demonstration project qualifies for this CX, the level of NEPA review could be reduced, thereby shortening the schedule for authorization. However, DOE retains discretion in applying CXs, and legal challenges to such determinations are possible.

To mitigate NEPA-related risk, we are pursuing the following measures:

●	Site Selection: We intend to locate our initial demonstration on sites with existing industrial use and limited environmental sensitivity, which supports eligibility for CX treatment or a streamlined EA.

●	Early Engagement: We are coordinating closely with DOE NEPA staff and proactively developing environmental baseline information to shorten review times and reduce uncertainty.

●	Adaptive Planning: Our project schedules and financing models incorporate contingency buffers to accommodate different levels of NEPA review, including the possibility of a full EIS if required.

Legal challenges to NEPA determinations are always possible, but we believe careful site selection, proactive environmental analysis, and early engagement with stakeholders substantially reduce this risk. If we transition to NRC licensing for commercial deployment, NRC would serve as the lead agency for NEPA review under 10 C.F.R. Part 51. The NRC typically prepares an EIS for new reactor licensing actions. NEPA reviews also encompass compliance with related statutes, including the Endangered Species Act, Clean Water Act, and National Historic Preservation Act.

Occupational Radiation Protection

Worker safety under DOE-authorized operations is governed by 10 C.F.R. Part 835 (Occupational Radiation Protection). If licensed by the NRC, we would be subject to the NRC’s occupational dose limits in 10 C.F.R. Part 20. Both frameworks limit annual radiation doses to workers and require comprehensive radiation protection programs. Placing the Deep Fission Reactor a mile underground is designed to provide long-term passive safety by using the Earth’s deep subsurface as a natural containment system

Export Controls

The export of nuclear technology, assistance, or materials is subject to DOE regulation 10 C.F.R. Part 810 and NRC regulation 10 C.F.R. Part 110, as well as international non-proliferation agreements. Our technology may be subject to export restrictions requiring DOE or NRC authorization, and unfavorable changes in U.S. export control laws or licensing policies could limit our ability to market reactors abroad. To mitigate this risk, we are prioritizing engagement with U.S. agencies at an early stage, focusing initial export opportunities on allied nations with existing civil nuclear cooperation agreements, and designing our reactors to use standard LEU fuel, which presents lower nonproliferation concerns than alternative fuels. We also intend to establish a comprehensive export compliance program to manage authorizations efficiently. Moreover, our domestic deployment opportunities under the DOE Reactor Pilot Program may provide a self-standing pathway to near-term revenue, reducing our reliance on international markets.

International Regulations

On an international level, the IAEA publishes safety standards and guidance for nuclear facilities, which influence national regulatory regimes. In the European Union, directives such as the 2013/59/Euratom Basic Safety Standards Directive and the 2011/70/Euratom Radioactive Waste and Spent Fuel Directive establish common requirements for nuclear safety and waste management. Export of U.S. nuclear technology also must comply with bilateral nuclear cooperation agreements between the United States and partner countries.

Intellectual Property

As of the Closing Date, we have 1 allowed and 24 pending patent applications, comprising 2 pending U.S. non-provisional applications, 2 pending PCT applications, 15 pending non-U.S. foreign applications, and 5 pending U.S. provisional patents. Once issued, the allowed U.S. patent application has a patent term of exclusion and enforceability that we estimate will end in November 2043. We believe our portfolio of intellectual property presents significant barriers against any other potential competitor seeking to replicate our fast, low cost approach to deployment of nuclear power.

We intend to protects our intellectual property rights via a combination of patent, trademark, and trade secret laws in the United States and other jurisdictions, as well as with contractual protections, to establish, maintain and enforce rights in our proprietary technologies. Unpatented research, development, know-how, and engineering skills make an important contribution to our business. We pursue patent protection only when it is consistent with our overall strategy for safeguarding intellectual property.

In addition, we seek to protect our intellectual property rights through non-disclosure and invention assignment agreements with its employees and consultants and through non-disclosure agreements with business partners and other third parties.

Employees

As of the Closing Date, we had 22 employees and 9 consultants who help maximize our research and development activities around the Deep Fission Reactor design. All our staff and consultants work with a combination of remote and in-person activities across various time zones. Currently, all our employees are located in the United States. By primary job function, the majority of employees hold engineering positions, and the remainder have traditional enterprise roles in business development, legal, public relations, or other administrative roles. None of our employees are represented by a labor union or covered by a collective bargaining agreement. We value and support hiring exceptional talent to develop our core technology and drive our business growth and strives to meet these objectives by offering competitive pay and benefits in a diverse, inclusive, and safe workplace.

Competitive Pay and Benefits

We provide compensation and benefits packages that are competitive within our industry, offering a combination of cash and equity compensation, among other benefits, to attract, motivate and retain employees, including retirement programs, paid time off and health and health benefits.

Employee Recruitment, Retention, and Development

We believe our unique corporate culture, competitive compensation and benefits programs, and career growth and development opportunities promote longer employee tenure and reduce turnover. We have enjoyed high employee retention since our inception and monitor employee turnover rates as our success depends upon retaining and investing in its highly skilled technical staff.

Property

We do not own or lease any material real property. We currently operate in a decentralized fashion, with all employees working remotely with regular in-person meetings. This combination of remote and in-person work provides valuable flexibility to employees and offers significant overhead cost savings, while also facilitating meaningful in-person connections.

We plan to continue our remote and in-person operations for the foreseeable future. We believe our facilities are adequate and suitable for our current needs and that, should it be needed, suitable additional or alternative space will be available to accommodate our operations in the future.

Litigation

From time to time, we may become involved in various lawsuits and legal proceedings that arise in the ordinary course of business. However, litigation is subject to inherent uncertainties, and an adverse result in these or other matters may arise from time to time that may harm our business.

We are not aware of any pending legal proceedings, notices, citations, or requests for any corrective action by any state or federal court, local, state, or federal government agency or body to which we are a party.

Available Information

Our website is www.deepfission.com. We can be contacted at info@deepfission.com. The Company is subject to the informational requirements of the Exchange Act and file or furnish reports, proxy statements, and other information with the SEC. Such reports and other information filed by us with the SEC will be available free of charge at www.deepfission.com when such reports are available on the SEC’s website. The SEC maintains a website that contains reports, proxy and information statements, and other information that issuers file electronically with the SEC at www.sec.gov.

The contents of the websites referred to above are not incorporated into this Current Report. Further, our references to the URLs for these websites are intended to be inactive textual references only.

RISK FACTORS

Investing in our common stock involves a high degree of risk. You should carefully consider the risks and uncertainties described below together with all of the other information contained in this Current Report, including our audited annual and interim unaudited financial statements, unaudited pro forma financial statements and the related notes included in this Current Report, before deciding to invest in our common stock. If any of the following risks actually occur, our business, prospects, operating results and financial condition could suffer materially. In such event, the trading price of our common stock could decline and you might lose all or part of your investment.

Risks Related to Our Business and Industry

Our Deep Fission Reactor technology is unproven, and the initial pilot facility and commercial applications may progress more slowly than projected or encounter delays and engineering changes that increase the expense and capital requirements for execution.

Our Deep Fission Reactor technology is in the developmental stage and has not been proven in a real-world setting. We are currently testing our Deep Fission Reactor technology at an initial pilot facility; however, actual or perceived design, production, performance, or other quality issues could result in significant project delays and engineering changes that increase the expense and capital requirements for execution. This risk is pronounced in connection with the introduction of new technology.

The market for our Deep Fission Reactor technology is not yet established and may not achieve the growth potential we expect or may grow more slowly than expected. If demand for our technology fails to develop sufficiently, our business and operations could suffer, and we would be unable to achieve profitability.

The market for Deep Fission Reactors has not yet been established. Our projections for the total addressable market are based on a number of internal and third-party estimates, including, but not limited to, levels of demand for clean energy, including nuclear power, the number of potential customers who have expressed interest in our products and services, estimates of prices and production costs for our Deep Fission Reactors and the various components of our SMR solution, our ability to leverage our logistical and operational processes, and general market conditions. However, our assumptions and the data underlying our estimates may not be correct and the conditions supporting our assumptions or estimates may change at any time, thereby reducing the predictive accuracy of these underlying factors. As a result, our estimates of the annual total addressable market for our services, as well as the expected growth rate for the total addressable market for our services, may prove to be incorrect.

Challenges that could impact our expectations for the timeline and costs of market development might arise from obtaining federal, state, and local permits and approvals, transportation, threatened litigation, political or host community opposition to proposed SMR sites, access to and availability of raw materials, lack of requisite legislative changes where applicable and lack of support or opposition from governmental entities. The timeline to scale-up and deploy the necessary technological processes for the commercialization of Deep Fission Reactors is also based upon assumptions regarding our technology and general market conditions. However, our Deep Fission Reactor technologies have not been proven at scale, our assumptions and the data underlying these estimates may not be correct, and the conditions supporting our assumptions or estimates might change at any time, reducing the accuracy of these underlying assumptions. As a result, the market for SMR may not develop on the timeline we expect or at all, and we may not realize the financial performance we have projected.

We are subject to extensive laws and regulations relating to various aspects of our business, including licensing by the NRC. There can be no assurance that the necessary approvals and licenses will be granted on a timely basis, if at all, which could significantly delay or prevent the commercialization of our products.

We are subject to a wide variety of laws and regulations relating to various aspects of our business, including with respect to the possession of radioactive materials; design, manufacture, operations, marketing and export of nuclear technologies; employment and labor; tax; data security of the operational and information technology we use; health and safety; and zoning and environmental issues. Laws and regulations at the foreign, federal, state and local levels may change and may be interpreted in different ways, especially in relation to new and emerging industries, and we cannot always reasonably predict the impact from, or the ultimate cost of compliance with, current or future regulatory or administrative changes. We cannot guarantee that our measures to monitor these developments and the time and resources we spend to comply with these laws, regulations and guidelines will be satisfactory to regulators or other third parties, such as our customers, who may also be subject to extensive governmental regulation.

We may need to expend substantial efforts to comply with any new and evolving laws and regulations applicable to our business, which may result in increased general and administrative expenses and a diversion of management time and attention. Moreover, changes in laws, the imposition of new or additional regulations or the enactment of any new or more stringent legislation that impacts our business could require us to change the way we operate and could have a material adverse effect on our sales, profitability, cash flows and financial condition, and lead to regulatory delays that could impact our ability to obtain licenses, certificates, authorizations, permits, and other types of regulatory approvals. Similarly, changes in the priorities, mandates and funding levels of the governmental entities with which we interact could impact our relationships with such entities or their attitudes toward or level of support for nuclear power generation; reduce the amount of funding available for government grants; reduce the number of staff available to review and issue the requisite regulatory approvals, permits and licenses; influence the public’s perception of our company and our industry; and influence decisions by clients, governmental agencies or other industry participants with whom we do business. Any such change thus carries the possibility of reducing demand for our services or increasing our costs of operations, which could have a negative impact on our financial position, results of operations or cash flows, but we cannot reasonably or reliably estimate whether such changes will occur, when they will occur or if they will impact us.

Failure to comply with these laws applicable to our business and operations may result in civil and criminal penalties or private lawsuits, or the suspension or revocation of regulatory approvals, which would prevent us from operating our business. With respect to our Deep Fission Reactors, we require regulatory approval, licenses and permits from the NRC and DOE to site, construct and operate these facilities, and we will require similar approvals, licenses and permits from analogous foreign, state and local government entities. Regulatory approval processes may be subject to change, can be technically challenging to address, may result in the imposition of conditions that impact the financial viability of our facilities, and may also provide opportunities for third parties to lodge objections or file petitions against the licensing of our facilities. Failure to comply with these laws, obtain the required regulatory approvals, or receive exemptions from such regulations, as needed, could result in regulatory enforcement, violations, fines, penalties, or the inability to operate our commercial deployments. Any delays in regulatory approvals could also adversely affect our ability to meet commercialization timelines and thereby affect our financial performance and future growth objectives.

We must also comply with extensive government laws and regulations related to, among other things, health, safety and the environment. We may be unable to meet the compliance standards of such laws and regulations, and our inability to do so may cause us to lose prospective business and adversely affect our financial condition and results of operations. Further, environmental, health and safety laws change frequently, and we may not be able to anticipate such changes or the impact of such changes. There is no assurance that we can avoid significant costs, liabilities and penalties imposed as a result of such governmental regulation in the future.

Our business could be subject to stringent U.S. export control laws and regulations as well. Unfavorable changes in these laws and regulations or U.S. government licensing policies, our failure to comply with or secure timely U.S. government authorizations under these laws and regulations could have a material adverse effect on us and our ability to expand and thereby affect our business prospects, financial condition, results of operations and cash flows. Moreover, the inability to secure and maintain required export licenses or authorizations could negatively impact our ability to compete successfully or market our Deep Fission Reactor technology outside the United States. For example, if we were unable to obtain or maintain licenses to export nuclear technology or certain hardware to a particular country, we would be effectively prohibited from exporting our technologies to or operating Deep Fission Reactor sites in that country, which would limit the number of customers to those in the United States and in countries where we are able to secure licenses (or where licenses are not required). Similarly, if export control laws and regulations prevent us from sharing certain export controlled information with suppliers we intend to partner with to operate our business or develop and produce our technologies or repositories, we may not be able to work with our preferred suppliers, which may impact our finances, business plans, and the competitiveness of our offerings. Failure to comply with export control laws and regulations could expose us to civil or criminal penalties, fines, investigations, more onerous compliance requirements, loss of export privileges, debarment from government contracts or limitations on our ability to enter into contracts with the U.S. government. Any changes in export control regulations or U.S. government licensing policy, such as that necessary to implement U.S. government commitments to multilateral control regimes, may restrict our market size.

We are an early-stage company with a history of financial losses, and we expect to continue to incur financial losses for the foreseeable future. We cannot assure you that we can or will be able to operate profitably.

We are an early-stage company formed in 2023. We face all the risks commonly encountered by newer companies, as well as risks related to the nature of the nuclear energy generation industry, and we may experience unforeseen expenses, difficulties, complications, delays and effects caused by other known and unknown factors.

We have not been profitable to date, and we expect to incur operating losses for the near future. During the year ended December 31, 2024 and six months ended June 30, 2025, we generated no revenue, and incurred net losses of $8.0 million and $7.1 million, respectively, on a consolidated basis. There can be no assurance that we will not continue to incur net losses in the future. We may not succeed in expanding our customer base, and market acceptance of our Deep Fission Reactor technology may never occur. Even if we are successful in generating a broader customer base or promoting market acceptance of our offerings, we may never generate revenue that is significant enough to achieve profitability. Even if we do achieve profitability, we may not be able to sustain or increase profitability on a quarterly or annual basis. Our failure to become and remain profitable would depress our value and could impair our ability to raise capital, expand our business, diversify our product offerings, or even continue our operations.

The cost of electricity generated from nuclear sources or our Deep Fission Reactors may not be cost competitive with future electricity generation sources in some markets, which could materially and adversely affect our business.

Some electricity markets experience very low power prices due to a combination of subsidized renewables and low-cost fuel sources, and we may not be able to compete in these markets unless the benefits of the carbon-free, reliable and/or resilient energy generation provided by our Deep Fission Reactors are sufficiently valued in the market. Given the relatively lower electricity prices in the United States when compared to many international markets, the risk may be greater with respect to business in the United States. Inflation may also increase the cost of our DBSMRs to a point where the LCOE generated from our Deep Fission Reactor system is not competitive with the alternatives.

We have not yet entered into any binding contract with any customer to deliver our Deep Fission Reactors, and there is no guarantee that we will be able to do so in the future. This limited commercial operating history makes it difficult to evaluate our prospects, the risks and challenges we may encounter and our total potential addressable market.

Our business plan is subject to reaching binding agreements with customers for the use of our Deep Fission Reactors. If no potential near-term customer enters into such binding agreements with us, our planned commercialization of our products and services could be significantly delayed. Such delays would result in delays in revenue generation and could hinder our ability to gain market traction with other potential customers. This could have a material adverse effect on our business and financial condition.

To date, we have announced a strategic partnership with Endeavour to co-develop 2 gigawatts of nuclear energy power. In addition, we continue to engage in productive dialogue with major public and investor-owned utilities across the country who have developed nuclear and are interested in the Deep Fission Reactor technology. However, there is no guarantee that any such partnerships or discussions will result in a binding agreement for the use of our Deep Fission Reactor technology. As a result of our limited commercial operating history and the evolving nature of the markets in which we operate, including emerging demand for our products and services, it is difficult to predict customer demand or adoption rates for our products or the future growth of the markets we expect to target. Thus, our ability to forecast our future results of operations and plan for and model future growth is limited and subject to a number of uncertainties. There can be no assurance that our internal estimates relating to the size of our total addressable market will be correct or that our products and services will be fully developed or commercialized.

We have a limited commercial operating history in an evolving industry. There is currently no market for Deep Fission Reactors and the markets for SMRs generally may not continue to develop in a manner that we expect or that otherwise would be favorable to our business. We have encountered and expect to continue to encounter risks and uncertainties frequently experienced by growing companies in rapidly evolving industries, such as the risks and uncertainties described herein. Accordingly, we may be unable to prepare accurate internal financial forecasts or replace anticipated revenue that we do not receive as a result of delays, changed circumstances, or changed market conditions arising from these factors, and our results of operations in future reporting periods may be below the expectations of investors or analysts. If we do not address these risks successfully, our results of operations could differ materially from our estimates and forecasts or the expectations of investors or analysts, causing our business to suffer and our common stock price to decline.

If we fail to manage our growth effectively, we may be unable to execute our business plan, which could have a material adverse effect on our business prospects, financial condition, results of operations and cash flows.

We intend to invest significantly in order to expand our business from an early-stage company to a company capable of supporting large scale commercial activities. Any failure to manage our growth effectively could materially and adversely affect our business, prospects, financial condition, and operating results. We expect our expansion to include:

●	launching commercialization of our products and services;

●	forecasting production and revenue;

●	completing the testing, licensing and production of our Deep Fission Reactor technologies;

●	developing the supply chain necessary to supply components for our Deep Fission Reactor technology;

●	entering into relationships with multiple government entities and strategic partners to expand our customer base and facilitate market adoption of our products and services;

●	controlling expenses and investments in anticipation of expanded operations;

●	carrying out acquisitions and entering into collaborations, in-licensing arrangements, joint ventures, strategic alliances or partnerships;

●	conducting demonstrations;

●	hiring and training new personnel; and

●	expanding and enhancing administrative infrastructure, systems, and processes.

If our operations continue to grow, of which there can be no assurance, we will need to continue to expand our sales and marketing, research and development, commercial strategy, permitting and licensing, products and services, manufacturing, supply and operations functions. These efforts will require us to invest significant financial and other resources. There is no guarantee that we will be able to scale our business as currently planned or within the planned timeframe. The continued expansion of our business may in the future require additional operational facilities, as well as space for administrative support, and there is no guarantee that we will be able to find suitable locations for such facilities if needed.

Our continued growth could increase the strain on our resources, and we could experience operating difficulties, including difficulties in hiring and training employees, delays in production, challenges in scaling-up operations, and difficulty sourcing adequate raw materials. These difficulties may divert the attention of management and key employees and impact financial and operational results. If we are unable to drive commensurate growth, these costs could result in decreased margins, which could have a material adverse effect on our business, financial condition, and results of operations.

Our future revenue plans rely on participating with strategic partners and government entities. There can be no assurance that we will be successful in entering into such needed partnerships.

Our largest stream of projected revenue comes from maximizing adoption of our Deep Fission Reactor technology for energy generation by strategic partners and government entities. We may be unable to maximize utilization due to a variety of reasons, including a lack of product acceptance in the nuclear energy generation industry, inability to timely enter into desirable strategic partnerships, political or host community opposition to the siting and construction of SMR sites, failure to obtain necessary regulatory approvals and permits, failure to deliver a commercial grade product, and the absence of requisite regulatory change in the United States. Our financial projections also anticipate generating revenues from the use of our Deep Fission Reactor services and from licensing agreements with commercial operators and government entities for the use of our intellectual property. Our Deep Fission Reactor services are new solutions in the industry and as such, represent an unproven model. If we are unable to realize these sales, our business model and go-to-market strategy will be jeopardized.

Our operating and financial projections rely on management assumptions and analyses. If these assumptions or analyses prove to be incorrect, our actual operating results may be materially different from our forecasted results.

We are an SMR company, with limited experience commercializing our products and services. The projected financial and operating information appearing elsewhere in this registration statement reflect estimates of future performance and is based on multiple financial, technical, and operational assumptions, including the level of demand for our nuclear power generation solutions, the performance of our Deep Fission Reactor technology, cost of manufacturing, cost of components and availability of adequate supply, the nature and length of the sales cycle, and the costs of maintaining and operating our Deep Fission Reactor technology. However, given our limited commercial experience and the fact that many of the factors on which these assumptions are based are outside of our control, it is possible that many of these assumptions will prove incorrect. The projections are forward-looking statements that are inherently subject to significant uncertainties and contingencies, many of which are beyond our control. See “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Forward-Looking Statements.” Whether actual operating and financial results and business developments will be consistent with our expectations and assumptions as reflected in our forecast depends on a number of other factors, many of which are outside our control, including, but not limited to:

●	whether we can obtain sufficient capital to sustain and grow our business;

●	our ability to manage our growth;

●	the contractual terms of our agreements with strategic partners and customers;

●	whether we can manage relationships with key suppliers and partners;

●	the timing and costs of the required marketing and promotional efforts;

●	whether countries with existing or planned nuclear power generation will adopt our Deep Fission Reactor offerings;

●	the success of pre-commercialization testing of our technology;

●	competition, including from future competitors;

●	our ability to retain existing key management, to attract additional leaders as needed, to attract, retain and motivate qualified personnel;

●	the overall strength and stability of domestic and international economies;

●	demand for nuclear power;

●	regulatory, legislative, and political changes; and

●	customer requirements and preferences.

Unfavorable changes in any of these or other factors, most of which are beyond our control, could cause us to fail to meet our operating and financial projections and could materially and adversely affect our business, prospects, financial condition and operating results.

We have limited experience commercializing our products at a large scale and may not be able to do so efficiently or effectively.

We have limited experience commercializing our products and services at a large scale and may not be able to do so efficiently or effectively. A key element of our long-term business strategy is the success of our phased product offering in facilitating adoption of our solutions, including demonstration of the feasibility of Deep Fission Reactor, continued testing of our technologies, engagement with key stakeholders and collaboration with leaders in the nuclear energy industry. Commercialization of our operations will also require growth in sales, marketing, training, customer relations and maintenance and servicing operations, including hiring select personnel with the necessary experience and expertise. Managing and maintaining these operations is expensive and time consuming, and an inability to leverage such an organization effectively or at all could inhibit potential sales or subscriptions and the penetration and adoption of our products into new markets. In addition, certain decisions we make regarding staffing in these areas in our efforts to maintain an adequate spending level could have unintended negative effects on our revenues, such as by weakening the sales, marketing and maintenance and servicing infrastructures or lowering the quality of customer service.

If manufacturing and construction issues are not identified prior to design finalization, long-lead procurement, and/or module fabrication, then those issues will be realized during production, fabrication or construction and may impact plant deployment cost and schedule.

Our Deep Fission Reactor design will be actively managed through design reviews, prototyping, involvement of external partners and application of industry lessons, but we could still fail to identify latent manufacturing and construction issues early enough to avoid negative effects on production, fabrication, construction or ultimate performance of our Deep Fission Reactors or plants. Where these issues arise at such later stages of deployment, plant deployment could be subject to greater costs or be significantly delayed, which could materially and adversely affect our business.

Our SDA applications may not be approved, and any rework necessary to address NRC concerns could significantly delay the commercialization of our products.

In 2024, we submitted standard design approval (“SDA”) applications to approve a Deep Fission Reactor with 15 MWe. The NRC accepted the application and has begun the technical review. There is no assurance that the SDA will be approved, or approved in a timely manner (including as a result of recent personnel reductions in federal government and any future reductions), and any revisions necessary to address concerns the NRC may have could significantly delay the commercialization of our products, which could have a material adverse effect on our business and financial condition.

If we cannot protect, maintain and, if necessary, enforce our intellectual property rights, its ability to develop and commercialize products will be adversely impacted.

Our success, in large part, depends on its ability to protect and maintain the proprietary nature of its technology. We rely upon a combination of the intellectual property protections afforded by patents, trademarks/service marks and trade secret laws in the United States and other jurisdictions, as well as commercial agreements, such as confidentiality agreements, assignment agreements, and license agreements to establish, maintain and enforce rights associated with our proprietary technologies. Our success depends in part on our ability to obtain and enforce patent protection for such solutions and technologies, but our patent applications may not result in issued patents, given the complexity of questions around patentability and the large number of patents and patent applications in related fields. Failure to obtain additional patent protection in connection with currently pending or future patent applications may have a material adverse effect on our ability to prevent others from commercially exploiting products similar to ours.

Further, our existing issued patents may be contested, challenged, circumvented, invalidated or limited in scope in the future. The rights granted under our issued patents may not provide us with meaningful protection or competitive advantages, and some foreign countries provide significantly less effective patent enforcement as compared to the United States. In addition, the claims of our existing patents and any patents that issue from our currently pending or any future patent applications may be narrowed in scope during prosecution, challenged as invalid, or may simply not be broad enough to prevent others from developing technologies that are similar or that achieve results similar to ours (for example, if competitors can “design around” our patents). We cannot assure you that its means of protecting its proprietary rights will suffice in affording the desired protection.

We also rely upon unpatented trade secret protection, unpatented know-how and continuing technological innovation to develop our business and competitive position. We may not be able to prevent the unauthorized disclosure or use of our trade secrets, know-how or information that we consider to be confidential by our contractual counterparties, despite our efforts. If any of the suppliers, subcontractors, venture partners, employees or consultants, or other third parties with whom we do business or otherwise collaborate breach or violate the terms of any of our agreements, we may not have adequate remedies for any such breach or violation, and we could lose the protections afforded by our trade secrets as a result. It is also possible that our trade secrets, know-how or other proprietary information could be obtained by third parties as a result of breaches of our physical or electronic security systems. Even where remedies are available, enforcing a claim that a party illegally disclosed or misappropriated our trade secrets is expensive and time consuming, and the outcome is unpredictable. Courts outside the United States are sometimes less willing to protect trade secrets. Additionally, our trade secrets could become known or be independently discovered by potential or existing competitors. If any of our trade secrets were to be lawfully obtained or independently developed by a competitor or other third party, we would have no right to prevent them, or those with whom they communicate, from using that technology or information to compete with us.

We do not have worldwide patent rights for our proprietary technologies because worldwide patent or “international patent rights” currently do not exist. We also do not have worldwide trademark protection for our brand for similar reasons. Accordingly, we may not be able to protect our intellectual property rights in certain jurisdictions and their legal systems. Our competitors may operate in countries where we do not have patent protection and can freely use our technologies and discoveries in such countries to the extent such technologies and discoveries are publicly known or disclosed in countries where we do have patent protection.

We may need to defend ourselves against intellectual property infringement claims, which may be time-consuming and could cause us to incur substantial fees and costs.

Companies, organizations or individuals, including any existing and potential competitors, may hold or obtain patents, trademarks/service marks or other intellectual property rights that would prevent, limit or interfere with our ability to develop our intellectual property and make, use, develop, import, offer or sell our Deep Fission Reactor technology and related equipment, which could make it more difficult for us to operate our company. From time to time, we may receive inquiries from holders of patents or trademarks/service marks inquiring whether we are infringing their proprietary rights. Companies, organizations or individuals, including any existing and future competitors, may also seek court declarations that they do not infringe our intellectual property rights. Companies holding patents or other intellectual property rights similar to our technology may bring proceedings alleging infringement of such rights or otherwise asserting their rights and seeking licenses. In addition, if it is determined that we have infringed a third party’s intellectual property rights, we may be required to do, among other things, one or more of the following: (i) cease making, using, offering to sell, selling or importing our products and services that incorporate the challenged intellectual property; (ii) pay substantial damages; (iii) pay for and obtain a license from the holder of the infringed intellectual property right, which may not be available on reasonable terms or at all; or (iv) redesign part or all of our technology. In the event of a successful claim of infringement against us and our failure or inability to obtain a license to the infringed technology, our business, prospects, operating results, and financial condition could be materially adversely affected. In addition, any litigation, or claims, whether or not valid, could result in substantial costs and diversion of resources and management’s focus and attention.

We also license the patents and intellectual property of third parties and anticipate continuing to do so in the future, and we may face claims that the use of this intellectual property infringes the rights of other third parties. Our rights to indemnification or damages under our license contracts may be unavailable or insufficient to cover our costs and losses, depending on our use of the technology, whether we choose to retain control over conduct of the litigation and other factors.

Additionally, our confidentiality and intellectual property assignment agreements with our employees, consultants and contractors generally provide that inventions conceived by the party in the course of rendering services to us will be our exclusive intellectual property. Those agreements may not be honored and obligations to assign intellectual property may be challenged or breached. Moreover, there may be some circumstances where we are unable to negotiate for such ownership rights or where others misappropriate those rights.

We may be subject to claims that former employees, collaborators or other third parties have an interest in our patents or other intellectual property as an owner, a joint owner, a licensee, an inventor or a co-inventor. In the latter two cases, the failure to name the proper inventors on a patent application can result in the patents issuing thereon being unenforceable. Inventorship disputes may arise from conflicting views regarding the contributions of different individuals named as inventors, the effects of foreign laws where foreign nationals are involved in the development of the subject matter of the patent, conflicting obligations of third parties involved in developing our patented technology or as a result of questions regarding co-ownership of potential joint inventions. Litigation may be necessary to resolve these and other claims challenging inventorship and ownership. Alternatively, or additionally, we may enter into agreements to clarify the scope of our rights in such intellectual property. If we fail in defending any such claims, in addition to paying monetary damages, we may lose exclusive ownership of, or right to use or license valuable intellectual property. Such an outcome could have a material adverse effect on our business. Even if we are successful in defending against such claims, litigation could result in substantial costs and be a distraction to management and other employees.

The benefits to customers of our products could be supplanted by other technologies or solutions or competitors’ products that utilize similar technology to ours in a more effective way.

The benefits to customers of our products could be supplanted by other technologies or solutions or potential competitors’ products that address the need for nuclear energy generation in a more effective way. We cannot be sure that alternative technologies or improvements to nuclear energy generation solutions will not match or exceed the benefits of or be more cost effective than our products and services. The development of any alternative technology that can compete with or supplant our products and services may materially and adversely affect our business, prospects, financial condition and operating results, including in ways we do not currently anticipate. Any failure by us to develop new or enhanced technologies or processes, or to react to changes in existing technologies, could materially delay our development and result in the loss of competitiveness of our product offerings, decreased revenue and a loss of actual or projected market share.

We and our target customers operate in a politically sensitive environment, and the public perception of nuclear energy can affect our customers and us.

Nuclear energy is closely tied to government policies and regulations due to its potential risks and benefits. Governments often play a central role in the approval, regulation, and funding of nuclear projects. Changes in political leadership or shifts in public sentiment can lead to shifts in nuclear energy policies, which can affect the viability and profitability of nuclear businesses. The regulatory framework for nuclear energy is stringent and subject to public scrutiny. Regulatory decisions can influence the cost, timeline, and feasibility of nuclear projects. Public concerns and political pressure can lead to tighter regulations or stricter enforcement of existing ones. Government policies and incentives, often influenced by public opinion and political considerations, can directly impact the growth and competitiveness of nuclear energy. Favorable policies such as subsidies, tax credits, or incentives for clean energy can attract more customers to the nuclear energy sector.

In addition, public perception of nuclear energy can range from positive to highly skeptical or negative, often influenced by historical events, accidents, and media coverage. Negative public sentiment can lead to protests, legal challenges, and public resistance to new nuclear projects, potentially delaying or preventing their development. Nuclear facilities often need to engage with local communities where they operate. Building and maintaining trust with these communities is crucial for obtaining social acceptance. Public opposition, fueled by concerns about safety or environmental impact, can hinder a company’s ability to establish a presence in a particular location. Public perception of nuclear safety and viability can also influence the willingness of investors and financial institutions to fund nuclear projects. Negative public sentiment can increase financing costs and make it more difficult to secure the necessary capital. However, public preferences for energy sources can influence the demand for nuclear energy. A positive perception of nuclear power as a clean and reliable energy source can boost its market appeal. Conversely, public concerns about nuclear safety can delay or prevent the construction of new nuclear power plants and can limit the operation of nuclear reactors, which could in turn lead to decreased demand, impacting our potential customer base and our business. In the past, adverse public reaction, increased regulatory scrutiny and litigation have contributed to extended construction periods for new nuclear reactors, sometimes delaying construction schedules by decades or more or even shutting down operations. Adverse public reaction could also lead to increased regulation or limitations on the activities of nuclear power producers, more onerous operating requirements or other conditions that could materially reduce the generation of nuclear power, thereby reducing demand for our services and materially adversely impacting our business.

Accidents involving nuclear power facilities, including but not limited to events similar to the Three Mile Island, Chernobyl and Fukushima Daiichi nuclear accidents, or terrorist acts or other high-profile events involving radioactive materials, could materially and adversely affect nuclear power producers and the markets for nuclear power, and increase regulatory requirements and costs that could materially and adversely affect our business.

Our future prospects are dependent upon a certain level of public support for nuclear power. Nuclear power faces strong opposition from certain competitive energy sources, individuals and organizations. The accident that occurred at the Fukushima nuclear power plant in Japan in 2011 increased public opposition to nuclear power in some countries, resulting in a slowdown in, or, in some cases, a complete halt to new construction of nuclear power plants, an early shut down of existing power plants or a dampening of the favorable regulatory climate needed to introduce new nuclear technologies, all of which could negatively impact our business and prospects. As a result of the Fukushima accident, some countries that were considering launching new domestic nuclear power programs delayed or cancelled the preparatory activities they were planning to undertake as part of such programs. If accidents similar to the Fukushima disaster or other events, such as terrorist attacks involving nuclear facilities, occur, public opposition to nuclear power may increase, regulatory requirements and costs could become more onerous and expected demand for our technologies could suffer, which could materially and adversely affect our business and operations.

Our auditor has issued a “going concern” opinion.

Our auditor issued a “going concern” opinion on our financial statements for the year ended December 31, 2024. During 2024, we generated no revenue and sustained a net loss of $8.0 million and as of December 31, 2024 we had an accumulated deficit of $8.7 million. For the six months ended June 30, 2025, we generated negative cash flow of $2.0 million and as of such date we had an accumulated deficit of $15.8 million. Based on recurring losses from operations incurred since inception and the expectation of continued operating losses for at least the near term, we anticipate our existing cash, together with net proceeds of approximately $26 million from the Private Placement, will not be sufficient to operate our business for the next twelve months. These factors raise substantial doubt about our ability to continue as a going concern. In order to continue to operate our business until such time, we will need to raise substantial additional capital. We are actively evaluating potential financing sources available to us, but there can be no assurance that financing will be available on terms acceptable to us, on a timely basis, or at all. Our failure to raise additional capital could also have a negative impact on not only our financial condition but also our ability to execute our business plan in the future. In addition, to the extent that we raise additional capital through the sale of equity or convertible debt securities, the ownership interest of our stockholders will be diluted, and the terms of these securities may include liquidation or other preferences that adversely affect the rights of common stockholders.

Our business plans require a significant amount of capital. Our future capital needs may require us to sell additional equity or debt securities that may dilute our stockholders or contain terms unfavorable to us or our investors. Moreover, there can be no assurance that such capital will be available to us on a timely basis, if at all.

We will require significant capital to operate our business and fund our capital expenditures for the next several years. The level and timing of future expenditures will depend on a number of factors, many of which are outside our control. We expect that we will need to raise additional capital to fund our business, including to finance ongoing research and development costs, manufacturing, any significant unplanned or accelerated expenses, and new strategic alliances or acquisitions. The fact that we have limited experience commercializing our technologies on a large scale, coupled with the fact that our products represent a new product category in the SMR market, means we have limited historical data on the demand for our products and services. In addition, we expect that our level of capital expenditures will be significantly affected by customer demand for our proprietary technology. As a result, our future capital requirements may be uncertain and actual capital requirements may be different from those we currently anticipate. We may need to seek equity or debt financing to finance all or a portion of our capital expenditures. Such financing might not be available to us in a timely manner or on terms that are acceptable, or at all, or that such funds, if raised, would be sufficient.

Our ability to obtain the necessary financing to carry out our business plan is subject to a number of factors, including general market conditions and investor acceptance of our business model. These factors may make the timing, amount, terms, and conditions of such financing unattractive or unavailable to us. If we are unable to raise sufficient funds, we will have to significantly reduce our spending, delay or cancel our planned activities or substantially change our corporate structure. We might not be able to obtain any funding, and we might not have sufficient resources to conduct business as projected, both of which could mean that we would be forced to curtail or discontinue our operations. In addition, our future capital needs and other business reasons could require us to sell additional equity or debt securities or incur indebtedness. Even if we complete such financings, they may result in dilution to our existing investors and include additional rights or terms that may be unfavorable to our existing shareholders. These circumstances could materially and adversely affect our financial results and impair our ability to achieve our business objectives. Additionally, we may be required to accept terms that restrict our ability to incur additional indebtedness or take other actions (including terms that require us to maintain specified liquidity or other ratios) that would otherwise be in the best interests of our shareholders. The sale of additional equity or equity-linked securities could dilute our stockholders. The incurrence of indebtedness would result in debt service obligations and could result in operating and financing covenants that would restrict our operations. If we cannot raise additional funds when we need or want them, we may be forced to curtail or abandon our growth plans, which could adversely impact the Company, its business, development, financial condition, operating results or prospects.

Adverse developments affecting the financial services industry, such as actual events or concerns involving liquidity, defaults, or non-performance by domestic and international financial institutions or transactional counterparties, could adversely affect our business, financial condition, and results of operations.

Actual events involving reduced or limited liquidity, defaults, non-performance or other adverse developments that affect domestic and international financial institutions or other companies in the financial services industry or the financial services industry generally, or concerns or rumors about any events of these kinds, have in the past and may in the future lead to market-wide liquidity problems. Investor concerns regarding the U.S. or international financial systems could result in less favorable commercial financing terms, including higher interest rates or costs and tighter financial and operating covenants, or systemic limitations on access to credit and liquidity sources, thereby making it more difficult for us to acquire financing on acceptable terms or at all. Any decline in available funding or access to our cash and liquidity resources could, among other risks, adversely impact our ability to meet our operating expenses, financial obligations or fulfill our other obligations, or result in breaches of our financial and/or contractual obligations. Any of these impacts, or any other impacts resulting from the factors described above or other related or similar factors not described above, could have material adverse impacts on our liquidity and our current and/or projected business operations and financial condition and results of operations.

Any acquisitions, partnerships, or joint ventures that we enter into could disrupt our operations and have a material adverse effect on our business, financial condition and results of operations.

From time to time, we may evaluate potential strategic acquisitions of businesses, including partnerships or joint ventures with third parties. We may not be successful in identifying candidates for acquisitions, strategic partnerships and joint ventures. In addition, we may not be able to continue the operational success of such businesses or successfully finance or integrate any businesses that we acquire or with which we form a partnership or joint venture. We may have potential write-offs of acquired assets and/or an impairment of any goodwill recorded as a result of acquisitions. Furthermore, the integration of any acquisition may divert management’s time and resources from our core business and disrupt our operations or may result in conflicts with our business. Any acquisition, partnership or joint venture may not be successful or otherwise generate the financial results we expect, may reduce our cash reserves, may negatively affect our earnings and financial performance and, to the extent financed with the proceeds of debt, may increase our indebtedness. Further, depending on market conditions, investor perceptions of us and other factors, we might not be able to obtain financing on acceptable terms, or at all, to implement any such transaction. We cannot ensure that any acquisition, partnership, or joint venture we make will not have a material adverse effect on our business, financial condition, and results of operations.

We may be unable to adequately control the costs associated with our operations.

We will require significant capital to develop and grow our business, including developing and producing our Deep Fission Reactor technology, research and development, production, operations and maintenance of Deep Fission Reactor sites and building our brand and partnerships. We have incurred and expect to continue incurring significant expenses which will impact our profitability, including research and development expenses, procurement costs, business development, operation expenses, and general and administrative expenses as we scale our operations, identify and commit resources to investigate new areas of demand and incur costs as a public company. In addition, we may incur significant costs for the siting, construction, operation and maintenance of temporary and permanent Deep Fission Reactor sites. Our ability to become profitable in the future will not only depend on our ability to complete the design and development of our products and services to meet projected performance metrics and regulatory requirements and to achieve market acceptance of our technology, but also to sell, whether outright or through licensing agreements, our products at prices needed to achieve our expected margins and control our costs. If we are unable to efficiently design, develop, manufacture, market, deploy, distribute and operate our technology in a cost-effective manner, our margins, profitability and prospects would be materially and adversely affected.

Security breaches and other disruptions could compromise our proprietary information and expose us to liability, which would cause our business and reputation to suffer.

We maintain various information technology systems and procedures to protect our trade secrets, technical know-how, and other unpatented proprietary information relating to our product development and operating activities, and to restrict unauthorized access to the dissemination of our proprietary information. However, internal and external data security threats cannot be mitigated entirely. For example, current, departing or former employees or third parties could attempt to improperly use or access our computer systems and networks to copy, obtain or misappropriate our proprietary information or otherwise interrupt our business. Additionally, members of our management team work remotely, which could have the effect of increasing the likelihood of cybersecurity breaches. Like others, we are also subject to significant system or network disruptions from numerous causes, including computer viruses and other cyber-attacks, facility access issues, new system implementations, and energy blackouts.

Security breaches, computer malware, phishing, spoofing, and other cyber-attacks have become more prevalent and sophisticated in recent years. While we defend against these threats daily, we do not believe that such attacks have caused us any material damage to date. Because the techniques used by computer hackers and others to access or sabotage networks constantly evolve and generally are not recognized until launched against a target, we may be unable to anticipate, counter or ameliorate all these techniques. As a result, our and our customers’ proprietary information may be misappropriated, and we cannot predict the impact of any future incident. Any loss of such information could harm our competitive position, result in a loss of customer confidence in the adequacy of our threat mitigation and detection processes and procedures, cause us to incur significant costs to remedy the damages caused by the incident, and divert management and other resources. We routinely implement improvements to our network security safeguards, and we believe that we devote appropriate resources to the security of our information technology systems. However, we cannot assure you that our efforts will be sufficient to prevent or limit the damage from any future cyber-attack or network disruptions.

The costs related to cyber-attacks or other security threats or computer systems disruptions typically would not be fully insured or indemnified by others. As a result, the occurrence of any of the events described above could result in the loss of competitive advantages derived from our intellectual property. Moreover, these events may result in the diversion of the attention of management and critical information technology and other resources, or otherwise adversely affect our internal operations and reputation or degrade our financial results and stock price.

Current and future geopolitical and macroeconomic events outside of our control, including changes in interest rates, levels of inflation and foreign currency exchange rates, could adversely impact our business, results of operations, cash flows, financial condition and liquidity.

We face risks related to geopolitical events, international hostility, epidemics, outbreaks and other macroeconomic events that are outside of our control. The occurrence of certain geopolitical events, including those arising from terrorist activity, international hostility, public health crises and the economic impact of global trade tensions, could significantly disrupt our business and operational plans and adversely affect our results of operations, cash flows, financial condition and liquidity. For instance, the ongoing conflicts in the Middle East and between Russia and Ukraine have and may continue to cause geopolitical instability and adverse effects on the global economy, supply chains and specific markets and industries. Although we are not able to enumerate all potential risks to our business resulting from these and other similar events, we believe that such risks include, but are not limited to, the following:

●	disruption to our supply chain for materials essential to our business, including restrictions on importing and exporting products;

●	customers, suppliers and other third parties asserting that their non-performance under our contracts with them is permitted as a result of force majeure or other reasons;

●	cybersecurity attacks, particularly as digital technologies may become more vulnerable and experience a higher rate of cyberattacks in the current environment of remote connectivity;

●	any reductions of our workforce to adjust to market conditions, including severance payments, retention issues and possible inability to hire employees when market conditions improve;

●	logistical challenges, including those resulting from border closures and travel restrictions, as well as the possibility that our ability to achieve commercialization of our operations may be interrupted, limited or curtailed;

●	economic, political and regulatory conditions domestically and internationally, including imposition of tariffs or other tax incentives or disincentives;

●	effects of sanctions and other penalties imposed on foreign countries by the U.S., the European Union and other countries; and

●	the possibility of a structural shift in the global economy and the demand for nuclear power due to any widespread changes in attitudes toward climate change or in connection with a global recession or depression.

We cannot reasonably estimate the period of time that these conditions will persist; the full extent of the impact they will have on our business, results of operations, cash flows, financial condition and liquidity; or the pace or extent of any subsequent recovery.

Uncertain global macroeconomic and political conditions could materially adversely affect our business prospects, financial condition, results of operations, and cash flows.

Our results of operations could be materially affected by economic and political conditions in the United States and internationally, including inflation, deflation, fluctuations in interest rates, fluctuations in exchange rates, availability of capital, energy and commodity prices, trade laws and the effects of governmental initiatives to manage economic conditions.

Our business model is dependent on government entities and companies around the world adopting and entering into contracts for the implementation for our technologies and services. Adverse national and international economic conditions may reduce the future availability of funding counterparties have to spend on our services, which would negatively impact our revenues and our ability to commercialize our operations. Such conditions could also make it difficult or impossible for us to secure financing on acceptable terms or at all, and could materially increase the cost of our operations. Our cost estimates and assumptions are also sensitive to macroeconomic factors, and their accuracy could likely be impacted by unanticipated changes in such factors. It is not possible to accurately predict all of the potential adverse impacts on the Company, if any, of current and future economic conditions on its financial condition, operating results and cash flow; however, any of these macroeconomic conditions could negatively impact our strategic partners, suppliers, customers and the industry as a whole, which could materially affect our business, financial condition, and results of operations.

Our ability to rely on global supply chains for source components and/or raw materials may be impacted by tariffs, trade disputes, or other changes in trade policy or trade regulation.

We plan to rely on global supply chains to source components and materials essential for our business, SMRs and other related equipment. The imposition of new or increased tariffs, trade restrictions, or other changes in trade policy by the United States or other countries could increase our costs of materials and components, require us to find additional or alternative suppliers, or force adjustments to our pricing structure and capital budget. These changes could reduce our profit margins, may impact our licenses or may require additional regulatory approval, or could otherwise disrupt our business operations. In particular, recent global trade tensions and policy shifts have created an unpredictable environment for businesses operating across international borders. Changes in trade agreements, sanctions, export controls, and customs regulations may limit our ability to source materials from certain countries or entities, potentially forcing rapid and costly adjustments to our supply chain. Trade policies can change with limited notice, making long-term planning difficult and increasing operational costs. Any significant disruption to our supply chain resulting from tariffs or trade policy changes could have a material adverse effect on our business, financial condition, and ability to meet projected deadlines and milestones.

The direct and indirect impact on us and our value chain from severe weather and other effects of climate change could adversely affect our financial condition, operating results, and cash flows.

Our operations, and those of our value chain, may in the future be adversely impacted by flooding, wildfires, high winds, drought and other natural disasters and catastrophic events. Climate change is expected to increase the frequency and intensity of certain such events, as well as contribute to chronic changes (such as in weather patterns or water levels) that may result in various adverse impacts. Even if these events do not directly impact us or our value chain, they may indirectly impact us and our value chain through increased insurance, energy, or other costs. In addition, although the ongoing transition to non-carbon-based energy is creating significant opportunities for us and parts of our value chain, the transition also presents certain risks, including macroeconomic risks related to higher energy costs and energy shortages, among other things. These direct and indirect impacts from climate change could adversely affect our financial condition, operating results, supply chain and cash flows.

Our customers could incur substantial costs as a result of violations of, or liabilities under, environmental laws.

The operations and properties of our customers are subject to a variety of federal, state, local and foreign environmental, health and safety laws and regulations governing, among other things, air emissions, wastewater discharges, management and disposal of hazardous, non-hazardous and radioactive materials and waste and remediation of releases of hazardous materials. We must design our technology so it complies with such laws and regulations. Compliance with environmental requirements could require our customers to incur significant expenditures or result in significant restrictions on their operations, and the failure to comply with such laws and regulations, including failing to obtain any necessary permits, could result in substantial fines or enforcement actions, including regulatory or judicial orders enjoining or curtailing operations or requiring our customers to conduct or fund remedial or corrective measures, install pollution control equipment or perform other actions. More vigorous enforcement by regulatory agencies, the future enactment of more stringent laws, regulations or permit requirements, including relating to climate change, or other unanticipated events may arise in the future and adversely impact the market for our products, which could materially and adversely affect our business, financial condition and results of operations.

Litigation or legal proceedings could expose us to significant liabilities, occupy a considerable amount of our management’s time and attention, and damage our reputation.

We may, from time to time, be a party to various litigation claims and legal proceedings. We will evaluate these claims and proceedings to assess the likelihood of unfavorable outcomes and estimate, if possible, the amount of potential losses. Claims made or threatened by our suppliers, customers, competitors, or current or former employees could adversely affect our relationships, damage our reputation or otherwise adversely affect our business, financial condition, or results of operations. The costs associated with defending legal claims and paying damages could be substantial. Our reputation could also be adversely affected by such claims, whether or not successful.

We are subject to U.S. and foreign anti-corruption and anti-money laundering laws and regulations. We can face criminal liability and other serious consequences for violations, which can harm our business, prospects, financial condition and operating results.

We are subject to the U.S. Foreign Corrupt Practices Act of 1977, as amended (the “FCPA”), the U.S. domestic bribery statute contained in 18 U.S.C. § 201, the U.S. Travel Act, and other anti-corruption, anti-bribery and anti-money laundering laws in countries in which we conduct activities. Anti-corruption laws are interpreted broadly and prohibit companies and their employees, business partners, third-party intermediaries, representatives, and agents from authorizing, promising, offering or providing, directly or indirectly, improper payments or anything else of value to government officials, political candidates, political parties, or commercial partners for the purpose of obtaining or retaining business or securing an improper business advantage. The FCPA and other applicable laws and regulations also require that we keep accurate books and records and maintain internal controls and compliance procedures designed to prevent any such actions. While we have policies and procedures to address compliance with such laws, there can be no assurance that all of our employees, business partners, third-party intermediaries, representatives and agents will not take actions in violation of our policies and applicable law, for which we may be ultimately held responsible.

Any violations of the laws and regulations described above may result in whistleblower complaints, adverse media coverage, investigations, substantial civil and criminal fines and penalties, damages, settlements, prosecution, enforcement actions, imprisonment, the loss of export or import privileges, suspension or debarment from government contracts, tax reassessments, breach of contract and fraud litigation, reputational harm and other consequences, any of which could adversely affect our business, prospects, financial condition and operating results. In addition, responding to any investigation or action will likely result in a significant diversion of management’s attention and resources and significant defense costs and other professional fees.

Being a public company can be administratively burdensome and will significantly increase our legal and financial compliance costs.

As a public reporting company, we are subject to the information and reporting requirements of the Securities Act, the Exchange Act and other federal securities laws, rules and regulations related thereto, including compliance with the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”) and the Dodd-Frank Wall Street Reform and Consumer Protection Act. In addition, the listing requirements of any national securities exchange or other exchange and other applicable securities rules and regulations impose various requirements on public companies. Our management and other personnel will need to devote a substantial amount of time to these compliance initiatives. Moreover, these rules and regulations will significantly increase our legal and financial compliance costs and will make some activities more time-consuming and costly. Among other things, we are required to:

●	maintain and evaluate a system of internal controls over financial reporting in compliance with the requirements of Section 404 of the Sarbanes-Oxley Act and the related rules and regulations of the SEC and the Public Company Accounting Oversight Board;

●	maintain policies relating to disclosure controls and procedures;

●	prepare and distribute periodic reports in compliance with our obligations under federal securities laws;

●	institute a more comprehensive compliance function, including with respect to corporate governance; and

●	involve, to a greater degree, our outside legal counsel and accountants in the above activities.

The costs of preparing and filing annual and quarterly reports, proxy statements and other information with the SEC and furnishing audited reports to stockholders is expensive and much greater than that of a privately-held company, and compliance with these rules and regulations will require us to hire additional financial reporting, internal controls and other finance personnel, and will involve a material increase in regulatory, legal and accounting expenses and the attention of our board of directors and management. In addition, being a public company makes it more expensive for us to obtain director and officer liability insurance. In the future, we may be required to accept reduced coverage or incur substantially higher costs to obtain this coverage. These factors could also make it more difficult for us to attract and retain qualified executives and members of our board of directors.

Our management as a group has limited experience operating a publicly traded company.

Our management team has a high degree of technical expertise but limited experience operating a publicly traded company subject to significant regulatory oversight and reporting obligations under U.S. securities laws. Their limited experience in dealing with the increasingly complex laws applicable to public companies could be a significant disadvantage in that it is likely that an increasing amount of their time may be devoted to these activities, which will result in less time being devoted to the management and growth of our company. We may not have adequate personnel with the appropriate level of knowledge, experience and training in the accounting policies, practices or internal control over financial reporting required of public companies. Any failure by us to effectively and efficiently meet our obligations as a publicly traded company could have a material adverse effect on our business, prospects, financial condition and operating results and/or result in legal liability or other negative consequences.

Risks Related to Ownership of Our Common Stock

The shares of common stock issued in the Merger and the Private Placement are “restricted securities” and, as such, may not be sold except in limited circumstances. If we are unable to register such securities in a timely manner, then the ability to re-sell shares of our common stock so issued will be delayed.

The offer and sale of the shares of common stock issued in the Merger and the Private Placement have not been registered under the Securities Act or registered or qualified under any state securities laws in reliance on exemptions contained in and under those laws. Accordingly, such shares of common stock are “restricted securities” as defined in Rule 144 promulgated under the Securities Act and must, therefore, be held indefinitely unless their offer and sale is registered under applicable federal and state securities laws, or an exemption is available from the registration requirements of those laws, including the exemptions provided by Rule 144. The book-entry accounts representing the shares of common stock issued in the Merger and the Private Placement reflect their restricted status.

We have agreed, at our expense, to prepare and file with the SEC a registration statement to register the resale of the shares of common stock issued in the Merger and the Private Placement; the shares of our common stock issuable upon exercise of the Placement Agent Warrants; the Retained Pre-Merger Shares; and the Advisor Shares. There are many reasons, including some over which we have little or no control, which could keep the registration statement from being declared effective by the SEC, including delays resulting from the SEC review process and comments raised by the SEC during that process. The shares of common stock covered by such registration statement will not be eligible for resale until the registration statement is effective or an exemption from registration, such as Rule 144, becomes available. In addition, Rule 144 under the Securities Act, which permits the resale, subject to various terms and conditions, of limited amounts of restricted securities after they have been held for six months, will not immediately apply to our common stock because we were at one time designated as a “shell company” under SEC regulations. Pursuant to Rule 144(i), securities issued by a current or former shell company that otherwise meet the holding period and other requirements of Rule 144 nevertheless cannot be sold in reliance on Rule 144 until one year after the date on which the issuer filed current “Form 10 information” (as defined in Rule 144(i)) with the SEC reflecting that it ceased being a shell company, and provided that at the time of a proposed sale pursuant to Rule 144, the issuer has satisfied certain reporting requirements under the Exchange Act. We believe this requirement to file Form 10 information has been satisfied by the filing of this Current Report. If the registration statement is not filed within 45 days of the filing of this Current Report, then we may be subject to certain liquidated damages pursuant to the registration rights agreement we entered into with certain holders of shares of our common stock issued in connection with the Private Placement. See “Registration Rights Agreement” above for more information.

There is currently no market for our common stock and there can be no assurance that any market will ever develop. You may therefore be unable to re-sell shares of our common stock at times and prices that you believe are appropriate.

Our common stock is not listed on a national securities exchange or any other exchange, or quoted on an over-the-counter market. Therefore, there is no trading market, active or otherwise, for our common stock and our common stock may never be included for trading on any stock exchange, automated quotation system or any over-the-counter market. Accordingly, our common stock is highly illiquid and you will likely experience difficulty in re-selling such shares at times and prices that you may desire.

Our common stock may not be eligible for listing or quotation on any securities exchange or over-the-counter trading system.

We do not currently meet the initial quantitative listing standards of any national securities exchange or over-the-counter trading system. We cannot assure you that we will be able to meet the initial listing standards of any national securities exchange, or, if we do meet such initial listing standards, that we will be able to maintain any such listing. Further, the national securities exchanges are adopting so-called “seasoning” rules that will require that we meet certain requirements, including prescribed periods of time trading over-the-counter and minimum filings of periodic reports with the SEC, before we are eligible to apply for listing on such national securities exchanges. We intend to contact an authorized market maker for an over-the-counter quotation system for sponsorship of our common stock, but we cannot guarantee that such sponsorship will be approved and our common stock listed and quoted for sale. Even if our common stock is quoted for sale on an over-the-counter quotation system, buyers may be insufficient in numbers to allow for a robust market and it may prove impossible to sell your shares. In addition, an investor may find it difficult to obtain accurate quotations as to the market value of our common stock. In addition, if we fail to meet the criteria set forth in SEC regulations, various requirements would be imposed by law on broker-dealers who sell our securities to persons other than established customers and accredited investors. Consequently, such regulations may deter broker-dealers from recommending or selling our common stock, which may further affect its liquidity. This would also make it more difficult for us to raise additional capital.

The market price and trading volume of our common stock may be volatile and could decline significantly following the Merger.

The quotation systems, including the OTCQB, or stock exchanges, including Nasdaq, on which our common stock may be quoted or on which our common stock may be listed in the future have from time to time experienced significant price and volume fluctuations. Even if an active, liquid and orderly trading market develops and is sustained for our common stock following the Merger, the market price of our common stock may be volatile and could decline significantly. In addition, the trading volume in our common stock may fluctuate and cause significant price variations to occur. If the market price of our common stock declines significantly, you may be unable to resell your shares at or above the market price of our common stock as of the date of the consummation of the Merger. We cannot assure you that the market price of common stock will not fluctuate widely or decline significantly in the future in response to a number of factors, including, among others, the following:

●	the realization of any of the risk factors presented in this Current Report;

●	actual or anticipated differences in our estimates, or in the estimates of analysts, for our revenues, results of operations, level of indebtedness, liquidity or financial condition;

●	additions and departures of key personnel;

●	failure to comply with the requirements of the OTCQB market, or following our potential up listing on Nasdaq;

●	failure to comply with the Sarbanes-Oxley Act or other laws or regulations;

●	future issuances, sales, resales or repurchases or anticipated issuances, sales, resales or repurchases, of our common stock;

●	publication of research reports about us, or our industry;

●	the performance and market valuations of other similar companies;

●	broad disruptions in the financial markets, including sudden disruptions in the credit markets;

●	speculation in the press or investment community;

●	actual, potential or perceived control, accounting or reporting problems; and

●	changes in accounting principles, policies and guidelines.

In the past, securities class-action litigation has often been instituted against companies following periods of volatility in the market price of their shares. This type of litigation could result in substantial costs and divert our management’s attention and resources, which could have a material adverse effect on us.

The designation of our common stock as “penny stock” would limit the liquidity of our common stock.

Our common stock may be deemed a “penny stock” (as that term is defined under Rule 3a51-1 of the Exchange Act) in any market that may develop in the future. Generally, a “penny stock” is a common stock that is not listed on a securities exchange and trades for less than $5.00 a share. Prices often are not available to buyers and sellers and the market may be very limited. Penny stock in start-up companies is among the riskiest equity investments. Broker-dealers who sell penny stock must provide purchasers with a standardized risk-disclosure document prepared by the SEC. The document provides information about penny stock and the nature and level of risks involved in investing in the penny stock market. A broker must also provide purchasers with bid and offer quotations and information regarding broker and salesperson compensation and make a written determination that the penny stock is a suitable investment for the purchaser and obtain the purchaser’s written agreement to the purchase. Many brokers choose not to participate in penny stock transactions. If our common stock is deemed “penny stock,” because of penny stock rules, there may be less trading activity in any market that develops for our common stock in the future and stockholders are likely to have difficulty selling their shares.

FINRA sales practice requirements may limit a stockholder’s ability to buy and sell our common stock.

The Financial Industry Regulatory Authority, or FINRA, has adopted rules requiring that, in recommending an investment to a customer, a broker-dealer must have reasonable grounds for believing that the investment is suitable for that customer. Prior to recommending speculative or low-priced securities to their non-institutional customers, broker-dealers must make reasonable efforts to obtain information about the customer’s financial status, tax status, investment objectives and other information. Under interpretations of these rules, FINRA has indicated its belief that there is a high probability that speculative or low-priced securities will not be suitable for at least some customers. If these FINRA requirements are applicable to us or our securities, they may make it more difficult for broker-dealers to recommend that at least some of their customers buy our common stock, which may limit the ability of our stockholders to buy and sell our common stock and could have an adverse effect on the market for and price of our common stock.

Because we became a reporting company under the Exchange Act by means other than a traditional underwritten initial public offering, we may not be able to attract the attention of research analysts at major brokerage firms.

Because we did not become a reporting company by conducting an underwritten initial public offering of our common stock, and because we will not be listed on a national securities exchange, security analysts of brokerage firms may not provide coverage of Deep Fission. In addition, investment banks may be less likely to agree to underwrite secondary offerings on our behalf than they might if we became a public reporting company by means of an underwritten initial public offering, because they may be less familiar with our Company as a result of more limited coverage by analysts and the media, and because we became public at an early stage in our development. The failure to receive research coverage or support in the market for our shares will have an adverse effect on our ability to develop a liquid market for our common stock.

Because the Merger was a reverse merger, the registration statement we file with respect to the shares of common stock received by investors in the Merger might be subject to heightened scrutiny by the SEC, and we may not be able to attract the attention of major brokerage firms.

Additional risks may exist as a result of our becoming a public reporting company through a “reverse merger.” Certain SEC rules are more restrictive when applied to reverse merger companies, such as the ability of stockholders to re-sell their shares of common stock pursuant to Rule 144, and the SEC may subject the registration statement we file with respect to the shares of common stock received by investors in the Merger and the Private Placement to heightened scrutiny. In addition, securities analysts of major brokerage firms may not provide coverage of our capital stock or business. Because we became a public reporting operating company through a reverse merger, there is no incentive to brokerage firms to recommend the purchase of our common stock. We cannot assure you that brokerage firms will want to provide analyst coverage of our capital stock or business in the future.

As a result of the consummation of the Merger, we are now obligated to develop and maintain proper and effective internal control over financial reporting. If we fail to develop and maintain an effective system of disclosure controls and internal control over financial reporting, our ability to produce timely and accurate financial statements or comply with applicable laws and regulations could be impaired. In addition, the presence of material weaknesses increases the risk of material misstatement of the consolidated financial statements.

Following the consummation of the Merger, we became a public company and are required, pursuant to Section 404(a) of the Sarbanes-Oxley Act, to furnish a report by management on, among other things, the effectiveness of our internal control over financial reporting on our annual report on Form 10-K. Effective internal control over financial reporting is necessary for reliable financial reports and, together with adequate disclosure controls and procedures, such internal controls are designed to prevent fraud. Any failure to implement required new or improved controls, or difficulties encountered in their implementation, could cause us to fail to meet its reporting obligations. Ineffective internal controls could also cause investors to lose confidence in reported financial information, which could have a negative effect on the trading price of our common stock.

The report by management will need to include disclosure of any material weaknesses identified in internal control over financial reporting. However, for as long as we are an “emerging growth company” under the JOBS Act following the consummation of the Merger, our independent registered public accounting firm will not be required to attest to the effectiveness of internal control over financial reporting pursuant to Section 404(b) of the Sarbanes-Oxley Act. Management’s assessment of internal controls, when implemented, could detect problems with internal controls, and an independent assessment of the effectiveness of internal controls by our auditors could detect further problems that management’s assessment might not, and could result in the identification of material weaknesses that were not otherwise identified. Undetected material weaknesses in internal controls could lead to financial statement restatements and require us to incur the expense of remediation. We are required to disclose changes made in internal controls and procedures on a quarterly basis. To comply with the public company requirements, we may need to undertake various actions, such as implementing new internal controls and procedures and hiring accounting or internal audit staff.

We are in the early stages of developing the system and processing documentation necessary to perform the evaluation needed to comply with Section 404. We may not be able to complete its evaluation, testing, and any required remediation in a timely fashion. During the evaluation and testing process, if we identify material weaknesses in internal control over financial reporting, we will be unable to assert that internal control over financial reporting is effective.

If we are unable to assert that our internal control over financial reporting is effective, or if our independent registered public accounting firm is unable to express an opinion on the effectiveness of its internal control, including as a result of the material weaknesses described above, we could lose investor confidence in the accuracy and completeness of financial reports, which would cause the price of our common stock to decline, and we may be subject to investigation or sanctions by the SEC. In addition, if we are unable to continue to meet these requirements, we may not be able to remain quoted on any over-the-counter trading system, or following any potential listing, listed on any securities exchange.

A majority of the voting power of our common stock is consolidated among our executive officers and directors, which may prevent you or any new investors from influencing significant corporate decisions.

Our executive officers and directors own shares representing approximately 30.60% of the voting power of our common stock. As a result, our executive officers and directors may have the ability to control the outcome of matters requiring stockholder approval, including the election of directors and approval of significant corporate transactions, such as a merger, other sale of our Company or our assets or significant acquisitions. This concentration of voting control will limit the ability of other stockholders to influence corporate matters and may cause us to make strategic decisions that could involve risks to you or that may not be aligned with your interests. Our directors and executive officers owe a fiduciary duty to our stockholders and are legally obligated to act in good faith and in a manner they reasonably believe to be in the best interests of our stockholders. As stockholders, these individuals are entitled to vote their shares in their own interests, which may not always be in the interests of our stockholders generally. The concentration of voting power held by our executive officers and directors may adversely affect the market price of our common stock.

We are an emerging growth company and a smaller reporting company, and any decision on our part to comply only with certain reduced reporting and disclosure requirements applicable to emerging growth companies and smaller reporting companies could make our common stock less attractive to investors.

We are an “emerging growth company,” as defined in the JOBS Act, and, for as long as we continue to be an emerging growth company, we may choose to take advantage of exemptions from various reporting requirements applicable to other public companies but not to emerging growth companies, including:

●	exemption from the requirement that our independent registered public accounting firm audit our internal control over financial reporting under Section 404 of the Sarbanes-Oxley Act;

●	reduced disclosure obligations regarding executive compensation in our periodic reports and annual report on Form 10-K; and

●	exemptions from the requirements of holding non-binding advisory votes on executive compensation and stockholder approval of any golden parachute payments not previously approved.

Our status as an emerging growth company will end as soon as any of the following takes place:

●	the last day of the fiscal year in which we have more than $1.235 billion in annual revenues;

●	the date we qualify as a “large accelerated filer,” with at least $700 million of equity securities held by non-affiliates;

●	the date on which we have issued, in any three-year period, more than $1.0 billion in non-convertible debt securities; or

●	the last day of the fiscal year ending after the fifth anniversary of the first sale of our common equity securities pursuant to an effective registration statement filed pursuant to the Securities Act.

We cannot predict if investors will find our common stock less attractive if we choose to rely on any of the exemptions afforded emerging growth companies. If some investors find our common stock less attractive because we rely on any of these exemptions, there may be a less active trading market for our common stock, to the extent that such a market develops, and the market price of our common stock may be more volatile.

Under the JOBS Act, emerging growth companies can also delay adopting new or revised accounting standards until such time as those standards apply to private companies. We have elected to avail ourselves of this provision of the JOBS Act. As a result, we will not be subject to new or revised accounting standards at the same time as other public companies that are not emerging growth companies. Therefore, our consolidated financial statements may not be comparable to those of companies that comply with new or revised accounting pronouncements as of public company effective dates.

We are also a “smaller reporting company” as defined in the Exchange Act. We may continue to be a “smaller reporting company” even after we are no longer an emerging growth company. We may take advantage of certain of the scaled disclosures available to smaller reporting companies and will be able to take advantage of these scaled disclosures for so long as our voting and non-voting common stock held by non-affiliates is less than $250.0 million measured on the last business day of our second fiscal quarter, or our annual revenues is less than $100.0 million during the most recently completed fiscal year and our voting and non-voting common stock held by non-affiliates is less than $700.0 million measured on the last business day of our second fiscal quarter.

We may face risks related to securities litigation that could result in significant legal expenses and settlement or damage awards.

We may in the future become subject to claims and litigation alleging violations of the securities laws or other related claims, which could harm our business and require us to incur significant costs. Significant litigation costs could impact our ability to comply with certain financial covenants under our credit agreement. We are generally obliged, to the extent permitted by law, to indemnify our current and former directors and officers who are named as defendants in these types of lawsuits. Regardless of the outcome, litigation may require significant attention from management and could result in significant legal expenses, settlement costs or damage awards that could have a material impact on our financial position, results of operations and cash flows.

Anti-takeover provisions in our charter documents and under Delaware law could make an acquisition of us, which may be beneficial to our stockholders, more difficult and may prevent attempts by our stockholders to replace or remove our current management.

Our restated certificate of incorporation and our restated bylaws that became effective upon completion of the Merger contain provisions that could delay or prevent a change in control of our company. These provisions could also make it difficult for stockholders to elect directors who are not nominated by current members of our board of directors or take other corporate actions, including effecting changes in our management. These provisions:

●	establish a classified board of directors so that not all members of our board are elected at one time;

●	permit only the board of directors to establish the number of directors and fill vacancies on the board;

●	provide that directors may only be removed “for cause” and only with the approval of a majority of our stockholders;

●	require majority voting to amend some provisions in our restated certificate of incorporation and restated bylaws;

●	authorize the issuance of “blank check” preferred stock that our board could use to implement a stockholder rights plan;

●	eliminate the ability of our stockholders to call special meetings of stockholders;

●	prohibit stockholder action by written consent, which requires all stockholder actions to be taken at a meeting of our stockholders;

●	prohibit cumulative voting; and

●	establish advance notice requirements for nominations for election to our board or for proposing matters that can be acted upon by stockholders at annual stockholder meetings.

In addition, our restated certificate of incorporation will provide that the Court of Chancery of the State of Delaware will be the exclusive forum for: any derivative action or proceeding brought on our behalf; any action asserting a breach of fiduciary duty; any action asserting a claim against us arising pursuant to the DGCL, our restated certificate of incorporation, or our restated bylaws; or any action asserting a claim against us that is governed by the internal affairs doctrine.

Section 22 of the Securities Act creates concurrent jurisdiction for federal and state courts over all claims brought to enforce any duty or liability created by the Securities Act or the rules and regulations thereunder. Our restated certificate of incorporation provides that the federal district courts of the United States of America will, unless we consent in writing to an alternative forum, be the exclusive forum for resolving any complaint asserting a cause of action arising under the Securities Act (“Federal Forum Provision”). Our decision to adopt a Federal Forum Provision followed a decision by the Supreme Court of the State of Delaware holding that such provisions are facially valid under Delaware law. While there can be no assurance that federal courts or state courts will follow the holding of the Delaware Supreme Court or determine that the Federal Forum Provision should be enforced in a particular case, application of the Federal Forum Provision means that suits brought by our stockholders to enforce any duty or liability created by the Securities Act must be brought in federal court and cannot be brought in state court. While neither the exclusive forum provision nor the Federal Forum Provision applies to suits brought to enforce any duty or liability created by the Exchange Act creates exclusive federal jurisdiction over all claims brought to enforce any duty or liability created by the Exchange Act or the rules and regulations thereunder. Accordingly, actions by our stockholders to enforce any duty or liability created by the Exchange Act or the rules and regulations thereunder also must be brought in federal court. Our stockholders will not be deemed to have waived our compliance with the federal securities laws and the regulations promulgated thereunder.

Any person or entity purchasing or otherwise acquiring or holding any interest in any of our securities shall be deemed to have notice of and consented to our exclusive forum provisions, including the Federal Forum Provision. These provisions may limit a stockholder’s ability to bring a claim in a judicial forum of their choosing for disputes with us or our directors, officers or other employees, which may discourage lawsuits against us and our directors, officers, and other employees.

In addition, Section 203 of the DGCL may discourage, delay or prevent a change in control of our company. Section 203 imposes certain restrictions on mergers, business combinations and other transactions between us and holders of 15% or more of our common stock.

We do not intend to pay dividends for the foreseeable future and, as a result, your ability to achieve a return on your investment will depend on appreciation in the price of our common stock.

We have never declared or paid any cash dividends on our capital stock, and we do not intend to pay any cash dividends in the foreseeable future. Any determination to pay dividends in the future will be at the discretion of our board of directors. Accordingly, investors must rely on sales of their common stock after price appreciation, which may never occur, as the only way to realize any future gains on their investments.

If securities or industry analysts do not publish research or publish unfavorable or inaccurate research about our business, our stock price and trading volume could decline.

Our stock price and trading volume following our quotation on the OTCQB, if any, or following our potential listing on a securities exchange, if any, will be heavily influenced by the way analysts and investors interpret our financial information and other disclosures. Securities and industry analysts do not currently, and may never, publish research on our business. If few securities or industry analysts commence coverage of us, our stock price could be negatively affected. If securities or industry analysts downgrade our common stock, or publish negative reports about our business, our stock price would likely decline. If one or more of these analysts cease coverage of us or fail to publish reports on us regularly, demand for our common stock could decrease, which might cause our stock price to decline and could decrease the trading volume of our common stock.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

You should read the following discussion and analysis of our financial condition and results of operations in conjunction with the audited financial statements for the years ended December 31, 2024 and 2023 as well as the unaudited interim condensed financial statements for the six months ended June 30, 2025 and 2024 and the related notes thereto, included elsewhere in this Current Report. Some of the information contained in this discussion and analysis or set forth elsewhere in this Current Report, including information with respect to our plans and strategy for our business, includes forward-looking statements involving risks and uncertainties as described under the heading “Forward-Looking Statements” elsewhere in this Current Report. You should review the section titled “Risk Factors” in this Current Report for a discussion of important factors that could cause actual results to differ materially from the results described in or implied by the forward-looking statements and could otherwise affect our intended plans of operations.

Overview

The Merger

On September 5, 2025, Surfside, Acquisition Sub and Legacy Deep Fission entered into the Merger Agreement. Pursuant to the terms of the Merger Agreement, on the Closing Date, Acquisition Sub merged with and into Legacy Deep Fission, with Legacy Deep Fission continuing as the surviving corporation. As a result of the Merger, Legacy Deep Fission became our wholly owned subsidiary and will continue its existing business operations. Additionally, we changed our name to Deep Fission, Inc. and will continue to be a public reporting company.

At the Effective Time of the Merger, we issued 38,538,922 shares of our common stock to existing holders of Legacy Deep Fission common stock. We also reserved a total of 9,500,882 shares of our common stock under the 2025 EIP for future issuances of equity awards at the discretion of our Board to officers, employees, consultants and directors and reserved 1,000,000 shares of our common stock under the 2025 ESPP for future purchase by employees. Surfside’s existing stockholders continued to hold an aggregate of 2,166,667 Retained Pre-Merger Shares, and on the Closing Date we also issued 85,000 Advisor Shares to an accredited investor in consideration for services rendered in connection with the Merger.

The Private Placement

Immediately following the Effective Time of the Merger, we sold 10,000,000 shares of our common stock at a purchase price of $3.00 per share in a private placement to certain accredited and institutional investors. In connection with the Private Placement, we also issued to the Placement Agents, Placement Agent Warrants to purchase an aggregate of 586,666 shares of common stock at an exercise price of $3.00 per share. Net of offering expenses, we received approximately $26.0 million in net proceeds from the Private Placement that we expect to use for general working capital and corporate purposes, including towards the engineering, research and development of our first pilot nuclear reactor and related technologies. A portion of the net proceeds will also be used to cover management, overhead, legal and accounting fees and expenses relating to the Merger and the Private Placement, and could include potential acquisitions of complementary businesses or assets (though none is currently contemplated).

The table directly below presents a fully-diluted capitalization table after giving effect to the Merger, the Private Placement, and adoption of the 2025 EIP and 2025 ESPP, and related transactions:

Pro Forma Ownership	Shares	Fully Diluted %
Legacy Deep Fission Stockholders	38,538,922	60.85%
Private Placement Investors	10,000,000	15.79%
Retained Pre-Merger Shares	2,166,667	3.42%
Advisor Shares	85,000	0.13%
Placement Agent Warrants	586,666	0.93%
2025 EIP Shares Reserved (unissued)	9,500,882	15.0%
2025 ESPP Shares Reserved (unissued)	1,000,000	1.58%
2025 Plan Option Shares Reserved (unissued)	1,461,078	2.31%
Total shares outstanding and reserved for issuance	63,339,215	100.0%

Accounting Considerations

The historical financial statements and related footnotes filed as Exhibits 99.1 and 99.2 to this Current Report include descriptions of Legacy Deep Fission’s previously outstanding common stock; however, in connection with the Merger, all shares of Legacy Deep Fission common stock were converted into shares of our common stock. See “Merger Agreement” and “The Private Placement” above for detailed information regarding the Transactions and the related conversion of the shares of Legacy Deep Fission’s common stock.

For financial reporting purposes, the Merger was treated as a recapitalization and reverse acquisition. Legacy Deep Fission is considered the acquirer for accounting purposes, meaning that the historical financial results of Legacy Deep Fission prior to the Merger are considered our historical financial results under applicable accounting principles. Thus, a discussion of the past financial results of Surfside is not pertinent.

Background

We were established to provide a first-of-its-kind solution of developing a Deep Fission Reactor placed one mile underground to deliver clean, secure, and low-cost electricity. We are focused on developing, demonstrating and deploying our Deep Fission Reactor technology and have made progress in achieving milestones toward eventual commercialization of our Deep Fission Reactor, the most significant of which was selection by the DOE in August 2025 for participation in the nuclear Reactor Pilot Program. That pilot program anticipates deployment of our first test Deep Fission Reactor by July 2026.

To date our activities have consisted of developing our Deep Fission Reactor technology. We have also established a network of strategic supply chain partnerships to support the development and commercialization of Deep Fission’s advanced nuclear technologies. In addition, we have engaged in discussions with hyper-scalers, large data center operators, industrial sites, and utilities – and have signed multiple letters of intent relating to potential commercial agreements and strategic partnerships. We have not yet entered into a binding agreement with any customer, and there is no guarantee that we will be able to do so in the future.

Our activities are subject to significant risks and uncertainties, including the possibility that we may be unable to secure sufficient funding to sustain operations until our SDA applications are approved by the NRC, commercialization is achieved, and customers are secured.

Our leadership team has a combined 100+ years of direct experience with nuclear solutions and engineering, government and community engagement and global strategy development. Our advisory board includes preeminent experts and Nobel laureates in nuclear science, technology and policy, as well as business leaders and entrepreneurs. We believe that the depth of our expertise and our technology solutions uniquely position us to deliver a safer, faster and low-cost alternative to convention nuclear energy.

Our Intended Business

Our growth strategy in the near term focuses on being a technology provider and strategic partner, enabling our customers and development partners to lead project financing, permitting, and construction. This approach allows us to scale quickly without tying up significant capital in project ownership.

We intend to generate upfront and one-time revenue from:

a.	Reactor Delivery & Integration: Providing modular SMR units for deployment through third-party manufacturers, with Deep Fission managing engineering, integration, and delivery.

b.	EPC Support: Offering site-specific engineering, integration, and commissioning support where customers rely on our expertise.

We intend to generate recurring and long-term revenue from:

a.	Intellectual Property Licensing: Ongoing licensing fees per reactor for the use of Deep Fission’s proprietary technology.

b.	Operations & Maintenance Services: Recurring revenues from specialized activities such as refueling, monitoring, and regulatory compliance.

This blended model captures both upfront value and predictable, long-term revenue streams, while leaving capital-intensive project ownership and financing to our partners.

Components of Results of Operations

Operating Expenses

General and administrative expenses primarily consist of costs associated with administrative staff salaries, facilities, utilities, insurance, marketing and advertising, stock-based compensation, legal fees and other office expenses related to our business functions.

Research and development (“R&D”) expenses primarily represent costs incurred to develop our technology. These costs consist of personnel costs, including salaries, employee benefit costs, bonuses and stock-based compensation expenses, software costs, computing costs, hardware and experimental supplies, and expenses for outside engineering contractors for analytical work and consulting costs. We expense all R&D costs in the periods in which they are incurred.

Other Non-Operating Income (Expense)

Other non-operating income (expense) consists primarily of change in fair value of SAFE Notes, interest income, interest expenses, and other miscellaneous expenses.

Results of Operations

Comparison of the Six Months Ended June 30, 2025 and 2024

The following table sets forth our summarized consolidated financial information for the periods indicated:

	Six Months Ended June 30,
	2025	2024	$ Change
Operating expenses
General and administrative expenses	$2,718,780	$752,535	$1,966,245
Research and development expenses	780,517	135,930	644,587
Operating expenses	3,499,297	888,465	2,610,832
Operating loss	(3,499,297)	(888,465)	(2,610,832)

Other non-operating income (expense)
Interest income	-	11,385	(11,385)
Change in fair value of SAFE notes	(3,638,167)	(1,251,721)	(2,386,446)
Other income (expense), net	1,004	(350)	1,354
Total non-operating income (expense)	(3,637,163)	(1,240,686)	(2,396,477)

Net Loss	$(7,136,460)	$(2,129,151)	$(5,007,309)

Operating Expenses

General and administrative expenses increased by $2.0 million for the six months ended June 30, 2025, compared to the six months ended June 30, 2024. The increase in general and administrative expenses was primarily attributable to an increase in the number of employees, as well as increased legal, benefits, and marketing costs.

Research and development expenses increased by $645 thousand for the six months ended June 30, 2025, compared to the six months ended June 30, 2024. The increase in research and development expenses was primarily attributable to the increase in salary and benefits corresponding with our increase in headcount, as well as increased consulting fees paid to our advisors.

Other Non-Operating Income (Expense)

Other non-operating income (expense) increased by $2.4 million for the six months ended June 30, 2025, compared to the six months ended June 30, 2024, largely due to increase in the fair value of the SAFE Notes resulting from the additional capital raise.

Comparison of the Year Ended December 31, 2024 and Period From July 17, 2023 (Inception) through December 31, 2023

The following table sets forth our historical consolidated statements of operations data for the periods indicated:

	For the Year Ended December 31, 2024	For the Period From July 17, 2023 (Inception) Through December 31, 2023	$ Change
Operating expenses
General and administrative expenses	$2,419,009	$36,041	$2,382,968
Research and development expenses	643,642	47,220	596,422
Operating expenses	3,062,651	83,261	2,979,390
Operating loss	(3,062,651)	(83,261)	(2,979,390)

Other non-operating income (expense)
Interest income	20,331	26	20,305
Change in fair value of SAFE notes	(4,987,665)	(547,000)	(4,440,665)
Other income	749	-	749
Total non-operating income (expense)	(4,966,585)	(546,974)	(4,419,611)
Net loss	$(8,029,236)	$(630,235)	$(7,399,001)

Operating Expenses

General and administrative expenses increased by $2.4 million for 2024 compared to 2023. The increase in general and administrative expenses was primarily attributable to an increase in the number of employees, as well as increased legal, benefits, travel and marketing costs.

Research and development expenses increased by $596 thousand for 2024 compared to 2023. The increase in research and development expenses are primarily attributable to the increase in salary and benefits corresponding with our increase in headcount, as well as increased consulting fees paid to our advisors.

Other Non-Operating Income (Expense)

Other non-operating income (expense) increased by $4.4 million for 2024 compared to 2023, primarily due to the change in fair value of SAFE Notes.

Liquidity and Capital Resources

Since inception, we have financed our operations primarily through the issuance and sale of our equity securities. Our primary requirements for liquidity and capital are to finance working capital and capital expenditures associated with operating and managing the company, as well as for general corporate purposes. As of June 30, 2025, our principal source of liquidity was our cash balance of $4.8 million and we anticipate that future sources of liquidity will principally come from sales of common stock and other equity instruments. Since our inception, we have generated significant operating losses as reflected in our accumulated deficit of $15.8 million as of June 30, 2025. We also generated a negative cash flow of $2.0 million for the six months ended June 30, 2025.

We expect to use the approximately $26 million of net proceeds from the Private Placement for general working capital and corporate purposes, including towards the engineering, research and development of our first pilot nuclear reactor and related technologies. A portion of the net proceeds will also be used to cover management, overhead, legal and accounting fees and expenses relating to the Merger and the Private Placement, and could include potential acquisitions of complementary businesses or assets (though none is currently contemplated). Based our expectation of continued operating losses for at least the near term, we anticipate our existing cash, together with net proceeds from the Private Placement, will not be sufficient to operate our business for the next twelve months. Accordingly, we determined that there is substantial doubt about our ability to continue as a going concern. In order to continue to operate our business beyond that time, we will need to raise substantial additional capital. Our independent registered public accounting firm included an explanatory paragraph regarding substantial doubt about the Company’s ability to continue as a going concern. We are actively evaluating potential financing sources available to us, but there can be no assurance that financing will be available on terms acceptable to us, on a timely basis, or at all. To the extent that we raise additional capital through the sale of equity or convertible debt securities, the ownership interest of our stockholders will be diluted, and the terms of these securities may include liquidation or other preferences that adversely affect the rights of common stockholders. However, our management team will have broad discretion in making strategic decisions to execute our growth plans, and there can be no assurance that management’s decisions will result in successful achievement of our business objectives. In addition, our estimate as to the sufficiency of our current cash, cash equivalents and short-term investments and our current operating plan as discussed above are based on assumptions that may prove to be wrong, and we could deplete our capital resources sooner than we currently anticipate.

Cash Flows

Six Months Ended June 30, 2025 and 2024

As of June 30, 2025, our cash and cash equivalents were $4.8 million. The following table shows a summary of our cash flows for the periods presented:

	Six Months Ended June 30, 2025	Six Months Ended June 30, 2024	Change $
Net cash used in operating activities	$(3,632,502)	$(747,305)	$(2,885,197)
Net cash used in investing activities	(28,705)	(2,657)	(26,048)
Net cash provided by financing activities	1,711,621	2,435,298	(723,677)
Net increase (decrease) in cash	(1,949,586)	1,685,336	3,634,922
Cash, beginning of period	6,728,895	945,802	5,783,093
Cash, end of period	$4,779,309	$2,631,138	$2,148,171

Operating Activities

Net cash used in operating activities increased by $2.9 million, to $3.6 million for the six months ended June 30, 2025 compared to the net cash used in operating activities of $747 thousand for the six months ended June 30, 2024. The increase in net cash used in operating activities was primarily attributable to increased net losses, changes in working capital, including accounts payable, and other current liabilities.

Investing Activities

Net cash used in investing activities increased by $26 thousand, to $29 thousand for the six months ended June 30, 2025 compared to net cash provided by investing activities of $3 thousand for the six months ended June 30, 2024. The increase was driven by additions by the Company to property and equipment.

Financing Activities

Net cash provided by financing activities decreased by $724 thousand, to $1.7 million for the six months ended June 30, 2025 compared to the net cash provided by financing activities of $2.4 million for the six months ended June 30, 2024. The decrease in net cash provided by financing activities was primarily attributable to the additional issuances of SAFE Notes during the six months ended June 30, 2024.

Year Ended December 31, 2024 and Period From July 17, 2023 (Inception) through December 31, 2023

As of December 31, 2024, our cash and cash equivalents were $6.7 million. The following table shows a summary of our cash flows for the periods presented:

	For the Year Ended December 31, 2024	For the Period From July 17, 2023 (Inception) Through December 31, 2023	Change
Net cash used in operating activities	$(2,789,642)	$(64,241)	$(2,725,401)
Net cash used in investing activities	(2,657)	-	(2,657)
Net cash provided by financing activities	8,575,392	1,010,043	7,565,349
Net increase (decrease) in cash	$5,783,093	$945,802	$4,837,291
Cash, beginning of period	945,802	-	945,802
Cash, end of period	$6,728,895	$945,802	$5,783,093

Operating Activities

Net cash used in operating activities increased by $2.7 million, to $2.8 million for 2024 compared to the net cash used in operating activities of $64 thousand for 2023. The increase in operating cash outflow was primarily attributable to the increased operation costs resulting from higher employees.

Investing Activities

Net cash used in investing activities increased by $3 thousand, from zero in 2023 compared to $3 thousand in net cash used in investing activities for 2024. The increase was driven by additions to property and equipment.

Financing Activities

Net cash provided by financing activities increased by $7.6 million, to $8.6 million for 2024 compared to the net cash provided by financing activities of $1.0 million for 2023. The increase in net cash provided by financing activities was primarily attributable to the issuance of SAFE Notes for proceeds of $8.6 million in the current period.

SAFE Notes

During the six months ended June 30, 2025, and in 2024 and 2023, we issued “Simple Agreement for Future Equity” notes (“SAFE Notes”) in the aggregate amounts of $1.6 million, $8.2 million and $1.5 million, respectively. As of June 30, 2025, we had $11.3 million of SAFE Notes outstanding. Upon the Closing of the Merger, the SAFE Notes converted into an aggregate of 19,601,185 shares of common stock.

Contractual Obligations and Commitments

As of June 30, 2025 and December 31, 2024, we did not have any material contractual obligations or commitments.

Off-Balance Sheet Transactions

We did not have during the periods presented, and we do not currently have, any off-balance sheet financing arrangements or any relationships with unconsolidated entities or financial partnerships, such as structured finance or special purpose entities, that were established for the purpose of facilitating off-balance sheet arrangements or other contractually narrow or limited purposes.

Critical Accounting Policies and Estimates

Our consolidated financial statements and the related notes thereto included in this Current Report are prepared in accordance with United States generally accepted accounting principles. The preparation of consolidated financial statements also requires us to make certain estimates and assumptions that affect the reported amounts of assets, liabilities, revenue, costs and expenses and related disclosures. These estimates are developed based on historical experience and various other assumptions that we believe to be reasonable under the circumstances. Actual results could differ significantly from the estimates made by management. To the extent that there are differences between our estimates and actual results, our future financial statement presentation, financial condition, results of operation, and cash flows will be affected. We believe that the accounting policies described below involve a greater degree of judgment and complexity. Accordingly, these are the estimates we believe are most critical to aid in fully understanding and evaluating our consolidated financial condition, results of operations and future performance. We have described our significant accounting policies within Note 2 to our audited consolidated financial statements filed as Exhibit 99.1 to this Current Report.

SAFE Notes

The Company has issued SAFE Notes in exchange for cash financing. The Company has accounted for its SAFE Notes as derivatives under the FASB ASC 815-40 and ASC 815-10 and presented them as long-term liabilities in the accompanying condensed balance sheets. If any changes in the fair value of the SAFEs occur, the Company will record such changes through earnings.

Stock-Based Compensation

We account for stock-based compensation in accordance with ASC 718, Compensation-Stock Compensation. We measure all stock-based awards granted to employees, directors and non-employee consultants based on the fair value on the date of the grant and recognizes compensation expense for those awards over the requisite service period, which is generally the vesting period of the respective award.

The fair value of each stock option grant is estimated on the date of grant using the Black-Scholes option-pricing model. We have historically been a private company and lacks company-specific historical information for its stock. Determining the appropriate fair value of stock-based awards requires the input of subjective assumptions. The assumptions used in calculating the fair value of stock-based awards represent management’s best estimates and involve inherent uncertainties and the application of management’s judgment. As a result, if factors change and management uses different assumptions, stock-based compensation expenses could be materially different for future awards.

Recent Accounting Pronouncements

A discussion of recently issued accounting pronouncements and recently adopted accounting pronouncements is included in Note 2 to our financial statements under the heading “Summary of Significant Accounting Policies.”

Emerging Growth Company and Smaller Reporting Company Status

As an “emerging growth company,” under the JOBS Act, we are permitted to take advantage of an extended transition period for complying with new or revised accounting standards. We may elect to avail ourselves of such extended transition period, which means that when a standard is issued or revised and it has different application dates for public or private companies, we can adopt the new or revised standard at the time private companies adopt the new or revised standard and may do so until such time that we either irrevocably elect to opt out of such extended transition period or no longer qualify as an emerging growth company. We may choose to adopt any new or revised accounting standards early whenever such early adoption is permitted for private companies.

Subject to certain conditions set forth in the JOBS Act, if, as an emerging growth company, we choose to rely on available exemptions we may not be required to, among other things, (i) provide an auditor’s attestation report on our system of internal controls over financial reporting pursuant to Section 404(b) of the Sarbanes Oxley Act, (ii) provide all of the compensation disclosure that may be required of non-emerging growth public companies under the Dodd-Frank Wall Street Reform and Consumer Protection Act, (iii) comply with any requirement that may be adopted by the Public Company Accounting Oversight Board regarding mandatory audit firm rotation or a supplement to the auditor’s report providing additional information about the audit and the consolidated financial statements (auditor discussion and analysis), or (iv) disclose certain executive compensation related items such as the correlation between executive compensation and performance and comparisons of the CEO’s compensation to median employee compensation.

We will remain an emerging growth company until the earliest to occur of the following:

●	the last day of the fiscal year following the fifth anniversary of the date of its first sale of common equity securities pursuant to an effective registration statement;

●	the last day of the fiscal year in which our total annual gross revenue is equal to or more than $1.235 billion;

●	the date on which we have issued more than $1.0 billion in nonconvertible debt during the previous three years; or

●	the date on which we are deemed to be a “large accelerated filer,” as defined in Rule 12b-2 under the Exchange Act.

We are also a “smaller reporting company,” as defined in the Exchange Act. We may continue to be a smaller reporting company even after we are no longer an emerging growth company. We may take advantage of certain of the scaled disclosures available to smaller reporting companies and will be permitted to do so for so long as (i) our voting and non-voting common stock held by non-affiliates is less than $250.0 million measured on the last business day of our second fiscal quarter, or (ii) our annual revenue is less than $100.0 million during the most recently completed fiscal year and our voting and non-voting common stock held by non-affiliates is less than $700.0 million measured on the last business day of our second fiscal quarter.

MANAGEMENT

Executive Officers and Directors

The following table provides information regarding our executive officers and directors immediately following the closing of the Merger:

Name	Age	Positions
Executive Officers and Directors
Elizabeth Muller	47	Director, President and Chief Executive Officer
Richard Muller	81	Director, Chief Technology Officer
Wiliam (Mark) Schmitz	74	Chief Financial Officer

Elizabeth Muller is the co-founder, president and chief executive officer of Deep Fission, a role she has held since June 2024. She is also the co-founder of Deep Isolation, a nuclear waste disposal company and has served as the chair of Deep Isolation’s board of directors since its inception in 2016 and as an executive advisor since June 2024. Previously, Ms. Muller served as the chief executive officer of Deep Isolation from 2016 until June 2024. Ms. Muller was also formerly an Executive Director of Berkeley Earth, a former director at Gov3 and was a Policy Advisor at the Organization for Economic Co-Operation and Development (OECD). Ms. Muller is also a co-author of several of Deep Isolation’s patents. Ms. Muller is an environmentalist with expertise on global warming, stakeholder engagement, strategy, and communications. She holds a degree in Mathematics from the University of California, San Diego and an M.B.A. from ESCP Business School in Paris.

We believe Ms. Muller is qualified to serve on our Board due to her direct and sustained leadership experience as the co-founder and former CEO of Deep Isolation, guiding it through its formative stages and into the public markets. In addition, her deep institutional knowledge of the Company, combined with her prior service on multiple corporate boards, provides both strategic insight and governance experience. Ms. Muller also brings environmental, technical and policy expertise and extensive experience in leadership and operations.

Dr. Richard A. Muller is the co-founder and chief technology officer of Deep Fission, a role he has held since June 2024. Previously, Dr. Muller served as the chief executive officer of Deep Fission from June 2023 to June 2024. He is also the co-founder of Deep Isolation. Dr. Muller is a Professor of Physics emeritus at the University of California, at Berkeley. He is also a prolific inventor (over 80 patents issued), and has written more than 100 scientific articles in peer-reviewed journals. Dr. Muller’s academic research has led to numerous awards, including a MacArthur Prize, the National Science Foundation Alan T. Waterman Award, the Breakthrough Prize, and election to the American Academy of Arts and Sciences. In addition, Dr. Muller has won numerous awards for excellence in teaching and authored ten books, including “Physics for Future Presidents” and “Energy for Future Presidents.” Dr. Muller was a member of JASON, an independent scientific advisory group that provides consulting services to the U.S. government on matters of defense science and technology, for 34 years. Dr. Muller received his A. B. degree from Columbia University, and his Ph.D. at the University of California, Berkeley.

A prolific inventor and author, we believe Dr. Muller is qualified to serve on our Board due to his deep technical and industry expertise. As a co-founder and the Chief Technology Officer of the Company, Dr. Muller also has invaluable institutional knowledge and a keen understanding of the Company’s operations.

William (Mark) Schmitz is the Chief Financial Officer of Deep Fission.  Mr. Schmitz has over forty years of experience as a finance professional in the energy technology, automotive, life safety, banking and manufacturing industries. Mr. Schmitz previously served as Chief Financial Officer of Gru Energy Lab, Inc. from May 2021 until February 2025, Chief Financial Officer of Itron, Inc. from September 2014 until April 2017 and Chief Financial Officer of Alghanim Industries from April 2009 until May 2014. He has also served as Chief Financial Officer of Goodyear and Plug Power, and has held positions based in China, Brazil, the U.K. and the Middle East. Mr. Schmitz is experienced at scaling growth-oriented companies and preparing them for public company reporting. Mr. Schmitz has undergraduate and M.B.A. degrees from The Ohio State University.

Corporate Governance

Board Composition

Our board of directors currently consists of two members, Elizabeth Muller and Richard Muller.

Classified Board of Directors

Our board of directors is divided into three classes of directors, designated Class I, Class II and Class IIII, with staggered three-year terms. At each annual meeting of stockholders, a class of directors will be elected for a three-year term to succeed the same class whose term is then expiring. As a result, only one class of directors will be elected at each annual meeting of our stockholders, with the other classes continuing for the remainder of their respective three-year terms. Our current directors are divided among two of the three classes as follows:

●	the Class I director is Richard Muller, and his term will expire at the 2026 annual meeting of stockholders;

●	the Class II director is Elizabeth Muller, and her term will expire at the 2027 annual meeting of stockholders; and

●	there are currently no Class III directors.

Each director’s term continues until the election and qualification of their successor, or their earlier death, resignation, disqualification or removal. Our amended and restated certificate of incorporation and amended and restated bylaws in effect from and after the effective time of the Merger authorize, subject to the special rights of the holders of any series of preferred stock to elect directors, only our board of directors to fill vacancies on the board of directors. Any increase or decrease in the number of directors will be distributed among the three classes so that, as nearly as possible, each class will consist of an equal number of directors. This classification of our board of directors may have the effect of delaying or preventing changes in control of Deep Fission.

Director Independence

Our common stock is not listed for trading on a national securities exchange or on any inter-dealer quotation system that has a requirement that a majority of directors be independent.  In addition, for companies subject to reporting obligations under Section 13 or 15(d) of the Exchange Act, the rules of the OTCQB do not provide for any requirements relating to director independence or board committees. Nonetheless, we have evaluated the independence by the standards for director independence set forth in the Nasdaq Marketplace Rules.

Under the rules of Nasdaq, independent directors must comprise a majority of a listed company’s board of directors within a specified period of listing. In addition, rules require that, subject to specified exceptions, each member of a listed company’s audit, compensation, and nominating, governance, and corporate responsibility committees be independent. Under the rules, a director will only qualify as an “independent director” if, in the opinion of that company’s board of directors, that person does not have a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director.

Our board of directors has undertaken a review of the independence of each director and considered whether each director has a material relationship with us that could compromise their ability to exercise independent judgment in carrying out their responsibilities. As a result of this review, our board of directors determined that none of the members of the board of directors are “independent directors” as defined under the applicable rules and regulations of the SEC and the listing requirements and rules of Nasdaq. In making these determinations, our board of directors reviewed and discussed information provided by the directors and us with regard to each director’s business and personal activities and current and prior relationships as they may relate to us and our management, including the beneficial ownership of our capital stock by each non-employee director and the transactions involving them described in the section titled “Certain Relationships and Related Party Transactions.”

Family Relationships

Richard Muller, our Chief Technology Officer and director, is the father of Elizabeth Muller, our President and Chief Executive Officer and director. There are no other family relationships among our directors and executive officers.

Committees of the Board of Directors

The board of directors does not currently have any committees. We intend to establish an audit committee, a compensation committee, and a nominating and governance committee in the near future.

EXECUTIVE COMPENSATION

Surfside - Non-Employee Director Compensation

Surfside did not have a policy or program for the compensation of non-employee directors.

Surfside - Executive Officer Compensation

In 2024, Surfside’s sole “named executive officer” was Ian Jacobs who served as Chief Executive Officer, President, Chief Financial Officer, Secretary and as a Director. None of Surfside’s executive officers received any cash compensation for services rendered to Surfside.

Legacy Deep Fission - Non-Employee Director Compensation

We do not have a policy or program for the compensation of our non-employee directors. We intend to adopt a non-employee director compensation policy, which will set forth the terms upon which non-employee directors will be compensated for their service on the Board consistent with market-standard practices.

Legacy Deep Fission - Executive Compensation

In 2024, the “named executive officers” of Legacy Deep Fission and their positions were as follows:

●	Elizabeth Muller: President and Chief Executive Officer

●	Richard Muller: Chief Technology Officer

●	Malcolm Thompson: Chief Operating Officer

Legacy Deep Fission - 2024 Summary Compensation Table

The following table sets forth information concerning the compensation earned by or paid to the Legacy Deep Fission named executive officers for the year ended December 31, 2024.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)(1)	Total ($)
Elizabeth Muller	2024	$400,000	$80,000	$61,005	$541,005
President and Chief Executive Officer
Richard Muller, Ph.D.	2024	$300,000	$160,000	$89,068	$549,068
Chief Technology Officer
Malcolm Thompson(2)	2024	$50,000	$50,000	$3,050	$103,050
Chief Operating Officer

(1)	The amounts in this column reflect the aggregate grant date fair value of the shares underlying option awards granted in the applicable year, computed in accordance with Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 718 for stock-based compensation transactions. Unlike the calculations contained in our financial statements, this calculation does not give effect to any estimate of forfeitures related to service-based vesting, but assumes that the named executive officer will perform the requisite service for the award to vest in full.

(2)	On August 20, 2025, Mr. Thompson ceased employment with Deep Fission.

Base Salary

In 2024, Ms. Muller, Dr. Muller and Mr. Thompson received annual base salaries of $400,000, $300,000 and $250,000, respectively. The base salaries payable were intended to provide a fixed component of compensation reflecting each executive’s skill set, experience, role and responsibilities.

Option Awards

Our equity awards are designed to align our interests and those of our stockholders with those of our employees and consultants, including our executive officers. Our board of directors is responsible for approving equity awards.

Prior to the Closing of the Merger, we granted stock options to Ms. Muller and Dr. Muller representing 811,699 and 649,363 shares of our common stock, respectively (on an as-converted basis), pursuant to our pre-Merger 2025 Equity Incentive Plan (the “2025 Plan”). The stock options have an exercise price of $51.20 per share and vest on a 4-year vesting schedule, with 25% of the shares vesting on June 1, 2025 and 1/48th of the shares vesting monthly over the 36-month period thereafter, subject to the executive’s continued employment through each vesting date. No other equity awards were issued under the 2025 Plan. Following the Closing Date, no additional grants will be made under the 2025 Plan.

All stock options were granted with an exercise price per share that is no less than the fair market value of our common stock on the date of grant of such award. Our stock option awards generally vest over a four-year period and may be subject to acceleration of vesting under certain termination and change in control events, as described in more detail under the subsection titled “—2025 Plan—Corporate Transactions and Change in Control” below.

Benefits and Perquisites

In 2024, we provided benefits to our named executive officers on the same basis as provided to all of our employees, including medical, dental, vision, life and AD&D, and short- and long-term disability insurance, flexible spending accounts, vacation and paid holidays. The named executive officers are also eligible to participate in our 401(k) plan.

Other than the director and officer insurance coverage we maintain for our directors and officers, the Company does not maintain any executive-specific health and welfare benefit or perquisites.

Separation Agreement

On September 4, 2025, Legacy Deep Fission entered into a separation agreement with Mr. Thompson (the “Separation Agreement”) pursuant to which, among other things, Legacy Deep Fission agreed to pay Mr. Thompson a lump sum cash severance payment equal to 3 months’ of base salary, less applicable payroll deductions and withholdings, granted Mr. Thompson 72,753 fully vested shares of Legacy Deep Fission common stock, and agreed to accelerate the vesting of 10,000 shares of previously granted Legacy Deep Fission common stock. The foregoing description of the Separation Agreement is a summary only and is qualified in its entirety by the full text of the agreement, a copy of which is attached hereto as Exhibit 10.13 and incorporated herein by reference.

Legacy Deep Fission - Outstanding Equity Awards at December 31, 2024

The following table sets forth information regarding unvested stock awards held by each of the Legacy Deep Fission named executive officer as of December 31, 2024.

		Stock awards
Name	Grant Date	Number of shares that have not vested (#)	Market value of shares that have not vested ($)
Elizabeth Muller	7/19/2023(1)	32,292	$0
	6/4/2024(2)	32,292	$9,850
Richard Muller, Ph.D.	7/19/2023(1)	64,584	$0
Malcolm Thompson	6/3/2024(3)	10,000	$3,050

(1)	The stock grant is subject to a 4-year vesting schedule, with 25% of the shares vesting on July 19, 2024 and 1/48th of the shares vesting monthly over the 36-month period thereafter, subject to the executive’s continued employment through each vesting date.

(2)	The stock grant is subject to a 4-year vesting schedule, with 25% of the shares vesting on July 17, 2024 and 1/48th of the shares vesting monthly over the 36-month period thereafter, subject to the executive’s continued employment through each vesting date.

(3)	The stock grant is subject to a 4-year vesting schedule, with 25% of the shares vesting on March 10, 2025 and 1/48th of the shares vesting monthly over the 36-month period thereafter, subject to the executive’s continued employment through each vesting date.

Executive Compensation Arrangements

General

Following the Merger, the Board will oversee the compensation policies, plans and programs and review and determine compensation to be paid to executive officers, directors and other senior management, as appropriate. The compensation policies followed by the us will be intended to provide for compensation that is sufficient to attract, motivate and retain our executive officers and potential other individuals and to establish an appropriate relationship between executive compensation and the creation of stockholder value.

2025 Equity Incentive Plan (Post-Merger)

Set forth below is a summary of the material features of the 2025 EIP. The 2025 EIP is set forth in its entirety as Exhibit 10.7 to this Current Report, and all descriptions of the 2025 EIP contained in this section are qualified by reference to the complete text of the 2025 EIP.

Purpose

The 2025 EIP is intended to (i) attract and retain the best available personnel to ensure our success and accomplish our goals, (ii) incentivize employees, directors and independent contractors with long-term equity-based compensation to align their interests with our stockholders, and (iii) promote the success of our business.

Types of Stock Awards

The 2025 EIP permits the grant of incentive stock options (ISOs) to employees, including employees of any parent or subsidiary, and for the grant of NSOs, stock appreciation rights, restricted stock awards, restricted stock unit awards, performance awards and other forms of stock awards to employees, directors and consultants, including employees and consultants of our affiliates.

Share Reserve

Subject to adjustments as set forth in the 2025 EIP, the maximum aggregate number of shares of our common stock that may initially be issued under the 2025 EIP will not exceed 9,500,882 shares of common stock (representing 15% of the fully-diluted capitalization of Deep Fission immediately following the closing of the Merger and the Private Placement). The shares may be authorized, but unissued, or reacquired common stock. Furthermore, subject to adjustments as set forth in the 2025 EIP, in no event shall the maximum aggregate number of shares that may be issued under the 2025 EIP pursuant to an incentive stock option exceed the number set forth above plus, to the extent allowable under Section 422 of the Code and the regulations promulgated thereunder, any shares that again become available for issuance pursuant to the 2025 EIP.

In addition, the number of shares of our common stock reserved for issuance under the 2025 EIP will increase automatically on January 1 of each calendar year for a period of up to nine years, beginning on January 1, 2027 and continuing through and including January 1, 2035, in an amount equal to the lesser of (i) 5% of the shares of Common Stock outstanding on the last day of the immediately preceding calendar year, and (ii) such lesser amount as determined by the Board in its discretion.

Shares subject to stock awards granted under our 2025 EIP that expire or terminate without being exercised in full, or that are paid out in cash rather than in shares, do not reduce the number of shares available for issuance under our 2025 EIP. Additionally, shares become available for future grant under our 2025 EIP if they were issued stock awards under our 2025 EIP and we repurchase them or they are forfeited. This includes shares used to pay the exercise price of a stock award or to satisfy the tax withholding obligations related to a stock award.

Assumption or Substitution of Awards

The Plan Administrator (as defined below), from time to time, may determine to substitute or assume outstanding awards granted by another company, whether in connection with an acquisition of such other company or otherwise, by either: (a) assuming such award under the 2025 EIP or (b) granting a stock award under the 2025 EIP in substitution of such other company’s award. Such assumption or substitution will be permissible if the holder of the substituted or assumed award would have been eligible to be granted a stock award under the 2025 EIP if the other company had applied the rules of the 2025 EIP to such grant. In the event the Plan Administrator elects to assume an award granted by another company, subject to the requirements of Section 409A of the Code (“Section 409A”), the purchase price or the exercise price, as the case may be, and the number and nature of shares issuable upon exercise or settlement of any such stock award will be adjusted appropriately. In the event the Plan Administrator elects to grant a new option in substitution rather than assuming an existing option, such new option may be granted with a similarly adjusted exercise price. Any awards that are assumed or substituted under the 2025 EIP shall not reduce the number of shares authorized for grant under the 2025 EIP or authorized for grant to a participant in any fiscal year.

Eligibility

Employees, directors and independent contractors of us or our affiliates are all eligible to participate in the 2025 EIP. ISOs may only be granted to employees. As of the Closing Date, we have approximately 22 employees in the United States who are eligible to be granted stock awards under the 2025 EIP.

Administration

The 2025 EIP is administered by our board of directors or a committee thereof, which committee will be constituted to satisfy applicable laws (the “Plan Administrator”). To the extent desirable to qualify transactions under the 2025 EIP as exempt under Rule 16b-3 of the Exchange Act, the transactions contemplated under the 2025 EIP is structured to satisfy the requirements for exemption under Rule 16b-3.

Subject to the terms of the 2025 EIP, the Plan Administrator has the authority, in its discretion, to (i) determine the fair market value in accordance with the 2025 EIP; (ii) select the service providers to whom stock awards may be granted under the 2025 EIP; (iii) determine the number of shares to be covered by each stock award granted under the 2025 EIP; (iv) approve forms of stock award agreements for use under the 2025 EIP; (v) determine the terms and conditions, not inconsistent with the terms of the 2025 EIP, of any stock award granted thereunder; (vi) institute and determine the terms and conditions of an exchange program under the terms of the 2025 EIP (subject to stockholder approval); (vii) construe and interpret the terms of the 2025 EIP and stock awards granted pursuant to the 2025 EIP; (viii) correct any defect, supply any omission or reconcile any inconsistency in the 2025 EIP, any stock award or any award agreement; (ix) prescribe, amend and rescind rules and regulations relating to the 2025 EIP; (x) modify or amend each stock award (subject to the terms of the 2025 EIP); (xi) adjust performance goals to take into account changes in applicable laws or in accounting or tax rules, or such other extraordinary, unforeseeable, nonrecurring or infrequently occurring events or circumstances as the Plan Administrator deems necessary or appropriate to avoid windfalls or hardships; (xii) allow participants to satisfy tax withholding obligations in such manner as prescribed in the 2025 EIP; (xiii) authorize any person to execute on our behalf any instrument required to effect the grant of a stock award previously granted by the Plan Administrator; (xiv) allow a participant to defer the receipt of the payment of cash or the delivery of shares that would otherwise be due to such participant under a stock award; (xv) reduce the exercise price of any award to the then current fair market value; and (xvi) make all other determinations deemed necessary or advisable for administering the 2025 EIP.

To the extent permitted by applicable law, the Plan Administrator, in its sole discretion and on such terms and conditions as it may provide, may delegate all or any part of its authority and powers under the 2025 EIP to one or more of our directors or officers. To the extent permitted by applicable laws, the Plan Administrator may delegate to one or more officers who may be (but are not required to be) insiders subject to Section 16 of the Exchange Act, the authority to do any of the following (i) designate employees who are not insiders to be recipients of stock awards, (ii) determine the number of shares to be subject to such stock awards granted to such designated employees, and (iii) take any and all actions on behalf of the Plan Administrator other than any actions that affect the amount or form of compensation of Insiders or have material tax, accounting, financial, human resource or legal consequences to us or our affiliates; provided, however, that the Plan Administrator resolutions regarding any delegation with respect to (i) and (ii) will specify the total number of shares that may be subject to the stock awards granted by such officer and that such officer may not grant a stock award to himself or herself. Any stock awards will be granted on the form of award agreement most recently approved for use by the Plan Administrator, unless otherwise provided in the resolutions approving the delegation authority.

The Plan Administrator will, in its sole discretion, determine the performance goals, if any, applicable to any stock award (including any adjustment(s) thereto that will be applied in determining the achievement of such performance goals) on or prior to the Determination Date (as defined in the 2025 EIP). The performance goals may differ from participant to participant and from stock award to stock award. The Plan Administrator shall determine and approve the extent to which such performance goals have been timely achieved and the extent to which the shares subject to such stock award have thereby been earned. Please refer to the discussion below under “-Performance Goals” for more information.

Stock awards granted to participants who are insiders subject to Section 16 of the Exchange Act must be approved by two or more “non-employee directors” of the Board (as defined in the regulations promulgated under Section 16 of the Exchange Act).

Stock Options

Each stock option will be designated in the stock award agreement as either an incentive stock option (which is entitled to potentially favorable tax treatment) or a nonstatutory stock option (“NSO”). However, notwithstanding such designation, to the extent that the aggregate fair market value of the shares with respect to which ISOs are exercisable for the first time by the participant during any calendar year exceeds $100,000, such stock options will be treated as NSOs. ISOs may only be granted to employees.

The term of each stock option will be stated in the stock award agreement. In the case of an incentive stock option, the term will be ten years from the date of grant or such shorter term as may be provided in the stock award agreement. Moreover, in the case of an incentive stock option granted to a participant who owns stock representing more than 10% of the total combined voting power of all classes of our stock or the stock of any subsidiary, the term of the incentive stock option will be five years from the date of grant or such shorter term as may be provided in the stock award agreement.

The per share exercise price for the shares to be issued pursuant to exercise of a stock option will be determined by the Plan Administrator, subject to the following: in the case of an incentive stock option (i) granted to an employee who, at the time the incentive stock option is granted, owns stock representing more than 10% of the voting power of all classes of our stock or the stock of any subsidiary, the per share exercise price will be no less than 110% of the fair market value per share on the date of grant; and (ii) granted to any other employee, the per share exercise price will be no less than 100% of the fair market value per share on the date of grant. In the case of an NSO, the per share exercise price will be no less than 100% of the fair market value per share on the date of grant. Notwithstanding the foregoing, stock options may be granted with a per share exercise price of less than 100% of the fair market value per share on the date of grant pursuant to a corporate reorganization, liquidation, etc., described in Section 424(a) of the Code.

At the time a stock option is granted, the Plan Administrator will fix the period within which the stock option may be exercised and will determine any conditions that must be satisfied before the stock option may be exercised. A stock option may become exercisable upon completion of a specified period of service with us or one of our affiliates and/or based on the achievement of performance goals during a performance period as set out in advance in the participant’s award agreement. If a stock option is exercisable based on the satisfaction of performance goals, then the Plan Administrator will: (x) determine the nature, length and starting date of any performance period for such stock option; (y) select the performance goals to be used to measure the performance; and (z) determine what additional vesting conditions, if any, should apply. Please refer to the discussion below under “-Performance Goals” for more information. The Plan Administrator will also determine the acceptable form of consideration for exercising a stock option, including the method of payment.

If a participant ceases to be a service provider other than for “Cause” (as defined in the 2025 EIP), the participant may exercise his or her stock option within such period of time as is specified in the stock award agreement to the extent that the stock option is vested on the date of termination (but in no event later than the expiration of the term of such stock option). In the absence of a specified time in the stock award agreement, to the extent vested as of a participant’s termination, the stock option will remain exercisable for 12 months following a termination for death or disability, and 3 months following a termination for any other reason. Any outstanding stock option (including any vested portion thereof) held by a participant shall immediately terminate in its entirety upon the participant being first notified of his or her termination for Cause.

Stock Appreciation Rights

The Plan Administrator will determine the terms and conditions of each stock appreciation right (“SAR”), provided that the exercise price for each SAR will be no less than 100% of the fair market value of the underlying shares of common stock on the date of grant. A SAR may become exercisable upon completion of a specified period of service with us or one of our affiliates and/or based on the achievement of performance goals during a performance period as set out in advance in the participant’s award agreement. If a SAR is exercisable based on the satisfaction of performance goals, then the Plan Administrator will: (x) determine the nature, length and starting date of any performance period for such SAR; (y) select the performance goals to be used to measure the performance; and (z) determine what additional vesting conditions, if any, should apply. Please refer to the discussion below under “-Performance Goals” for more information. Upon exercise of a SAR, a participant will receive payment from us in an amount determined by multiplying the difference between the fair market value of a share on the date of exercise over the exercise price by the number of shares with respect to which the SAR is exercised. SARs may be paid in cash or shares of common stock, as determined by the Plan Administrator. SARs are exercisable at the times and on the terms established by the Plan Administrator.

Restricted Stock and RSUs

Restricted stock awards are grants of shares of common stock that are subject to various restrictions, including restrictions on transferability and forfeiture provisions. Shares of restricted stock will vest and the restrictions on such shares will lapse in accordance with terms and conditions established by the Plan Administrator. Each RSU is a bookkeeping entry representing an amount equal to the fair market value of one share of common stock. Restrictions may lapse upon the completion of a specified period of service with us or one of our affiliates and/or based on the achievement of performance goals during a performance period as set out in advance in the participant’s award agreement. If the unvested shares of restricted stock or RSUs are being earned upon the satisfaction of performance goals, then the Plan Administrator will: (x) determine the nature, length and starting date of any performance period for each unvested share or RSU; (y) select the performance goals to be used to measure the performance; and (z) determine what additional vesting conditions, if any, should apply.

In determining whether restricted stock or RSUs should be granted, and/or the vesting schedule for such a stock award, the Plan Administrator may impose whatever conditions on vesting as it determines to be appropriate. For example, the Plan Administrator may determine to grant restricted stock or RSUs only if performance goals established by the Plan Administrator are satisfied. Any performance goals may be applied on a Company-wide or an individual business unit basis, as determined by the Plan Administrator. Please refer to the discussion below under “-Performance Goals” for more information.

During the period of restriction, participants holding restricted stock may exercise full voting rights and will be entitled to receive all dividends and other distributions paid, in each case with respect to such shares unless the Plan Administrator determines otherwise. If any such dividends or distributions are paid in shares, the shares will be subject to the same restrictions, including without limitation restrictions on transferability and forfeitability, as the restricted stock with respect to which they were paid. During the period of restriction, such dividends or other distributions shall be subject to the same restrictions and risk of forfeiture as the shares of restricted stock with respect to which the dividends accrue and shall not be paid or distributed unless and until such related shares have vested and been earned.

During the vesting period, participants holding RSUs will hold no voting rights by virtue of such RSUs. The Plan Administrator may, in its sole discretion, award dividend equivalents in connection with the grant of RSUs that may be settled in cash, in shares of equivalent value, or in some combination thereof.

Nontransferability of Stock Awards

Unless determined otherwise by the Plan Administrator, a stock award may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or by the laws of descent or distribution and may be exercised, during the lifetime of the participant, only by the participant. If the Plan Administrator makes a stock award transferable, such stock award will contain such additional terms and conditions as the Plan Administrator deems appropriate; provided, however, that in no event may any stock award be transferred for consideration to a third-party financial institution.

Recoupment Policy

All benefits under the 2025 EIP are subject to the Company’s ability to recover incentive-based compensation from executive officers, as is or may be required by the provisions of the Dodd-Frank Wall Street Reform and Consumer Protection Act, any regulations promulgated thereunder, or any “clawback” provision required by applicable law or the listing standards of any applicable stock exchange or national market system.

Adjustment

In the event of a stock split, reverse stock split, stock dividend, combination, consolidation, recapitalization or reclassification of the shares, subdivision of the shares, a rights offering, a reorganization, merger, spin-off, split-up, repurchase, or exchange of common stock or other securities of us or other significant corporate transaction, or other change affecting common stock occurs, the Plan Administrator, in order to prevent dilution, diminution or enlargement of the benefits or potential benefits intended to be made available under the 2025 EIP, will, in such manner as it may deem equitable, adjust the number, kind and class of securities that may be delivered under the 2025 EIP and/or the number, class, kind and price of securities covered by each outstanding stock award; provided that all such adjustment will be made in a manner that does not result in taxation under Section 409A.

Corporate Transactions and Change in Control

In the event of (i) a transfer of all or substantially all of our assets, (ii) a merger, consolidation or other capital reorganization or business combination transaction of us with or into another corporation, entity or person, (iii) the consummation of a transaction, or series of related transactions, in which any person becomes the beneficial owner directly or indirectly, of more than 50% of our then outstanding capital stock or (iv) a Change in Control (as defined in 2025 EIP), each outstanding stock award (vested or unvested) will be assumed by the buyer subject to accelerated vesting if the service provider’s employment is terminated without cause by the buyer within the 24-month period immediately following consummation of such Change in Control. Additionally, if the buyer does not assume each outstanding stock award, then such award shall become fully vested immediately prior to consummation of such Change in Control.

Amendment, Termination and Duration of the 2025 EIP

The 2025 EIP will continue in effect for a term of 10 years measured from the date the 2025 EIP was approved by the Board, unless terminated earlier under the terms of the 2025 EIP. The Plan Administrator may at any time amend, alter, suspend or terminate the 2025 EIP.

U.S. Federal Tax Aspects

A participant who receives a stock option or SAR will not have taxable income upon the grant of the stock option or SAR. For NSOs and SARs, the participant will recognize ordinary income upon exercise in an amount equal to the excess of the fair market value of the shares over the exercise price-the appreciation value-on the date of exercise. Any additional gain or loss recognized upon any later disposition of the shares generally will be long-term or short-term capital gain or loss, depending on whether the shares are held for more than one year.

The purchase of shares upon exercise of an ISO will not result in any taxable income to the participant, except for purposes of the alternative minimum tax. Gain or loss recognized by the participant on a later sale or other disposition of the shares will be capital gain or loss and/or ordinary income depending upon whether the participant holds the shares transferred upon exercise for a specified period. If the shares are held for the specified period, any gain generally will be taxed at long-term capital-gain rates. If the shares are not held for the specified period, generally any gain up to the excess of the fair market value of the shares on the date of exercise over the exercise price will be treated as ordinary income. Any additional gain generally will be taxable at long-term or short-term capital-gain rates, depending on whether the participant held the shares for more than one year after the exercise date.

A participant who receives restricted stock will not have taxable income until vesting unless the participant timely files an election under Section 83(b) of the Code to be taxed at the time of grant (“Section 83(b) election”). The participant will recognize ordinary income equal to the fair market value of the shares at the time of vesting less the amount paid for such shares (if any) if no such election is made. Any additional gain or loss recognized upon any later disposition of the shares generally will be long-term or short-term capital gain or loss, depending on whether the shares are held for more than one year. If a participant timely files a Section 83(b) election, the participant will recognize ordinary income equal to the fair market value of the shares at the time of purchase or grant less the amount paid for such shares (if any).

A participant who receives RSUs, performance units or performance shares will not have taxable income upon grant of the stock award; instead the participant will be taxed upon settlement of the stock award. The participant will recognize ordinary income equal to the fair market value of the shares or the amount of cash received by the participant. In addition, Section 409A imposes certain restrictions on deferred compensation arrangements. Stock awards that are treated as deferred compensation under Section 409A are intended to meet the requirements of this section of the Code.

The Plan Administrator may, at its discretion and pursuant to such procedures as it may specify from time to time, permit a participant to satisfy such withholding or deduction obligations or any other tax-related items, in whole or in part by (without limitation) paying cash, electing to have us withhold otherwise deliverable cash or shares, or delivering to us already-owned shares; provided that, unless the Plan Administrator permits otherwise, any proceeds derived from a cashless exercise must be an approved broker-assisted cashless exercise or the cash or shares withheld or delivered must be limited to avoid financial accounting charges under applicable accounting guidance or shares must have been previously held for the minimum duration required to avoid financial accounting charges under applicable accounting guidance. The fair market value of the shares to be withheld or delivered will be determined based on such methodology that we deem to be reasonable and in accordance with applicable laws.

We will be entitled to a tax deduction in connection with a stock award under the 2025 EIP only in an amount equal to the ordinary income realized by the participant and at the time the participant recognizes the income. Section 162(m) of the Code places a limit of $1 million on the amount of compensation that we may deduct as a business expense in any year with respect to certain of our most highly paid executive officers. While the Plan Administrator considers the deductibility of compensation as one factor in determining executive compensation, the Plan Administrator retains the discretion to award and pay compensation that is not deductible as it believes that it is in the best interests of our stockholders to maintain flexibility in our approach to executive compensation and to structure a program that we consider to be the most effective in attracting, motivating and retaining key employees.

2025 Equity Incentive Plan (Pre-Merger)

Set forth below is a summary of the material features of the 2025 Plan. The 2025 Plan is set forth in its entirety as Exhibit 10.5 to this Current Report, and all descriptions of the 2025 Plan contained in this section are qualified by reference to the complete text of the 2025 Plan. Upon the adoption of our 2025 EIP, we ceased making grants from the 2025 Plan.

Purpose

The purpose of the 2025 Plan was to help secure and retain the services of new employees, to retain the services of existing employees, and to provide incentives for such individuals to exert maximum efforts toward our success.

Types of Stock Awards

The 2025 Plan provides for the grant of ISOs, NSOs, stock appreciation rights, restricted stock awards, restricted stock unit awards, performance awards.

Share Reserve

Subject to adjustments as set forth in the 2025 Plan, the maximum aggregate number of shares of our common stock issuable under the 2025 Plan were not to exceed 84,351 shares of Legacy Deep Fission common stock.

Eligibility

Employees, directors and consultants were all eligible to receive sock awards under the 2025 Plan.

Administration

The 2025 Plan was administered by the Plan Administrator.

Stock Options

NSOs have been granted under the 2025 Plan pursuant to stock option agreements adopted by the Plan Administrator. The Plan Administrator determined the exercise price for a stock option, which was not less than 100% of the fair market value of Legacy Deep Fission’s common stock on the date of grant. Unless the terms of an optionholder’s stock option agreement provide otherwise, if an optionholder’s service relationship with us, or any of Legacy Deep Fission’s affiliates, ceases for any reason other than disability, death or cause, the optionholder may generally exercise any vested options for a period of three months following the cessation of service, or such other period specified in the applicable award agreement. The option term may be extended in the event that the exercise of the option following such a termination of service is prohibited by applicable securities laws or our insider trading policy. If an optionholder’s service relationship with us or any of Legacy Deep Fission’s affiliates ceases due to disability or death, or an optionholder dies within a certain period following cessation of service, the optionholder or a beneficiary may generally exercise any vested options for a period of 12 months. In the event of a termination for cause, options generally terminate immediately upon the termination of the individual for cause, subject to the terms of the applicable award agreement. In no event may an option be exercised beyond the expiration of its term. Acceptable consideration for the purchase of Legacy Deep Fission Common Stock issued upon the exercise of a stock option include (i) cash or check, or (ii) at the discretion of the plan administrator, one of the following: (1) by delivery of Legacy Deep Fission’s Common Stock (2) according to a deferred payment or similar arrangement, (3) by authorizing Legacy Deep Fission to withhold shares of Legacy Deep Fission’s Common Stock from the shares otherwise issuable to the optionholder as a result of the exercise, or (4) in any other form of consideration that is acceptable to the plan administrator, including, without limitation, a promissory note.

Recoupment Policy

All benefits under the 2025 Plan are subject to our ability to recover incentive-based compensation from executive officers, as is or may be required by the provisions of the Dodd-Frank Wall Street Reform and Consumer Protection Act, any regulations promulgated thereunder, or any “clawback” provision required by applicable law or the listing standards of any applicable stock exchange or national market system.

Adjustment

In the event a merger, consolidation, reorganization, recapitalization, reincorporation, stock dividend, dividend in property other than cash, large nonrecurring cash dividend, stock split, reverse stock split, liquidating dividend, combination of shares, exchange of shares, change in corporate structure, or any similar equity restructuring transaction occurs, the class, number and price per share of the outstanding awards will be proportionally and automatically adjusted; provided that all such adjustment will be made in a manner that does not result in taxation under Section 409A.

Corporate Transactions and Change in Control

In the event of (i) a sale or other disposition of all or substantially all of the consolidated assets of the Company and our subsidiaries, (ii) a sale or other disposition of more than 50% of the outstanding securities of the Company; (iii) a merger, consolidation or similar transaction following which the Company is not the surviving corporation; (iv) a merger, consolidation or similar transaction following which the Company is the surviving corporation but the shares of Common Stock outstanding immediately preceding the merger, consolidation or similar transaction are converted or exchanged by virtue of the merger, consolidation or similar transaction into other property, whether in the form of securities, cash or otherwise, each outstanding Stock Award (as defined in the 2025 Plan) will, at the option of the Board among other alternatives, (x) be assumed by the surviving corporation or acquiring corporation or a similar award substituted therefor, (y) accelerate vesting to a date immediately prior to the effective date of such transaction or Change in Control or (z) be cancelled, to the extent to vested, for certain cash consideration.

Amendment, Termination and Duration of the 2025 Plan

At the Effective Time, we assumed all outstanding stock options under the 2025 Plan and such options were converted into options to purchase shares of our common stock. Such stock options will continue to be governed by the terms of the 2025 Plan and the stock option agreements thereunder, until such outstanding options are exercised or until they terminate or expire by their terms. No further awards shall be made under the 2025 Plan.

2025 Employee Stock Purchase Plan

Set forth below is a summary of the material features of the 2025 ESPP. The 2025 ESPP is set forth in its entirety as Exhibit 10.10 to this Current Report, and all descriptions of the 2025 ESPP contained in this section are qualified by reference to the complete text of the 2025 ESPP.

Purpose

The purpose of the 2025 ESPP is to secure and retain the services of new employees, to retain the services of existing employees, and to provide incentives for such individuals to exert maximum efforts toward our success. The 2025 ESPP will include two components. One component will be designed to allow eligible U.S. employees to purchase our ordinary shares in a manner that may qualify for favorable tax treatment under Section 423 of the Code. The other component will permit the grant of purchase rights that do not qualify for such favorable tax treatment in order to allow deviations necessary to permit participation by eligible employees who are foreign nationals or employed outside of the U.S. while complying with applicable foreign laws

Authorized Shares

Subject to adjustments as set forth in the 2025 ESPP, the maximum aggregate number of shares of common stock that may initially be issued under the 2025 ESPP will not exceed 1,000,000 shares of common stock. Shares issuable under the ESPP may be shares of authorized but unissued or reacquired common stock, including shares purchased by the Company on the open market. The number of shares of our common stock reserved for issuance under the 2025 ESPP will increase automatically on January 1 of each calendar year for a period of up to nine years, beginning on January 1, 2027 and continuing through and including January 1, 2035, in an amount equal to the lesser of (i) 1% of the total number of shares of our common stock outstanding on the last day of the immediately preceding calendar year, (ii) 2,000,000 shares and (iii) such lesser amount as determined by the Board in its discretion. As of the date hereof, no shares of our common stock have been purchased under the 2025 ESPP.

Administration

Our board of directors, or a duly authorized committee thereof, will administer our 2025 ESPP. The 2025 ESPP is implemented through a series of offerings under which eligible employees are granted purchase rights to purchase shares of our common stock on specified dates during such offerings. Under the 2025 ESPP, we may specify offerings with durations of not more than 27 months and may specify shorter purchase periods within each offering. Each offering will have one or more purchase dates on which shares of our common stock will be purchased for employees participating in the offering. An offering under the 2025 ESPP may be terminated under certain circumstances.

Payroll Deductions

Generally, all regular employees, including executive officers, employed by us or by any of our designated affiliates, may participate in the 2025 ESPP and may contribute, normally through payroll deductions, up to 15% of their earnings (as defined in the 2025 ESPP) for the purchase of our common stock under the 2025 ESPP. Unless otherwise determined by our board of directors, common stock will be purchased for the accounts of employees participating in the 2025 ESPP at a price per share equal to the lower of (i) 85% of the fair market value of a share of our common stock on the first trading date of an offering; or (ii) 85% of the fair market value of a share of our common stock on the date of purchase.

Limitations

Employees may have to satisfy one or more of the following service requirements before participating in the 2025 ESPP, as determined by our board of directors, including: (i) being customarily employed with us or one of our affiliates for more than 20 hours per week and more than five months per calendar year; or (ii) continuous employment with us or one of our affiliates for a minimum period of time (not to exceed two years). No employee may purchase shares under the 2025 ESPP at a rate in excess of $25,000 worth of our common stock based on the fair market value per share of our common stock at the beginning of an offering for each year such a purchase right is outstanding. Finally, no employee will be eligible for the grant of any purchase rights under the 2025 ESPP if immediately after such rights are granted, such employee has voting power over 5% or more of our outstanding capital stock measured by vote or value under Section 424(d) of the Code.

Changes to Capital Structure

In the event that there occurs a change in our capital structure through such actions as a stock split, merger, consolidation, reorganization, recapitalization, reincorporation, stock dividend, dividend in property other than cash, large nonrecurring cash dividend, liquidating dividend, combination of shares, exchange of shares, change in corporate structure or similar transaction, the board of directors will make appropriate adjustments to: (i) the number of shares reserved under the 2025 ESPP; (ii) the maximum number of shares by which the share reserve may increase automatically each year; (iii) the number of shares and purchase price of all outstanding purchase rights; and (iv) the number of shares that are subject to purchase limits under ongoing offerings.

Corporate Transactions

In the event of certain significant corporate transactions, including: (i) a sale of all or substantially all of our assets; (ii) the sale or disposition of more than 50% of our outstanding securities; (iii) the consummation of a merger or consolidation where we do not survive the transaction; and (iv) the consummation of a merger or consolidation where we do survive the transaction but the shares of our common stock outstanding immediately before such transaction are converted or exchanged into other property by virtue of the transaction, any then-outstanding rights to purchase our stock under the 2025 ESPP may be assumed, continued or substituted for by any surviving or acquiring entity (or its parent company). If the surviving or acquiring entity (or its parent company) elects not to assume, continue, or substitute for such purchase rights, then the participants’ accumulated payroll contributions will be used to purchase shares of our common stock within ten business days before such corporate transaction, and such purchase rights will terminate immediately.

Amendment and Termination

Our board of directors has the authority to amend or terminate our 2025 ESPP, provided that except in certain circumstances such amendment or termination may not materially impair any outstanding purchase rights without the holder’s consent. We will obtain stockholder approval of any amendment to our 2025 ESPP as required by applicable law or listing requirements.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Below, we describe transactions since January 1, 2023, in which the amounts involved exceeded or will exceed the lesser of:

●	$120,000 and

●	1% of the average total assets of the respective company at year end for the last two completed fiscal years, between it and any of its directors, executive officers, or beneficial holders of more than 5% of Surfside or Deep Fission’s pre-Merger capital stock.

Other than as described below, there have not been transactions to which Surfside or Legacy Deep Fission have been a party other than compensation arrangements, which are described under “Executive Compensation”.

Related Party Transactions

Surfside

Promissory Note

In December 2021, Surfside issued a promissory note (the “Note”) to Mark Tompkins, a stockholder and director of Surfside pursuant to which Surfside agreed to repay the sum of any and all amounts advanced to Surfside, on or before the date that Surfside consummates a business combination with a private company or reverse takeover transaction or other transaction after which Surfside would cease to be a shell company. Interest shall not accrue on the outstanding principal amount of the note except if an Event of Default (as defined in the Note) has occurred. In the event of an Event of Default, the entire note shall automatically become due and payable (the “Default Date”) and starting from five days after the Default Date, the interest rate on the note shall accrue at the rate of 18% per annum. As of June 30, 2025, and December 31, 2024, the amount due under the note payable was $172,025 and $147,025, respectively.

Common Stock Purchase Agreements

In December 2021, Surfside issued pursuant to common stock purchase agreements:

●	4,750,000 shares of common stock to Mr. Tompkins, for an aggregate purchase price equal to $475 representing amounts advanced by Mr. Tompkins to counsel for Surfside in connection with the formation and organization of Surfside; and

●	250,000 shares of common stock to Ian Jacobs, an officer and director of Surfside, for an aggregate cash purchase price equal to $25.

Legacy Deep Fission

Simple Agreement for Future Equity

In January 2024, Legacy Deep Fission issued to 8VC Fund V, L.P. and 8VC Entrepreneurs Fund V, L.P. SAFE Notes of $493,000 and $7,000, respectively. In May 2024, Legacy Deep Fission issued to 8VC Fund V, L.P. and 8VC Entrepreneurs Fund V, L.P. SAFE Notes of $986,000 and $14,000, respectively. In connection with the Closing of the Merger, 8VC Fund V, L.P.’s and 8VC Entrepreneurs Fund V, L.P.’s SAFEs converted into 4,601,314 and 65,319 shares of common stock, respectively. As a result, 8VC Fund V, L.P. and 8VC Entrepreneurs Fund V, L.P. collectively hold 8.93% of our common stock.

Deep Fission

Pre-Merger Indemnification Agreements

On the Closing Date, we entered into indemnification agreements with our former executive officers and directors, pursuant to which we agreed to indemnify such former executive officers and directors for actions taken by them in their official capacities relating to the consideration, approval and consummation of the Merger and certain related transactions.

Registration Rights Agreement

The description set forth above under the caption “The Merger and Related Transactions - Registration Rights” is incorporated herein by reference. All of our directors, executive officers and holders of more than 5% of our capital stock are parties to the Registration Rights Agreement.

Post-Merger Indemnification Agreements

On the Closing Date, we entered into indemnification agreements with each of our current directors and executive officers. The indemnification agreements, together with our amended and restated certificate of incorporation and our amended and restated bylaws, require us to indemnify our directors and executive officers to the fullest extent not prohibited by DGCL. Subject to very limited exceptions, our amended and restated bylaws also require us to advance expenses incurred by our directors and officers.

Related Party Transactions Policy

We intend to adopt a written related person transactions policy that sets forth our policies and procedures regarding the identification, review, consideration and oversight of “related person transactions.” For purposes of the policy only, a “related person transaction” is a transaction, arrangement or relationship (or any series of similar transactions, arrangements or relationships) in which we or any of our subsidiaries are participants involving an amount that exceeds $120,000, in which any “related person” has a material interest.

Transactions involving compensation for services provided to us by an employee, consultant or director will not be considered related person transactions under this policy. A related person is any executive officer, director, nominee to become a director or a holder of more than 5% of any class of our voting securities (including our common stock), including any of their immediate family members and affiliates, including entities owned or controlled by such persons.

Under the policy, the related person in question or, in the case of transactions with a holder of more than 5% of any class of our voting securities, an officer with knowledge of a proposed transaction, must present information regarding the proposed related person transaction to our audit committee (or, where review by our audit committee would be inappropriate or if such committee has not yet been established when the policy is adopted, to another independent body of our board of directors) for review. To identify related person transactions in advance, we will rely on information supplied by our executive officers, directors and certain significant stockholders. In considering related person transactions, our audit committee (or another independent body of our board of directors) will take into account the relevant available facts and circumstances, which may include, but are not limited to:

●	the risks, costs, and benefits to us;

●	the impact on a director’s independence in the event the related person is a director, immediate family member of a director or an entity with which a director is affiliated;

●	the terms of the transaction;

●	thee availability of other sources for comparable services or products; and

●	the terms available to or from, as the case may be, unrelated third parties.

Our audit committee (or if such committee has not yet been established when the policy is adopted, another independent body of our board of directors) will approve only those transactions that such committee or body determines are fair to us and in the company’s best interests. All of the transactions described above were entered into prior to the adoption of such policy.

Security Ownership of certain beneficial owners and management

The following table sets forth certain information with respect to the beneficial ownership of our common stock as of the Closing Date, immediately following the closing of the Transactions, by:

●	each of our named executive officers;

●	each of our directors;

●	all of our current directors and executive officers as a group; and

●	each person, or group of affiliated persons, who beneficially own more than 5% of our common stock.

We have determined beneficial ownership in accordance with the rules of the SEC, and the information is not necessarily indicative of beneficial ownership for any other purpose. Except as indicated by the footnotes below, we believe, based on information furnished to us, that the persons and entities named in the table below have sole voting and sole investment power with respect to all shares of common stock that they beneficially owned, subject to applicable community property laws.

The percentage of shares beneficially owned is computed on the basis of 50,790,589 shares of common stock outstanding as of the Closing Date after giving effect to the Transactions. Shares of common stock that a person has the right to acquire within 60 days of the Closing Date are deemed outstanding for purposes of computing the percentage ownership of the person holding such rights, but are not deemed outstanding for purposes of computing the percentage ownership of any other person, except with respect to the percentage ownership of all directors and executive officers as a group. Unless otherwise indicated, the address of each beneficial owner in the table below is 2831 Garber Street, Berkeley, California 94705.

Name	Shares Beneficially Owned	Percentage Beneficially Owned
5% stockholders
Entities affiliated with 8VC (1)	4,666,630	8.93%
Mark Tompkins(2)	2,975,000	5.86%
Directors and named executive officers
Elizabeth Muller(3)	10,541,758	20.06%
Richard Muller(4)	5,426,405	10.34%
William (Mark Schmitz)	103,928	0.2%
Directors and executive officers as a group (3 persons)	16,072,091	30.60%

(1)	Consists of (i) 65,319 shares of common stock held by 8VC Entrepreneurs Fund V, L.P. (“8VC Entrepreneurs”) and (ii) 4,601,314 shares of common stock held by 8VC Fund V, L.P. (“8VC” and, together with 8VC Entrepreneurs, the “8VC Entities”). 8VC GP V, LLC (“8VC GP V”), as general partner of each of the 8VC Entities, has sole voting and dispositive power with respect to the securities held by the 8VC Entities. Joe Lonsdale, in his capacity as the managing member of 8VC GP I, has sole voting and dispositive power with respect to the shares held by the 8VC Entities. Mr. Lonsdale and 8VC GP V disclaim beneficial ownership of the shares held by the 8VC Entities. The address of the principal business and office of each of the 8VC Entities is 907 South Congress Avenue, Austin, TX 78704.

(2)	Includes (i) 1,891,667 shares of common stock held by Mr. Tompkins on and prior to the Closing Date and (ii) 1,083,333 shares of common stock purchased by Mr. Tompkins in the Private Placement.

(3)	Includes (i) 5,196,426 shares of common stock issued directly to Ms. Muller on the Closing Date in exchange for Legacy Deep Fission Common Stock, (ii) 253,661 shares of common stock issuable for vested and exercisable options issued pursuant to the 2025 Plan, (iii) 33,822 shares of common stock issuable pursuant to stock options issued pursuant to the 2025 Plan exercisable within 60 days of the Closing Date, and (iii) 5,057,855 shares of common stock issued to the Muller Family Trust (the “Muller Trust”) on the Closing Date in exchange for Legacy Deep Fission Common Stock. In her capacity as trustee of the Muller Trust, Ms. Muller controls the right to vote and dispose of the shares held by the Muller Trust and accordingly, may be deemed to beneficially own the shares held by the Muller Trust. Ms. Muller expressly disclaims beneficial ownership of all securities held by the Muller Trust except to the extent of her pecuniary interest therein.

(4)	Includes (i) 5,196,426 shares of common stock issued on the Closing Date in exchange for Legacy Deep Fission Common Stock, (ii) 202,926 shares of common stock issuable for vested and exercisable options issued pursuant to the 2025 Plan, and (iii) 27,057 shares of common stock issuable pursuant to stock options issued pursuant to the 2025 Plan exercisable within 60 days of the Closing Date.

MARKET PRICE OF AND DIVIDENDS ON THE REGISTRANT’S COMMON EQUITY
AND RELATED STOCKHOLDER MATTERS

Our common stock is not listed on a national securities exchange, an over-the-counter market or any other exchange. Therefore, there is no trading market, active or otherwise, for our common stock and our common stock may never be included for trading on any stock exchange, automated quotation system or any over-the-counter market.

As of the date of this Current Report, we have 50,790,589 shares of common stock outstanding held by approximately 189 stockholders of record.

Dividend Policy

We have never paid any cash dividends on our capital stock and do not anticipate paying any cash dividends on our common stock in the foreseeable future. We intend to retain future earnings to fund ongoing operations and future capital requirements. Any future determination to pay cash dividends will be at the discretion of our board of directors and will be dependent upon financial condition, results of operations, capital requirements and such other factors as the board of directors deems relevant.

Shares Eligible for Future Sale

Prior to the Merger, there has been a limited public market for our common stock. Future sales of our common stock, including shares issued upon the exercise of options or warrants that we may issue, in the public market after the Merger, or the perception that those sales may occur, could cause the prevailing price for our common stock to fall or impair our ability to raise equity capital in the future. As described below, only a limited number of shares of our common stock will be available for sale in the public market for a period of several months after consummation of the Merger due to legal restrictions on resale. Future sales of our common stock in the public market either before (to the extent permitted) or after restrictions lapse, or the perception that those sales may occur, could adversely affect the prevailing price of our common stock at such time and our ability to raise equity capital at a time and price we deem appropriate.

Upon the closing of the Private Placement, we had 50,790,589 shares of our common stock outstanding, of which our directors and executive officers beneficially own an aggregate of 15,554,635 shares. Of those outstanding shares, no shares of common stock are freely tradable, without restriction, as of the date of this Current Report. No shares issued in connection with the Merger or the Private Placement can be publicly sold under Rule 144 under the Securities Act until 12 months after the date of filing this Current Report.

Sale of Restricted Shares

Of the 50,790,589 shares of common stock outstanding upon completion of the Transactions, all of such shares will be “restricted securities” as such term is defined in Rule 144. These restricted securities were issued and sold by us, or will be issued and sold by us, in private transactions and are eligible for public sale only if registered under the Securities Act or if they qualify for an exemption from registration under the Securities Act, including the exemptions provided by Rule 144, which rules are summarized below.

Lock-Up Agreements

In connection with the Merger, the officers and directors of Legacy Deep Fission, and the holders of substantially all of the shares of Deep Fission Common Stock issued in exchange for the equity securities of Legacy Deep Fission entered into Lock-Up Agreements restricting, among other things and subject to customary exceptions, the transfer of such shares of Deep Fission Common Stock immediately following the Closing Date for six months. An aggregate of 36,861,675 shares of Deep Fission Common Stock are subject to such Lock-Up Agreements. See “Item 1.01 – Entry into a Material Definitive Agreement.” The foregoing description of the Lock-Up Agreement is a summary only and is qualified in its entirety by the full text of the form of Lock-Up Agreement, a copy of which is attached hereto as Exhibit 10.11 and incorporated herein by reference.

Rule 144

Pursuant to Rule 144 promulgated under the Securities Act, sales of the securities of a former shell company, such as us, under that rule are not permitted (i) until at least 12 months have elapsed from the date on which this Current Report, reflecting our status as a non-shell company, is filed with the SEC and (ii) unless at the time of a proposed sale, we are subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act and have filed all reports and other materials required to be filed by Section 13 or 15(d) of the Exchange Act, as applicable, during the preceding 12 months, other than Current Reports on Form 8-K. We intend to register such shares for re-sale under the Securities Act but are currently a “voluntary filer” and are not subject to the reporting requirements of Section 13 or Section 15(d) of the Exchange Act. As a result, unless we register such shares for sale under the Securities Act, most of our stockholders will be forced to hold their shares of our common stock for at least that 12-month period before they are eligible to sell those shares, and even after that 12-month period, sales may not be made under Rule 144 unless we and the selling stockholders are in compliance with other requirements of Rule 144.

In general, Rule 144 provides that (i) any of our non-affiliates that has held restricted common stock for at least 12 months is thereafter entitled to sell its restricted stock freely and without restriction, provided that we remain compliant and current with our SEC reporting obligations, and (ii) any of our affiliates, which includes our directors, executive officers and other person in control of us, that has held restricted common stock for at least 12 months is thereafter entitled to sell its restricted stock subject to the following restrictions: (a) we are compliant and current with our SEC reporting obligations, (b) certain manner of sale provisions are satisfied, (c) a Form 144 is filed with the SEC, and (d) certain volume limitations are satisfied, which limit the sale of shares within any three-month period to a number of shares that does not exceed 1% of the total number of outstanding shares or, if our common stock is then listed or quoted for trading on a national securities exchange, then the greater of 1% of the total number of outstanding shares and the average weekly trading volume of our common stock during the four calendar weeks preceding the filing of the Form 144 with respect to the sale. A person who has ceased to be an affiliate at least three months immediately preceding the sale and who has owned such shares of common stock for at least one year is entitled to sell the shares under Rule 144 without regard to any of the limitations described above.

Stock Plans

We intend to file with the SEC a registration statement on Form S-8 under the Securities Act covering the shares of common stock that are reserved for issuance under the 2025 EIP and the 2025 ESPP, as well as the shares issuable pursuant to stock awards under the 2025 Plan. Such registration statement is expected to be filed no earlier than 60 days after the filing of this Current Report. Accordingly, shares registered under such registration statement will be available for sale in the open market following its effective date, subject to Rule 144 volume limitations and the lock-up agreements described above, if applicable.

DESCRIPTION OF CAPITAL STOCK

The following description summarizes the certain terms of our capital stock following Transactions. Because it is only a summary, it does not contain all the information that may be important to you and the descriptions herein are qualified by reference to our amended and restated certificate of incorporation and amended and restated bylaws. For a complete description, you should refer to our amended and restated certificate of incorporation and amended and restated bylaws, which are included as exhibits hereto, and to the applicable provisions of Delaware law.

Our authorized capital stock consists of 300,000,000 shares of common stock, par value $0.0001 per share, and 10,000,000 shares of preferred stock, par value $0.0001 per share. As of the closing of the Transactions, we had 50,790,589 shares of common stock issued and outstanding, and no shares of preferred stock issued and outstanding.

Common Stock

Dividend Rights

Subject to applicable law and the rights and preferences, if any, of any holders of any outstanding series of preferred stock, the holders of our common stock are entitled to receive dividends if our board of directors, in its discretion, determines to issue dividends and then only at the times and in the amounts that our board of directors may determine, payable either in cash, in property or in shares of capital stock.

Voting Rights

Holders of our common stock are entitled to one vote for each share of common stock held on all matters submitted to a vote of stockholders. Except as otherwise required by law, holders of common stock are not entitled to vote on any amendment to the amended and restated certificate of incorporation (including any certificate of designation relating to any series of preferred stock) that relates solely to the terms of one or more outstanding series of preferred stock if the holders of such affected series are entitled, either separately or together as a class with the holders of one or more other such series, to vote on such amendment pursuant to the amended and restated certificate (including any certificate of designation relating to any series of preferred stock). We have not provided for cumulative voting for the election of directors in our amended and restated certificate of incorporation. Accordingly, holders of a majority of the shares of our common stock will be able to elect all of our directors. Our amended and restated certificate of incorporation establishes a classified board of directors, to be divided into three classes with staggered three-year terms. Only one class of directors will be elected at each annual meeting of our stockholders, with the other classes continuing for the remainder of their respective three-year terms.

No Preemptive or Similar Rights

Our common stock is not entitled to preemptive rights and is not subject to conversion, redemption or sinking fund provisions.

Right to Receive Liquidation Distributions

Upon our liquidation, dissolution, or winding-up and after payment in full of all amounts required to be paid to creditors and to any holders of preferred stock having liquidation preferences, if any, the assets legally available for distribution to our stockholders would be distributable ratably among the holders of our common stock.

Preferred Stock

Our board of directors is authorized, subject to limitations prescribed by Delaware law, to issue preferred stock in one or more series, to establish from time to time the number of shares to be included in each series, and to fix the designation, vesting, powers (including voting powers), preferences, and relative, participating, optional or other rights of the shares of each series and any of its qualifications, limitations, or restrictions, in each case without further vote or action by our stockholders.

Our board of directors can also increase or decrease the number of shares of any series of preferred stock, but not below the number of shares of that series then outstanding or above the total number of authorized shares of the class, without any further vote or action by our stockholders. Our board of directors may, without stockholder approval, authorize the issuance of preferred stock with voting or other rights that could adversely affect the voting power or other rights of the holders of our common stock and could have anti-takeover effects. The issuance of preferred stock, while providing flexibility in connection with possible acquisitions and other corporate purposes, could, among other things, have the effect of delaying, deferring, or preventing a change in our control or the removal of existing management and might adversely affect the market price of our common stock.

Stock Options

Pursuant to the Merger Agreement, we approved and adopted the 2025 EIP and reserved 9,500,882 shares of our common stock for future issuances of incentive awards under the 2025 EIP at the discretion of our Board to officers, employees, consultants and directors. As of the Closing Date, no incentive awards were outstanding under the 2025 EIP and 1,461,078 shares were issuable upon the exercise of outstanding stock options under the 2025 Plan.

Warrants

As of the Closing Date we had outstanding Placement Agent Warrants to purchase up to 586,666 shares of common stock with an exercise price of $3.00 per share.

Anti-Takeover Provisions

The provisions of the DGCL, our amended and restated certificate of incorporation, and our amended and restated bylaws could have the effect of delaying, deferring, or discouraging another person from acquiring control of Deep Fission by means of a tender offer, a proxy contest or otherwise, or to remove incumbent officers and directors. These provisions, which are summarized below, are expected to discourage certain types of coercive takeover practices and inadequate takeover bids and encourage persons seeking to acquire control of Deep Fission to first negotiate with our board of directors. We believe that the benefits of increased protection of our potential ability to negotiate with an unfriendly or unsolicited acquirer outweigh the disadvantages of discouraging a proposal to acquire us because negotiation of these proposals could result in an improvement of their terms. However, these provisions may delay, deter or prevent a merger or acquisition of us that a stockholder might consider is in their best interest or in our best interests, including transactions that might result in a premium over the prevailing market price of our common stock.

Section 203 of the DGCL

We are subject to the provisions of Section 203 of the DGCL regulating corporate takeovers. In general, Section 203 prohibits a publicly held Delaware corporation from engaging in a “business combination” with an “interested stockholder” for a three-year period following the time that this stockholder becomes an interested stockholder, unless the business combination is approved in a prescribed manner as summarized below. Under Section 203, a business combination between a corporation and an interested stockholder is prohibited unless it satisfies one of the following conditions:

●	before the stockholder became interested, our board of directors approved either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder;

●	upon consummation of the transaction which resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding for purposes of determining the voting stock outstanding shares owned by persons who are directors and also officers, and employee stock plans in some instances, but not the outstanding voting stock owned by the interested stockholder; or

●	at or after the time the stockholder became interested, the business combination was approved by our board and authorized at an annual or special meeting of the stockholders by the affirmative vote of at least two-thirds of the outstanding voting stock which is not owned by the interested stockholder.

Section 203 defines a business combination to include:

●	any merger or consolidation involving the corporation and the interested stockholder;

●	any sale, transfer, lease, pledge, or other disposition involving the interested stockholder of 10% or more of the assets of the corporation;

●	subject to exceptions, any transaction that results in the issuance of transfer by the corporation of any stock of the corporation to the interested stockholder;

●	subject to exceptions, any transaction involving the corporation that has the effect of increasing the proportionate share of the stock of any class or series of the corporation beneficially owned by the interested stockholder; and

●	the receipt by the interested stockholder of the benefit of any loans, advances, guarantees, pledges or other financial benefits provided by or through the corporation.

In general, Section 203 defines an interested stockholder as any entity or person beneficially owning 15% or more of the outstanding voting stock of the corporation and any entity or person affiliated with or controlling or controlled by the entity or person.

Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws

Our amended and restated certificate of incorporation and our amended and restated bylaws include a number of provisions that may have the effect of deterring hostile takeovers, or delaying or preventing changes in control of our management team or changes in our board of directors or our governance or policy, including the following:

●	Board Vacancies. Our amended and restated bylaws and certificate of incorporation provide, subject to the special rights of the holders of any series of preferred stock to elect directors, that any vacancy on the board of directors may be filled by the affirmative vote of a majority of the directors then in office, even if less than a quorum, or by a sole remaining director, and not by the stockholders, except as otherwise provided by law. Any director chosen to fill a vacancy will hold office until the expiration of the term of the class for which he or she was elected and until his or her successor is duly elected and qualified, or until his or her earlier death, resignation, disqualification or removal. In addition, the number of directors constituting the total number of authorized directors whether or not there exist any vacancies in previously authorized directorships is permitted to be set only by a resolution adopted by a majority of the Board. These provisions prevent a stockholder from increasing the size of our board of directors and gaining control of our board of directors by filling the resulting vacancies with its own nominees. This makes it more difficult to change the composition of the board of directors, but promotes continuity of management.

●	Classified Board. Our amended and restated certificate of incorporation and amended and restated bylaws provide that our board of directors is classified into three classes of directors. The existence of a classified board of directors could delay a successful tender offeror from obtaining majority control of our board of directors, and the prospect of that delay might deter a potential offeror. See the section titled “Management-Corporate Governance-Classified Board of Directors” for additional information.

●	Directors Removed Only for Cause. Our amended and restated certificate of incorporation provides that stockholders may remove directors only for cause and only by the affirmative vote of the holders of at least a majority of the voting power of the then-outstanding shares of our capital stock entitled to vote generally in the election of directors, voting together as a single class.

●	Requirements for Amendments of Our Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws. Our amended and restated certificate of incorporation further provides that the affirmative vote of holders of at least a majority of our capital stock entitled to vote generally in the election of directors, voting together as a single class, will be required to amend certain provisions of our amended and restated certificate of incorporation, including provisions relating to the classified board, the size of the board of directors, removal of directors, special meetings, actions by written consent, and designation of our preferred stock. The affirmative vote of holders of at least a majority of our capital stock entitled to vote generally in the election of directors, voting together as a single class, will be required to amend or repeal our amended and restated bylaws, although our amended and restated bylaws may be amended by the approval of a majority of the Whole Board.

●	Stockholder Action; Special Meetings of Stockholders. Our amended and restated certificate of incorporation provides that our stockholders may not take action by written consent but may only take action at annual or special meetings of our stockholders. As a result, holders of our capital stock would not be able to amend our amended and restated bylaws or remove directors without holding a meeting of our stockholders called in accordance with our amended and restated bylaws. Our amended and restated certificate of incorporation and our amended and restated bylaws provide that special meetings of our stockholders may be called only by the chairperson of the board of directors, our chief executive officer or the board of directors acting pursuant to a resolution adopted by a majority of the Board, thus prohibiting a stockholder from calling a special meeting. These provisions might delay the ability of our stockholders to force consideration of a proposal or for stockholders to take any action, including the removal of directors.

●	Advance Notice Requirements for Stockholder Proposals and Director Nominations. Our amended and restated bylaws provide advance notice procedures for stockholders seeking to bring business before our annual meeting of stockholders or to nominate candidates for election as directors at our annual meeting of stockholders. Our amended and restated bylaws also specify certain requirements regarding the form and content of a stockholder’s notice. These provisions may preclude our stockholders from bringing matters before our annual meeting of stockholders or from making nominations for directors at our annual meeting of stockholders. We expect that these provisions might also discourage or deter a potential acquirer from conducting a solicitation of proxies to elect the acquirer’s own slate of directors or otherwise attempting to obtain control of our Company.

●	No Cumulative Voting. The DGCL provides that stockholders are not entitled to the right to cumulate votes in the election of directors unless a corporation’s certificate of incorporation provides otherwise. Our amended and restated certificate of incorporation and amended and restated bylaws do not provide for cumulative voting.

●	Issuance of Undesignated Preferred Stock. Our amended and restated certificate of incorporation provides our board the authority, without further action by the stockholders, to issue up to 10,000,000 shares of undesignated preferred stock with rights and preferences, including voting rights, designated from time to time by our board of directors. The existence of authorized but unissued shares of preferred stock enables our board of directors to render more difficult or to discourage an attempt to obtain control of us by means of a merger, tender offer, proxy contest, or otherwise.

Choice of Forum

Our amended and restated certificate of incorporation provides that, unless we consent in writing to the selection of an alternative forum and to the fullest extent permitted by law, that the Court of Chancery of the State of Delaware (or, if and only if the Court of Chancery of the State of Delaware lacks subject matter jurisdiction, any state court located within the State of Delaware or, if and only if all such state courts lack subject matter jurisdiction, the federal district court for the District of Delaware) and any appellate court therefrom, will be the sole and exclusive forum for:

●	any derivative action, suit or proceeding brought on behalf of us;

●	any action, suit or proceeding asserting a claim of breach of a fiduciary duty owed by any current or former director, officer, employee, or agent of ours;

●	any action, suit or proceeding asserting a claim against us or any current or former director, officer or employee of ours arising out of or pursuant to, or seeking to enforce any right, obligation or remedy under, or to interpret, apply, or determine the validity of, any provision of the DGCL, the amended and restated certificate of incorporation or the amended and restated bylaws (as each may be amended from time to time);

●	any action, suit or proceeding as to which the DGCL confers jurisdiction on the Court of Chancery of the State of Delaware; or

●	any action, suit or proceeding asserting a claim against us or any current or former director, officer or employee of ours governed by the internal affairs doctrine, in all cases subject to the court’s having personal jurisdiction over the indispensable parties named as defendants.

However, such forum selection provisions will not apply to actions, suits or proceedings brought to enforce any liability or duty created by the Exchange Act or any other claim for which the federal courts of the United States have exclusive jurisdiction. The amended and restated certificate of incorporation also provides that, unless we consent in writing to the selection of an alternative forum, the federal district courts of the United States of America will be the exclusive forum for the resolution of any complaint asserting a cause of action arising under the Securities Act.

Section 22 of the Securities Act creates concurrent jurisdiction for federal and state courts over all claims brought to enforce any duty or liability created by the Securities Act or the rules and regulations thereunder. Accordingly, both state and federal courts have jurisdiction to entertain such claims. As noted above, the amended and restated certificate of incorporation provides that the federal district courts of the United States will have exclusive jurisdiction over any action asserting a cause of action arising under the Securities Act. Accordingly, there is uncertainty as to whether a court would enforce such provision. Our stockholders will not be deemed to have waived our compliance with the federal securities laws and the rules and regulations thereunder.

Section 27 of the Exchange Act creates exclusive federal jurisdiction over all claims brought to enforce any duty or liability created by the Exchange Act or the rules and regulations thereunder. As noted above, the amended and restated certificate of incorporation provides that the choice of forum provision does not apply to suits brought to enforce any duty or liability created by the Exchange Act. Accordingly, actions by our stockholders to enforce any duty or liability created by the Exchange Act or the rules and regulations thereunder must be brought in federal court. Our stockholders will not be deemed to have waived our compliance with the federal securities laws and the regulations promulgated thereunder.

Any person or entity purchasing or otherwise acquiring or holding any interest in shares of our capital stock shall be deemed to have notice of and consented to the forum selection provisions in the amended and restated certificate of incorporation.

The choice of forum provisions may limit a stockholder’s ability to bring a claim in a judicial forum that it finds favorable for disputes with us or our directors, officers, or other employees, which may discourage such lawsuits against us and our directors, officers, and other employees. Alternatively, if a court were to find the choice of forum provisions contained in the amended and restated certificate of incorporation to be inapplicable or unenforceable in an action, we may incur additional costs associated with resolving such action in other jurisdictions, which could harm our business, results of operations, and financial condition.

Limitation on Liability and Indemnification of Directors and Officers

The amended and restated bylaws provide that our directors and officers, and directors and officers of our predecessor, will be indemnified and advanced expenses by us to the fullest extent authorized or permitted by the DGCL as it now exists or may in the future be amended. In addition, the amended and restated certificate of incorporation provides that our directors and officers will not be personally liable to us or our stockholders for monetary damages for breaches of their fiduciary duty as directors or officers to the fullest extent permitted by the DGCL as it now exists or may in the future be amended.

The amended and restated bylaws also permit us to purchase and maintain insurance on behalf of any officer, director, employee or agent of ours for any liability arising out of his or her status as such, regardless of whether the DGCL would permit indemnification.

These provisions may discourage stockholders from bringing a lawsuit against our directors for breach of their fiduciary duty. These provisions also may have the effect of reducing the likelihood of derivative litigation against our directors and officers, even though such an action, if successful, might otherwise benefit us and our stockholders. Furthermore, a stockholder’s investment may be adversely affected to the extent we pay the costs of settlement and damage awards against our directors and officers pursuant to these indemnification provisions.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is VStock Transfer, LLC. The transfer agent’s address is 18 Lafayette Place, Woodmere, NY 11598, and its telephone number is (212) 828-8436.

Stock Quotation

OUR COMMON STOCK IS CURRENTLY NOT LISTED ON A NATIONAL SECURITIES EXCHANGE OR ANY OTHER EXCHANGE, OR QUOTED ON AN OVER THE COUNTER MARKET. FOLLOWING COMPLETION OF THE OFFERING, WE INTEND TO CAUSE OUR COMMON STOCK TO BE QUOTED ON THE OTC MARKETS QB TIER AS SOON AS PRACTICABLE FOLLOWING THE EFFECTIVENESS OF THE REGISTRATION STATEMENT. HOWEVER, WE CANNOT ASSURE YOU THAT WE WILL BE ABLE TO DO SO AND, EVEN IF WE DO SO, THERE CAN BE NO ASSURANCE THAT OUR COMMON STOCK WILL CONTINUE TO BE QUOTED ON THE OTC MARKETS OR QUOTED OR LISTED ON ANY OTHER MARKET OR EXCHANGE, OR THAT AN ACTIVE TRADING MARKET FOR OUR COMMON STOCK WILL DEVELOP OR CONTINUE.

Item 3.02 Unregistered Sales of Equity Securities.

Deep Fission - Sales of Unregistered Securities

Private Placement

The information regarding the Private Placement and the Placement Agent Warrants set forth in Item 2.01, “Completion of Acquisition or Disposition of Assets–The Private Placement” is incorporated herein by reference.

The securities issued in connection with the Subscription Agreements have not been registered under the Securities Act, in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act.

Share Exchange

On the Closing Date, pursuant to the terms of the Merger Agreement, each share of Legacy Deep Fission Common Stock issued and outstanding immediately prior to the Effective Time was converted into the right to receive 17.32141 shares of our common stock, rounded to the nearest whole share.

The securities issued in connection with the Merger have not been registered under the Securities Act, in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act.

Advisor Shares

On the Closing Date, we also issued 85,000 Advisor Shares to an accredited investor in consideration for services rendered in connection with the Merger in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act.

Surfside - Sales of Unregistered Securities

Common Stock Purchase Agreements

On December 10, 2021, Surfside issued pursuant to common stock purchase agreements:

●	4,750,000 shares of common stock to Mr. Tompkins, for an aggregate purchase price equal to $475 representing amounts advanced by Mr. Tompkins to counsel for Surfside in connection with the formation and organization of Surfside; and

●	250,000 shares of common stock to Ian Jacobs, an officer and director of Surfside, for an aggregate cash purchase price equal to $25.

Item 3.03 Material Modification to Rights of Security Holders.

The information contained in Item 5.03, “Amendments to Articles of Incorporation or Bylaws; Change in fiscal year” is incorporated herein by reference.

Item 4.01 Changes in Registrant’s Certifying Accountant.

As of the Effective Time, Grassi & Co., CPAs, P.C. (“Grassi”), was dismissed as the independent registered public accounting firm of the Company. Effective as of September 5, 2025, the board of directors approved the appointment of dbbmckennon (“dbbmckennon”) to serve as our independent registered public accounting firm for the year ending December 31, 2025.

During the two years ended December 31, 2024 and 2023, and the subsequent interim period through September 5, 2025, there were no disagreements with Grassi on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Grassi, would have caused it to make reference to the subject matter thereof in connection with its report, nor did its report contain an adverse opinion or a disclaimer of opinion, or was qualified or modified as to uncertainty, audit scope, or accounting principle.

During the two years ended December 31, 2024 and 2023, and the subsequent interim period through September 5, 2025, neither we nor anyone acting on our behalf consulted with dbbmckennon with respect to (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on our financial statements, and neither a written report nor oral advice was provided to us that dbbmckennon concluded was an important factor considered by us in reaching a decision as to any accounting, auditing or financial reporting issue; (ii) any matter that was the subject of a disagreement as defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions thereof; or (iii) a reportable event as described in Item 304(a)(1)(v) of Regulation S-K and the related instructions thereof.

We have provided Grassi with a copy of this Current Report prior to the filing hereof and Grassi has furnished us a letter addressed to the SEC stating whether Grassi agrees with the statements made by us under this Item 4.01 which letter is filed as Exhibit 16.1 hereto, as required by Item 304(a)(3) of Regulation S-K.

Item 5.01 Changes in Control of Registrant.

The information regarding change of control in connection with the Merger set forth in Item 2.01, “Completion of Acquisition or Disposition of Assets-The Merger” is incorporated herein by reference.

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.

The information regarding departure and election of our directors and departure and appointment of our principal officers in connection with the Merger set forth in Item 2.01, “Completion of Acquisition or Disposition of Assets–The Merger” is incorporated herein by reference.

For information regarding the terms of employment of our newly appointed executive officers, see “Executive Compensation–Executive Compensation Arrangements” in Item 2.01 of this Current Report, which description is incorporated herein by reference.

For certain biographical, related party and other information regarding our newly appointed executive officers, see the disclosure under the headings “Management” and “Certain Relationships and Related Party Transactions” in Item 2.01 of this Current Report, which disclosures are incorporated herein by reference.

For information about compensation to our directors, see “Executive Compensation” in Item 2.01 of this Current Report, which description is incorporated herein by reference. There are no arrangements or understandings pursuant to which any of our current directors was appointed as a director.

For certain biographical, related party and other information regarding our newly appointed directors, see the disclosure under the headings “Management” and “Certain Relationships and Related Party Transactions” in Item 2.01 of this Current Report, which disclosures are incorporated herein by reference.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

Amended and Restated Certificate of Incorporation

At the Effective Time, we amended and restated our certificate of incorporation. Stockholders holding all of the then outstanding shares of our common stock approved the amendment and restatement to our certificate of incorporation. See the description of the amended and restated certificate of incorporation in Item 2.01, “Completion of Acquisition or Disposition of Assets—Description of Capital Stock–Anti-Takeover Provisions” for a summary of its terms. Our amended and restated certificate of incorporation is filed as Exhibit 3.2 hereto and is incorporated herein by reference.

Amended and Restated Bylaws

At the Effective Time, we amended and restated our bylaws in their entirety. See the description of the amended and restated bylaws in Item 2.01, “Completion of Acquisition or Disposition of Assets–Description of Capital Stock-Anti-Takeover Provisions.” Our amended and restated bylaws are filed as Exhibit 3.3 hereto and are incorporated herein by reference.

Item 5.06 Change in Shell Company Status.

Prior to the Merger, we were a “shell company” (as such term is defined in Rule 12b-2 under the Exchange Act). As a result of the Merger, we have ceased to be a shell company. The information contained in this Current Report constitutes the current “Form 10 information” necessary to satisfy the conditions contained in Rule 144(i)(2) under the Securities Act.

Item 9.01 Financial Statements and Exhibits.

(a)	As a result of our acquisition of Legacy Deep Fission as described in Item 2.01, we are filing herewith audited financial statements of Legacy Deep Fission as of and for the years ended December 31, 2024 and 2023 as Exhibit 99.1 to this Current Report.

(b)	As a result of our acquisition of Legacy Deep Fission, as described in Item 2.01, we are filing herewith unaudited financial statements of Legacy Deep Fission as of and for the six months ended June 30, 2025 as Exhibit 99.2 to this Current Report.

(c)	Unaudited pro forma combined financial information as of and for the year ended December 31, 2024 and as of and for the six months ended June 30, 2025 is attached as Exhibit 99.3 to this Current Report.

(d)	Shell Company Transactions. Reference is made to Items 9.01(a) and 9.01(b) and the exhibits referred to therein, which are incorporated herein by reference.

(e)	Exhibits.

Exhibit No.	Description
2.1§	Agreement and Plan of Merger and Reorganization among the Company, Acquisition Sub. and Deep Fission, Inc.
3.1	Certificate of Merger relating to the merger of Acquisition Sub. with and into Deep Fission, Inc., filed with the Secretary of State of the State of Delaware on September 5, 2025.
3.2	Amended and Restated Certificate of Incorporation.
3.3	Amended and Restated Bylaws.
10.1	Form of Indemnification Agreement (Pre-Merger).
10.2	Form of Indemnification Agreement (Post – Merger).
10.3	Form of Subscription Agreement, dated September 5, 2025, by and between the Company and the parties thereto.
10.4	Form of Registration Rights Agreement, dated September 5, 2025, by and between the Company and the parties thereto.
10.5+	Deep Fission, Inc. 2025 Equity Incentive Plan (Pre-Merger).
10.6+	Forms of Option Grant Notice and Option Agreement under 2025 Equity Incentive Plan (Pre-Merger).
10.7+	Deep Fission, Inc. 2025 Equity Incentive Plan (Post-Merger).
10.8+	Forms of Option Grant Notice and Option Agreement under 2025 Equity Incentive Plan.
10.9+	Forms of Restricted Stock Unit Grant Notice and Award Agreement under 2025 Equity Incentive Plan.
10.10+	Deep Fission Inc. 2025 Employee Stock Purchase Plan.
10.11	Form of Lock-Up Agreement.
10.12	Form of Placement Agent Warrant.
10.13+	Malcolm Thompson Employee Separation Agreement
16.1	Letter from Grassi & Co., CPAs, P.C. as to the change in certifying accountant, dated September 5, 2025
21.1	Subsidiaries of the Registrant.
99.1	Audited financial statements of Deep Fission, Inc., as of and for the years ended December 31, 2024 and 2023.
99.2	Unaudited financial statements of Deep Fission, Inc., as of and for the six months ended June 30, 2025.
99.3	Unaudited Pro Forma Combined Financial Statements.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

+	Indicates a management contract or any compensatory plan, contract or arrangement.
*	Portions of this exhibit (indicated by asterisks) have been omitted in accordance with Item 601(b)(10) of Regulation S-K. The registrant hereby agrees to furnish supplementally copies of any of the omitted portions of this exhibit to the SEC upon its request.
§	Certain exhibits or schedules to this exhibit have been omitted in accordance with Item 601(a)(5) of Regulation S-K. The registrant hereby agrees to furnish supplementally a copy of any omitted exhibit or schedule to the SEC upon its request.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DEEP FISSION, INC.

Date: September 11, 2025	By:	/s/ Elizabeth Muller
Elizabeth Muller
President and Chief Executive Officer